                                                              Exhibit 99.4

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                       CORPORATE OFFICE PROPERTIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            [LOGO]

                                                                   July 22, 1998


Dear Shareholder:


    You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Corporate Office Properties Trust (the "Company") to be held on August 21, 1998, at 2:30 p.m. in The Adams Room at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103.


    At the Special Meeting, you will be asked to consider and vote to approve a transaction (the "Transaction") pursuant to which certain affiliates of Constellation Real Estate Group, Inc. (collectively, "Constellation") will contribute certain real property, interests in entities which own certain real property and a mortgage, and certain other assets to the Company in exchange for cash, the assumption of certain debt, and Common Shares of Beneficial Interest and non-voting Series A Convertible Preferred Shares of Beneficial Interest to be issued by the Company. The Transaction is more fully described in the accompanying Proxy Statement.

    The scale of the Transaction will significantly expand the Company's management, property, tenant and capital base. In addition, the Constellation management team will add property development and third party property management functions that management believes will enhance the Company's resources and long term performance. As a result, the Board of Trustees believes the Transaction will create shareholder value; and therefore it is in the economic interest of all shareholders to approve the Transaction.

    We urge you to review and consider carefully the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, which contain information about the Transaction to be voted upon and certain other matters. The Board of Trustees has unanimously approved, and recommends a vote FOR the Transaction.

    The approval of the Transaction requires the affirmative vote of a majority of the votes cast at the Special Meeting. Your vote is important to the Company. Please complete, date and sign the enclosed proxy card and return it in the accompanying postage-paid envelope. You are, of course, welcome to attend the Special Meeting and vote in person, even if you have previously returned your proxy card. Regardless of your attendance, you may revoke your proxy at any time before it is exercised.

    Thank you for your consideration of this important matter.


Sincerely,

/s/ Jay H. Shidler                      /s/ Clay W. Hamlin, III

Jay H. Shidler                          Clay W. Hamlin, III
Chairman of the Board                   Chief Executive Officer

                       CORPORATE OFFICE PROPERTIES TRUST
                          ONE LOGAN SQUARE, SUITE 1105
                        PHILADELPHIA, PENNSYLVANIA 19103


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 21, 1998


    Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Corporate Office Properties Trust (the "Company") will be held on August 21, 1998, at 2:30 p.m. in The Adams Room at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, to consider and vote upon the following matters more fully described in the accompanying Proxy Statement:


1. A proposal to approve a transaction evidenced by various agreements by and among the Company, Corporate Office Properties, L.P. and certain partnerships and other entities affiliated with Constellation Real Estate Group, Inc. (collectively, "Constellation"), pursuant to which Constellation will contribute interests in entities which own certain real property and a mortgage, certain real property owned by Constellation, and certain other assets owned by Constellation to the Company in exchange for a combination of cash, the assumption of debt by the Company, and Common Shares and non-voting Series A Convertible Preferred Shares of Beneficial Interest to be issued by the Company; and

2. Such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.


    The Board of Trustees has fixed the close of business on July 20, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection at the offices of the Company, at One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, at least ten days prior to the Special Meeting.



                                        By order of the Board of Trustees,

                                        /s/ John D. Parsinen

                                        John D. Parsinen
                                        Secretary




July 22, 1998
Philadelphia, Pennsylvania


    THE BOARD OF TRUSTEES APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                       CORPORATE OFFICE PROPERTIES TRUST

                        SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 21, 1998

                                PROXY STATEMENT

    This Proxy Statement (the "Proxy Statement") is being furnished to holders of Common Shares of Beneficial Interest, par value $0.01 per share, (the "Common Shares") of Corporate Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with a special meeting of shareholders of the Company (the "Special Meeting") and the solicitation of proxies in connection therewith. The approximate date on which this Proxy Statement and form of proxy solicited on behalf of the Board of Trustees will first be sent to the Company's shareholders is on or about July 22, 1998. At the Special Meeting, shareholders will be asked to consider and vote upon: (A) a transaction (the "Transaction") in which certain affiliates of Constellation Real Estate Group, Inc. (collectively, "Constellation") will contribute to the Company (i) Constellation's interests in entities which own certain real property and a mortgage, (ii) certain real property, and (iii) certain other assets owned by Constellation, in exchange for a combination of cash, assumption of debt, and Common Shares and non-voting Series A Convertible Preferred Shares of Beneficial Interest to be issued by the Company; and (B) such other business as may properly come before the Special Meeting or any adjournment thereof. Constellation is an indirect wholly-owned subsidiary of Baltimore Gas and Electric Company.

    The close of business on July 20, 1998 has been fixed by the Board of Trustees as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof (the "Record Date"). On the Record Date, the Company had outstanding 9,771,083 Common Shares. The Common Shares is the Company's only class of voting securities and each Common Share entitles the holder thereof to one vote on all matters to come before the meeting. Approval of the Transaction requires the affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present. There is no cumulative voting.

    All of the shareholders represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions thereon. If no instructions are indicated, proxies will be voted in favor of the Transaction. Abstentions will have the effect of a vote against the Transaction.

    The Company does not know of any matters, other than as described in the Notice of Meeting, which are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

    A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked (i) by filing with the Board of Trustees of the Company at or before the Special Meeting a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a subsequent proxy relating to the same Common Shares and delivering it to the Board of Trustees of the Company at or before the Special Meeting or (iii) by attending the Special Meeting and voting in person (attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to the Board of Trustees, Corporate Office Properties Trust, One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103.

    Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspector appointed for the meeting. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter upon which the shareholder has abstained. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

    The cost of preparing, assembling and mailing the Notice of Special Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by Trustees and officers of the Company, who will receive no additional compensation.

    The Company's Common Shares are listed for trading on the New York Stock Exchange ("NYSE") under the symbol OFC. On July 17, 1998, the last sale price for the Company's Common Shares as reported on the NYSE was $9 3/4 per share. The high and low sales price for the Company's Common Shares as reported on the NYSE on May 14, 1998, the date preceding the public announcement of the Transaction, was $10 15/16 and $10 1/2, respectively.

    No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person.

    This Proxy Statement is solicited on behalf of the Board of Trustees of the Company. The date of this Proxy Statement is July 22, 1998.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------
SUMMARY...................................................................................................           1
THE SPECIAL MEETING.......................................................................................           7
  Record Date; Voting At The Meeting......................................................................           7
  Proxies.................................................................................................           7
THE TRANSACTION...........................................................................................           8
  Reasons For The Transaction And Recommendation Of The Board Of Trustees.................................           8
  Terms Of The Transaction................................................................................           8
    Properties and Assets to be Contributed by Constellation..............................................           9
    Consideration to be Paid by the Company...............................................................          10
    Description of Common and Preferred Shares............................................................          11
    Conditions to the Transaction.........................................................................          12
    Registration Rights...................................................................................          13
    Transaction Costs.....................................................................................          13
  Changes In Operations And Additions To Management.......................................................          14
  Certain Effects Of The Transaction......................................................................          15
    Share Ownership.......................................................................................          15
    Major Tenants.........................................................................................          16
    Financing of Transaction..............................................................................          16
    Other.................................................................................................          17
  Accounting Treatment Of The Transaction.................................................................          17
  Federal Income Tax Matters..............................................................................          17
    Treatment of the Transaction..........................................................................          17
    Taxation of the Company...............................................................................          18
    REIT Qualification Requirements.......................................................................          18
THE COMPANY...............................................................................................          23
  General.................................................................................................          23
  Recent Developments.....................................................................................          23
CAPITALIZATION............................................................................................          25
THE CONSTELLATION PROPERTIES AND CONSTELLATION SERVICE COMPANIES..........................................          26
  The Constellation Properties............................................................................          26
  The Constellation Service Companies.....................................................................          39
  Legal Proceedings Related To Constellation..............................................................          40
SELECTED FINANCIAL DATA OF CONSTELLATION SERVICE COMPANIES................................................          41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSTELLATION SERVICE COMPANIES' FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS...........................................................................................          42
SELECTED FINANCIAL DATA OF THE COMPANY....................................................................          45
MANAGEMENT................................................................................................          48
  Executive Officers And Trustees.........................................................................          48
  Certain Information Regarding The Board Of Trustees And Committees......................................          50
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS...............................................................          51
INDEPENDENT ACCOUNTANTS...................................................................................          51
OTHER MATTERS.............................................................................................          52
EXPERTS...................................................................................................          52
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................          52
INDEX TO FINANCIAL STATEMENTS.............................................................................         F-1

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND INCORPORATED BY REFERENCE. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" REFERS TO CORPORATE OFFICE PROPERTIES TRUST, AND ITS PREDECESSORS AND, WHERE APPLICABLE, CORPORATE OFFICE PROPERTIES, L.P., A DELAWARE LIMITED PARTNERSHIP ("COPLP" OR THE "OPERATING PARTNERSHIP") AND ITS SUBSIDIARIES. THE ACTUAL AMOUNTS OF CASH TO BE PAID, DEBT TO BE ASSUMED OR REPAID AND COMMON AND PREFERRED SHARES TO BE ISSUED BY THE COMPANY CANNOT BE DETERMINED UNTIL CLOSING, AS THEY WILL BE A FUNCTION OF CERTAIN CALCULATIONS AND ADJUSTMENTS TO BE MADE AT THAT TIME. ACCORDINGLY, SUCH AMOUNTS INCLUDED IN THIS PROXY STATEMENT ARE ESTIMATES, NOT EXPECTED TO VARY MATERIALLY FROM THE ACTUAL AMOUNTS.


THE COMPANY.....................  The Company is a self-administered real estate investment trust ("REIT") which focuses principally on the ownership, acquisition and management of suburban office properties
                                  in strong and growing suburban submarkets in the United
                                  States. The Company currently owns interests in 24
                                  suburban office properties in Maryland, Pennsylvania and
                                  New Jersey containing approximately 2.6 million rentable
                                  square feet and seven retail properties located in the
                                  Midwest containing approximately 370,000 rentable square
                                  feet. As of June 1, 1998, the properties owned by the
                                  Company were over 97% leased. In addition, the Company has options to purchase 44.3 acres of land contiguous to
                                  certain of its properties owned by related parties. See
                                  "The Company."

CONSTELLATION...................  Constellation Real Estate Group, Inc. (together with its affiliates that will be party to the Transaction,
                                  "Constellation") is a wholly owned indirect subsidiary of
                                  Baltimore Gas and Electric Company ("BGE"), through which
                                  BGE has engaged in the acquisition, ownership,
                                  development, construction and management of office, retail and other commercial properties since 1981. The Company is acquiring from Constellation title to, or ownership of
                                  entities that own title to, all the office and retail
                                  operating properties owned by Constellation, and options
                                  to purchase 91 acres of land held by Constellation for
                                  future office and retail development. The Company is also
                                  acquiring Constellation's 75% interest in Constellation
                                  Realty Management, LLC ("CRM"), a real estate management
                                  services entity, and will employ the approximately 37
                                  employees of Constellation Real Estate, Inc. ("CRE") who
                                  are engaged in the development, construction and asset
                                  management of Constellation's operating properties.
                                  Constellation will continue to be actively engaged in the
                                  real estate business, as it is retaining substantially all its interests in its commercial and residential land and
                                  will continue to employ its personnel engaged in the
                                  development and management of those properties. See
                                  "Constellation."

DATE, PLACE & TIME OF MEETING...  The Special Meeting of Shareholders of the Company is
                                  scheduled to be held in The Adams Room at The Four Seasons
                                  Hotel, One Logan Square, Philadelphia, Pennsylvania 19103
                                  on August 21, 1998 at 2:30 p.m.

PURPOSE OF MEETING..............  To consider and vote upon: (i) a transaction, pursuant to which Constellation will contribute to the Company certain real property,

                                  its interests in entities which own certain real property
                                  and a mortgage, and certain other assets owned by
                                  Constellation in exchange for a combination of cash,
                                  assumption of debt by the Company, and Common Shares and
                                  non-voting Series A Convertible Preferred Shares of
                                  Beneficial Interest to be issued by the Company (the
                                  "Transaction"); and (ii) such other business as may
                                  properly come before the Special Meeting.

RECORD DATE, QUORUM AND VOTE
  REQUIRED......................  Approval of the Transaction requires the affirmative vote of a majority of the votes cast at the Special Meeting,
                                  assuming a quorum is present. A majority of the Common
                                  Shares outstanding, represented in person or by proxy,
                                  will constitute a quorum for the transaction of business
                                  at the Special Meeting. The Record Date for the Special
                                  Meeting is July 20, 1998. See "The Special Meeting--Record
                                  Date; Voting at the Meeting."

SOLICITATION AND REVOCATION OF
  PROXIES.......................  All expenses of the solicitation of the shareholders of the Company in connection with this Proxy Statement will
                                  be borne by the Company. Any proxy given pursuant to this
                                  solicitation may be revoked at any time prior to its
                                  exercise by the execution of a proxy signed at a later
                                  date or by the giving of written notice of revocation to
                                  the Secretary of the Company at any time before the taking of the vote at the Special Meeting. A shareholder may also revoke a proxy by attending the Special Meeting and voting in person. See "The Special Meeting--Proxies."

ASSETS TO BE CONTRIBUTED TO THE
  COMPANY BY CONSTELLATION......  Constellation will contribute to the Company: (i) title to, or 100% of the ownership interests in, entities which
                                  own a total of 14 office properties and two retail
                                  properties; (ii) controlling interests in two entities,
                                  one of which holds a mortgage on a retail property, the
                                  other of which owns a retail property under development;
                                  (iii) a 75% ownership interest in CRM, a real estate
                                  management company (the 25% minority interest is owned by
                                  an unaffiliated third party), and (iv) certain equipment,
                                  office furniture and other assets related to CRE. In
                                  addition, approximately 37 employees of CRE will become
                                  Company employees. See "The Transaction-- Terms of the
                                  Transaction." The real property, mortgage interest and
                                  interests in entities owning real property being
                                  contributed by Constellation are referred to herein
                                  collectively as the "Constellation Properties," and the
                                  75% interest in CRM and the furniture and other CRE assets to be contributed to the Company by Constellation are
                                  referred to herein as the "Constellation Service
                                  Companies."

                                  Upon completion of the Transaction, the Company will own
                                  interests in a total of 38 suburban office properties (as
                                  compared to 24 currently), containing approximately 4.0
                                  million rentable square feet (as compared to 2.6 million
                                  currently), and 11 retail properties (as compared to seven currently) containing 783,000 rentable square feet (as
                                  compared to 370,000 square feet currently). The

                                  Company will have approximately 49 full time employees (as compared to 12 currently).

                                  Constellation is also granting to the Company options to
                                  purchase up to 91 acres of land zoned for office
                                  development, and an option to purchase a 50% interest in a
                                  206,000 square foot office property.

CONSIDERATION TO BE EXCHANGED
  WITH CONSTELLATION BY THE
  COMPANY.......................  In exchange for the Constellation Properties and
                                  Constellation Service Companies, the Company will (i)
                                  issue to Constellation an aggregate of approximately
                                  6,928,000 Common Shares; (ii) issue to Constellation an
                                  aggregate of approximately 969,900 non-voting Series A
                                  Convertible Preferred Shares of Beneficial Interest, $0.01
                                  par value, with a liquidation preference of $25.00 per
                                  share ("Preferred Shares"); and (iii) pay cash to
                                  Constellation and assume or repay indebtedness outstanding against the Constellation Properties. Such cash payments
                                  and indebtedness are estimated to total $107.6 million,
                                  including $4.2 million of cash payments to Constellation,
                                  $64.8 million of debt repayment and $13.0 million of
                                  assumed indebtedness. The $25.6 million balance of the
                                  foregoing $107.6 million cash requirement reflects the
                                  purchase price to be paid to Constellation for two retail
                                  properties (the "Development Properties"). The Company's
                                  obligation to close on each of the Development Properties
                                  is contingent on the occurrence of certain events. For
                                  purposes of the Transaction, the Common Shares are valued
                                  at $10.50 per share and the Preferred Shares are valued at
                                  $25.00 per share, for a total of approximately $97.0
                                  million. The Preferred Shares are convertible, beginning
                                  two years after the closing of the Transaction, at the
                                  rate of 1.8748 Common Shares for each Preferred Share into an aggregate of approximately 1,818,300 Common Shares. See
                                  "The Transaction-- Terms of the Transaction." Common
                                  Shares and Preferred Shares are collectively referred to
                                  herein as the "Shares."

CLOSING OF THE TRANSACTION......  The Transaction will be consummated at several closings, each comprising a closing with respect to one or more of
                                  the Constellation Properties and Constellation Service
                                  Companies, as follows. At the initial closing (expected to occur no sooner than September 14, 1998 or later than 45
                                  days following the date of the Special Meeting), the
                                  Company will acquire the Constellation Service Companies
                                  and 12 of the Constellation Properties. The total
                                  consideration payable at the initial closing will be
                                  approximately $145.0 million, including approximately
                                  $59.9 million of indebtedness assumed or repaid and
                                  approximately $85.1 million in value of Common and
                                  Preferred Shares. Subsequent closings will be held with
                                  respect to six Constellation Properties currently under
                                  construction or development. The closing on two of those
                                  properties is to occur within 45 days after the initial
                                  closing (total consideration of approximately $4.2 million in cash); closing on two of those properties is to occur
                                  on the earlier of December 31, 1998 or the date on which
                                  certain occupancy levels are met (total consideration of
                                  approximately $29.8 million, including

                                  approximately $17.9 million debt repayment and $11.9
                                  million in Shares), and closing on the Development
                                  Properties is to occur on the earlier of the date on which certain net operating income levels are achieved or July
                                  1, 1999 (total purchase price of approximately $25.6
                                  million in cash). Neither the Company nor Constellation is obligated to close on the Development Properties unless
                                  certain minimum net operating income levels have been
                                  achieved by July 1, 1999.

SOURCE OF FUNDS REQUIRED BY THE
  COMPANY.......................  To complete the Transaction, the Company will require a total of approximately $98.7 million in cash, of which
                                  approximately $64.8 million will be used to repay
                                  indebtedness currently outstanding with respect to certain
                                  Constellation Properties, approximately $4.2 million will
                                  be the purchase price payable for two of the Constellation
                                  Properties, approximately $25.6 million will be the
                                  purchase price of the two Development Properties and
                                  approximately $4.1 million will be required for brokerage
                                  fees and other out of pocket expenses related to the
                                  Transaction. The cash required to complete the
                                  Transaction, not including the Development Properties, is
                                  available from the Company's existing acquisition credit
                                  facility; however, the Company and Constellation are
                                  currently seeking to refinance certain of the
                                  Constellation Properties at or prior to the closing of the
                                  Transaction to fund a significant portion of the cash
                                  requirements of the Transaction. The Company expects to be able to obtain financing commitments sufficient to enable
                                  it to close on each of the Development Properties prior to the time any such closing may occur. See "The
                                  Transaction--Certain Effects of the Transaction."

CHANGES IN OPERATIONS,
  MANAGEMENT AND BOARD OF
  TRUSTEES......................  Upon closing of the Transaction, certain of
                                  Constellation's senior management personnel will be
                                  employed by the Company in senior management positions,
                                  and the Board of Trustees will be increased by two
                                  members, to a total of nine, by the addition of two
                                  Trustees designated by Constellation. The Company's
                                  property management, development, construction and
                                  accounting activities will be conducted from
                                  Constellation's offices in Columbia (one of the
                                  Constellation Properties), Maryland, and the Company's
                                  acquisition, capital markets and financing activities will continue to be conducted from the Company's headquarters
                                  in Philadelphia, Pennsylvania. See "The
                                  Transaction--Changes in Operations and Additions to
                                  Management."

CERTAIN EFFECTS OF THE
  TRANSACTION...................  As a result of the Transaction: (i) Constellation will have the right, so long as it maintains certain levels of
                                  share ownership in the Company, to designate up to two
                                  members of the Board of Trustees; (ii) Constellation will
                                  own approximately 41.5% of the Company's Common Shares
                                  outstanding upon closing of the Transaction, and as such
                                  will have the power to prevent certain actions that
                                  require the approval of the holders of two thirds of the
                                  Common Shares; and (iii) Constellation, as holder of the
                                  Preferred

                                  Shares, will be entitled to receive an annual preferred,
                                  cumulative dividend payment of $1.375 per Preferred Share, equal to a rate of 5.5% based on the $25.00 per share
                                  liquidation preference attributable to the Preferred
                                  Shares. Additionally, in order to fulfill its obligation
                                  to close on the Development Properties, the Company must
                                  obtain financing commitments prior to the date of any such closing in amounts up to approximately $25.6 million. See
                                  "The Transaction--Certain Effects of the Transaction."

CONDITIONS TO THE CLOSING OF THE
  TRANSACTION...................  Closing of the Transaction is conditioned, among other things, upon (i) approval of the Transaction by the
                                  Company's shareholders, (ii) the representations and
                                  warranties of the parties contained in the agreements
                                  related to the Transaction (the "Transaction Agreements")
                                  being true and correct in all material respects as of the
                                  closing of the Transaction, (iii) performance by each of
                                  the parties of their respective obligations required to be performed under the Transaction Agreements on or prior to
                                  the closing of the Transaction, and (iv) receipt of the
                                  requisite consents, opinions and approvals from certain
                                  third parties. For a discussion of certain important
                                  issues related, inter alia, to the Company's continued
                                  qualification as a REIT, see "The Transaction--Conditions
                                  to the Transaction."

FEDERAL INCOME TAX
  CONSEQUENCES..................  No gain or loss will be recognized by the Company or the holders of Common Shares upon the consummation of the
                                  Transaction. Subsequent to the Transaction, the Company
                                  will continue to operate as a REIT. See "The
                                  Transaction--Federal Income Tax Matters."

SHARES OUTSTANDING AFTER
  CLOSING.......................  Upon closing of the Transaction, there will be approximately 16,699,083 Common Shares outstanding. The
                                  entities comprising Constellation, all of which are
                                  directly or indirectly owned by BGE, will own an aggregate of approximately 6,928,000 Common Shares, or approximately
                                  41.5% of the Common Shares to be outstanding after the
                                  Transaction. They will also own approximately 969,900
                                  Preferred Shares, convertible on a basis of 1.8748 Common
                                  Shares for each Preferred Share beginning two years
                                  following the closing of the Transaction into a total of
                                  approximately 1,818,300 Common Shares. The Preferred
                                  Shares may not be converted into Common Shares if at the
                                  time of such conversion Constellation and its affiliates
                                  would own 45% or more of the Company's outstanding Common
                                  Shares. See "The Transaction--Terms of the Transaction."

OWNERSHIP OF UNITS IN COPLP.....  As of the date of this Proxy Statement, there are
                                  10,399,310 Partnership Units and 1,913,545 Preferred Units
                                  (with a preferred distribution rate of 6.5%) of COPLP
                                  outstanding. In addition, 282,508 Partnership Units and
                                  186,455 Preferred Units (with a preferred distribution
                                  rate of 6.5%) are issuable in November 2000. The Company
                                  owns 8,100,000 Partnership Units, or 75.8% of all
                                  Partnership Units outstanding and to be issued as
                                  aforesaid. The ownership of substantially all the
                                  Constellation Properties and

                                  Constellation Service Companies will be contributed by the
                                  Company to COPLP and its subsidiaries, in exchange for
                                  which COPLP will issue to the Company 6,928,000
                                  Partnership Units and 969,900 Preferred Units (with a
                                  preferred distribution rate of 5.5%). Upon completion of
                                  the Transaction, the Company will own 85.3% of all
                                  Partnership Units outstanding and to be issued as
                                  aforesaid. The Preferred Units currently held by outside
                                  parties are convertible to Partnership Units on a basis of
                                  3.5714 Partnership Units for each Preferred Unit beginning
                                  October 1, 1999. The 969,900 Preferred Units to be issued
                                  to the Company are convertible to 1,818,300 Partnership
                                  Units on a basis of 1.8748 Partnership Units for each
                                  Preferred Unit beginning two years after the closing of
                                  the Transaction. The Company's Preferred Units will be so
                                  converted automatically upon the conversion of Preferred
                                  Shares into Common Shares--the conversion of each
                                  Preferred Share will automatically trigger the conversion
                                  of a Preferred Unit.

RECOMMENDATION OF THE BOARD OF
  TRUSTEES......................  The Board of Trustees, including the independent Trustees, has unanimously approved the Transaction and the terms of
                                  the Transaction Agreements, and UNANIMOUSLY RECOMMENDS
                                  THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE
                                  TRANSACTION. The Board of Trustees believes that the terms of the Transaction are fair to, and in the best interests
                                  of, the Company, the Operating Partnership and the
                                  Company's shareholders. For a discussion of factors
                                  considered by the Board of Trustees in reaching its
                                  decision, see "The Transaction--Reasons for the
                                  Transaction and Recommendation of the Board of Trustees."


    This Proxy Statement contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items. The Company's actual results may differ significantly from the results discussed in such "forward-looking statements." Factors that could cause such differences include, but are not limited to, continued occupancy of certain major tenants, supply and demand of office properties in the Company's market area, prevailing economic conditions in the Mid-Atlantic region of the United States, significant expansion of the properties owned and managed by the Company, interest rates, availability of capital, expansion of the Company's personnel, future capital expenditure requirements, and distributions available from the Operating Partnership.

                              THE SPECIAL MEETING

    At the Special Meeting, the Company's shareholders will be asked to: (i) consider and vote upon the approval of the Transaction, and (ii) transact such other business relating thereto as may properly come before the Special Meeting.

    The Board of Trustees has determined the Transaction to be fair to, and in the best interests of, the Company's shareholders, has unanimously approved the Transaction and the terms of the Transaction Agreements, and unanimously recommends that the shareholders vote "FOR" approval of the Transaction.

RECORD DATE; VOTING AT THE MEETING

    On the Record Date, there were 9,771,083 Common Shares outstanding. Each holder of record of Common Shares on the Record Date is entitled to cast one vote per Common Share, exercisable in person or by a properly executed proxy, upon each matter properly submitted for the vote of the shareholders at the Special Meeting. A majority of the Common Shares outstanding, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions will be treated as shares that are present and entitled to vote for the purpose of determining a quorum.

    The approval and adoption of the Transaction requires the affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present.

    Approval of postponement or adjournment of the Special Meeting requires the affirmative vote of a majority of the Common Shares voting at the Special Meeting. For purposes of satisfying this vote requirement, failure to vote or an abstention from voting will have the effect of votes against postponement or adjournment. If shareholders approve such an adjournment or postponement, the Special Meeting could be postponed or adjourned in order to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Transaction.

PROXIES

    Common Shares represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Common Shares represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the Transaction. The Company's shareholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy any time before it is voted by submitting at any time prior to the Special Meeting a later-dated proxy with respect to the same shares, by delivering a written notice of revocation to the Secretary of the Company at any time prior to such Special Meeting or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy.

    If the Special Meeting is postponed or adjourned for any reason, including further solicitation of proxies, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

    The Company has retained Corporate Investor Communications, Inc. (the "Solicitation Agent") to solicit proxies. The Solicitation Agent may contact the Company's shareholders. The Solicitation Agent will receive a fee of approximately $5,500 for such services, plus reimbursement of out-of-pocket expenses. The Trustees and officers of the Company and their affiliates may also solicit proxies by telephone, telegram or personal contact, and such persons will receive no additional compensation for such services. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the Company shares held in their name. The Company will bear the cost of preparing and mailing proxy materials in connection with the Special Meeting, solicitation of proxies, exchange fees, filing fees and printing costs in connection with this Proxy Statement.

                                THE TRANSACTION

REASONS FOR THE TRANSACTION AND RECOMMENDATION OF THE BOARD OF TRUSTEES

    In reaching its conclusion, the Board of Trustees considered, without assigning relative weight to, the following factors:

        (i) The Transaction will provide the Company with additional experienced management personnel and significant property management, development and construction infrastructure, all of which will expand its business and development capabilities in the Mid-Atlantic region of the United States. In addition, the Company will have the option to acquire 91 acres, adjacent to certain of the properties being acquired, suitable for development of office properties.

        (ii) The Transaction will increase the Company's asset and capital base and diversify its sources of revenue. While increased profitability does not necessarily result from increased size, the Board of Trustees believes the Company's increased size should enhance its access to capital and reduce its costs of capital.

       (iii) The Transaction will give the Company a major presence in the Baltimore/Washington market, enhancing the geographic diversity of the Company's ownership interests and operations and the Company's goal of becoming a significant participant in key markets in the Mid-Atlantic region of the United States.

        (iv) The Transaction is expected to be accretive, and therefore economically advantageous to the Company's current shareholders.

        (v) In addition to adding up to 18 properties to the Company's portfolio, the Transaction will add more than 130 tenants to the Company's tenant base, for a combined total of more than 215 tenants. This adds to the diversity and stability of the Company's portfolio.

        (vi) The addition of the CRE employees and CRM will make the Company one of the largest property managers in its market area, and will increase the square footage of the office properties managed by the Company to more than 17 million (including approximately four million square feet in properties owned, or to be owned by the Company).

    The terms of the Transaction were negotiated by the respective managements of the Company and Constellation. The Company did not obtain independent appraisals of the specific Constellation Properties or Constellation Service Companies, nor did the Company obtain an independent appraisal, valuation or fairness opinion with respect to the Transaction as a whole. Constellation did obtain a fairness opinion from an independent party, solely for the benefit of Constellation.

    The Board of Trustees has unanimously agreed that the Transaction is in the best interests of the shareholders of the Company, and has unanimously recommended that the shareholders approve the Transaction.


                    THE BOARD OF TRUSTEES RECOMMENDS A VOTE
                        FOR APPROVAL OF THE TRANSACTION.

TERMS OF THE TRANSACTION

    The following summary of the material provisions of the Transaction Agreements is qualified in its entirety by reference to the Transaction Agreements, copies of which have been filed with the Securities and Exchange Commission as Exhibits to this Proxy Statement.

PROPERTIES AND ASSETS TO BE CONTRIBUTED BY CONSTELLATION

    Constellation will contribute to the Company:

        (i) Title to one operating office property;

        (ii) 100% of the ownership interests in entities which own a total of ten operating properties (nine office properties and one retail property);

       (iii) 100% of the ownership interests in entities which own two office properties currently under construction;

        (iv) 75% of the ownership interest in one entity which holds a mortgage on a retail property owned by persons not affiliated with either the Company or Constellation;

        (v) 100% and 60%, respectively, of the ownership interests in two entities which own two retail properties currently under development (the "Development Properties");

        (vi) Either title to, or 100% of the ownership interests in entities which own, two office properties on which construction recently commenced;

       (vii) A 75% ownership interest in CRM; and

      (viii) Certain equipment, furniture and other assets related to CRE.

Items (i)-(vi) above are referred to herein as the "Constellation Properties," and items (vii) and (viii) are referred to herein as the "Constellation Service Companies." The Constellation Properties comprise, in the aggregate, approximately 1.4 million rentable square feet of office space and approximately 400,000 rentable square feet of retail space in a total of 14 office properties and four retail properties. The terms of the mortgage referred to in (iv) above are such that the mortgagee has virtually the same economic risks and rewards as if it owned the land and improvements directly.

    The Company will acquire from CRE the furniture, equipment, computer software, etc. used by CRE in connection with the operation of the Constellation Properties. In addition, those persons employed by CRE engaged in the operation of the Constellation Properties will become Company employees. Of the 37 CRE employees expected to join the Company, ten are currently involved in construction, nine in finance/ accounting, four in legal, four in development, three in information technology, two in asset management, and five in various corporate and administrative functions. CRM is one of the largest property management organizations in the Baltimore/Washington market. Approximately 47% of its revenues for the year ended December 31, 1997 were derived from Constellation Properties and other Constellation affiliates (including BGE). The balance of its revenues for the year were derived from unaffiliated third parties. CRM employs 66 people, 30 of whom are building engineers and maintenance personnel, 19 are engaged in property management and support, five are lease administrators, nine are engaged in accounting and three are involved in corporate activities.

    In addition to the foregoing, Constellation will grant the Company an option to purchase for cash its 50% interest in a planned suburban office development project in Annapolis, Maryland, as well as certain options and rights of first refusal to purchase undeveloped land totaling 91 acres in three locations adjacent to certain of the Constellation Properties with aggregate office development potential of approximately 1.7 million square feet.

    Following closing of the Transaction, a subsidiary of the Operating Partnership will perform certain consulting and project management services for Constellation pursuant to an agreement that calls for Constellation to pay the Company $250,000 per month for the first three months following the closing, $150,000 per month for the next three months, $100,000 per month for the four months thereafter, and $50,000 per month for the eight months thereafter.

    For a more complete description of the foregoing, see "The Constellation Properties and Constellation Service Companies."

CONSIDERATION TO BE PAID BY THE COMPANY

    Pursuant to the Transaction Documents, the Company agreed to acquire the Constellation Service Companies for Common Shares and Preferred Shares valued at a total of $2.5 million, and the Constellation Properties for a payment of cash, the issuance of Common Shares and Preferred Shares and the assumption of debt valued at a total of approximately $202.1 million. The mix of cash, shares and debt assumption cannot be determined precisely until closing on all aspects of the Transaction have occurred. The closing on certain of the retail Constellation Properties may be deferred until after the first quarter of 1999, closing on the Development Properties is contingent upon the occurrence of certain events, and it is possible that certain of the Constellation Properties may be disposed of to third parties with the consent of both the Company and Constellation prior to closing of the Transaction. For purposes of the Transaction, the Company and Constellation agreed to value the Common Shares at $10.50 per share and the Preferred Shares at $25.00 per share.

    At the date of this Proxy Statement, the Company's best estimate is that in exchange for the Constellation Properties and Constellation Service Companies, the Company will:

        (i) Pay approximately $29.8 million in cash to Constellation. Approximately $25.6 million of this amount will be payable for the purchase of the two Development Properties, the closings for which are not expected to occur prior to the first quarter of 1999, and approximately $4.2 million will be payable for two properties (134 National Business Parkway and Woodlands Two) on which construction recently commenced, the closings for which are expected to occur within 45 days after the initial closing of the Transaction;

        (ii) Repay a total of approximately $64.8 million of indebtedness currently outstanding against certain of the Constellation Properties;

       (iii) Assume two loans reflecting a total of approximately $13.0 million of indebtedness outstanding against certain of the Constellation Properties. One such obligation is approximately $9.6 million of fixed rate debt bearing interest at 7.5% per annum. Annual principal payments for the year ended December 31, 1998 will approximate $165,000. This debt matures in October 2020, unless the lender exercises a termination right in October 2005 and every five years thereafter. The remaining $3.4 million of debt to be assumed matures in September 2000 and bears interest, payable monthly, based upon London Interbank Offered Rate (LIBOR) plus 250 basis points. LIBOR as of June 1, 1998 was 5.69%. Scheduled annual principal payments of $82,440 are required, with the remaining balance due upon maturity in September 2000;

        (iv) Issue to Constellation approximately 6,928,000 Common Shares; and

        (v) Issue to Constellation approximately 969,900 Preferred Shares.

    The Company has deposited with an independent Escrowee a non-transferable, irrevocable standby letter of credit in the amount of $5 million (the "Letter of Credit") to collateralize its obligations under the Transaction Agreements, other than the Company's obligation to acquire the Development Properties. In the event of a final determination that the Company has defaulted under the terms of such Transaction Agreements, the proceeds of the Letter of Credit are to be paid to Constellation as liquidated damages. Upon closing of the Transaction, the Letter of Credit shall be returned to the Company.

    The Transaction will be consummated at several closings, each comprising a closing with respect to one or more of the Constellation Properties and Constellation Service Companies, as follows. At the initial closing (expected to occur within 30 days following the date of the Special Meeting), the Company will acquire the Constellation Service Companies and 12 of the Constellation Properties. The total consideration payable at the initial closing will be approximately $145.0 million, including approximately $59.9 million of indebtedness assumed or repaid and approximately $85.1 million in value of Common and Preferred Shares. Subsequent closings will be held with respect to six Constellation Properties currently under construction or development. The closing on two of those properties is to occur within 45 days after the initial closing (total consideration approximately $4.2 million in cash); closing on two of those properties is to occur on the earlier of December 31, 1998 or the date on which certain occupancy levels are met (total consideration approximately $29.8 million, including approximately $17.9 million debt repayment and $11.9 million in Shares), and closing on the Development Properties is to occur on the earlier of the date on which certain net operating income levels are achieved or July 1, 1999 (total purchase price approximately $25.6 million in cash). Neither the Company nor Constellation is obligated to close on the Development Properties unless certain minimum net operating income levels have been achieved by July 1, 1999.

DESCRIPTION OF COMMON AND PREFERRED SHARES

    GENERAL. The Declaration of Trust provides that the Company may issue up to 45,000,000 Common Shares and 5,000,000 Preferred Shares. As of June 1, 1998, there were 9,771,083 Common Shares and no Preferred Shares issued and outstanding. As permitted by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law"), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue. The NYSE requires that the Company obtain shareholder approval of the Transaction, since it calls for the issuance of voting securities constituting more than 20% of the Company's outstanding voting securities. For a discussion of certain limitations on Share ownership, see "--Federal Tax Matters" below.

    COMMON SHARES. Subject to the preferential rights of any other shares or series of beneficial interest and to the provisions of the Declaration of Trust regarding the restriction on transfer of Common Shares, holders of Common Shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

    Subject to the provisions of the Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding Common Share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares will not be able to elect any Trustees.

    Holders of Common Shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of Common Shares, the Common Shares have equal dividend, distribution, liquidation and other rights.

    PREFERRED SHARES. In connection with the Transaction, the Board of Trustees has authorized the Series A Convertible Preferred Shares which will constitute the non-voting convertible preferred shares to be issued to Constellation in the Transaction, as follows:

    VOTING RIGHTS. Except as set forth below and as required by applicable law, the Preferred Shares do not entitle the holder thereof to any vote. If an amendment to the Company's Declaration of Trust or a reclassification of Preferred Shares would amend, alter or repeal any of the rights, preferences or powers of the Preferred Shares, then the affirmative vote of holders of two-thirds of the outstanding Preferred Shares, voting as a separate class, would be required for its adoption. As discussed under "The Transaction--Changes in Operation and Additions to Management," Constellation has the right to designate up to two members of the Board of Trustees depending on Constellation's ownership percentage of outstanding Shares. This right is set forth as a term of the Preferred Shares, such that so long as Constellation holds any Preferred Shares (and it owns the requisite amount of Common Shares), Constellation will have the right to designate up to two Trustees.

    DIVIDENDS. Holders of Preferred Shares will be entitled to cumulative dividends, payable quarterly and in preference to dividends payable on Common Shares, accruing from the date of issue, when, as and if declared by the Board of Trustees out of funds legally available therefor, at the annual rate of $1.375 per share, which is 5.5% of the $25.00 liquidation preference of the Preferred Shares.

    LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Company's affairs, voluntary or otherwise, holders of Preferred Shares will be entitled to receive, out of the assets of the Company legally available for distribution to its shareholders, the sum of $25.00 for each Preferred Share, plus an amount equal to all dividends accrued and unpaid on each such Preferred Share up to the date fixed for distribution, before any distribution may be made to holders of the Company's Common Shares.

    CONVERSION. The Preferred Shares are convertible, beginning two years after the closing of the Transaction, into Common Shares on the basis of 1.8748 Common Shares for each Preferred Share (subject to adjustment upon certain events, such as dividends paid in Common Shares). Notwithstanding the foregoing, Preferred Shares held by Constellation may not be converted into Common Shares if after such conversion Constellation and its affiliates would own 45% or more of the Company's outstanding Common Shares.

CONDITIONS TO THE TRANSACTION

    Constellation's obligation to consummate the Transaction is subject to the fulfillment of certain conditions (in most cases subject to waiver by Constellation) by the Company including, but not limited to, the following: (i) the Transaction shall have been approved by the Company shareholders; (ii) the resolutions contemplated by the Transaction Agreements shall have been approved and implemented by the Board of Trustees of the Company; (iii) the representations and warranties of the Company contained in the Transaction Agreements will be true and correct in all material respects as of the closing of the Transaction; (iv) the Company will have performed all obligations required to be performed by it under the Transaction Agreements on or prior to the closing of the Transaction; (v) the Company shall not have taken any action or have failed to take any action which would reasonably be expected to result in the loss of its status as a REIT for federal income tax purposes; and (vi) the Company shall have delivered, on or before the closing of the Transaction, certain documents detailed in the Transaction Agreements.

    The Company's obligation to consummate the Transaction is subject to the fulfillment of certain conditions (in most cases subject to waiver by the Company) by Constellation including, but not limited to, the following: (i) the representations and warranties of Constellation contained in the Transaction Agreements will be true and correct in all material respects as of the closing of the Transaction; (ii) Constellation will have performed all obligations required to be performed by it under the Transaction Agreements on or prior to the closing of the Transaction; (iii) certain options to purchase and all rights of first refusals and rights of first offer with respect to the Constellation Properties which are held by unaffiliated third parties shall have been waived;
(iv) Constellation and the Company shall have received all requisite consents and approvals from unaffiliated third parties; and (v) Constellation shall have delivered, on or before the closing of the Transaction, certain documents detailed in the Transaction Agreements.

    In addition, Constellation has agreed that, among other things, prior to the consummation of the Transaction, it will (i) operate and maintain the Constellation Service Companies and Constellation Properties in the ordinary course of business and use reasonable efforts to preserve for the Company its relationships with its tenants, suppliers and others having on-going business relationships with the Constellation Service Companies and Constellation Properties; (ii) maintain and keep in full force the insurance policies it currently maintains on the Constellation Service Companies and Constellation Properties; (iii) provide to the Company and its authorized representatives all information concerning, and reasonable access to, all its books, records, tenant and leasing data and materials, tax returns, market studies and any other materials of any kind owned by or in the possession of Constellation which are or may be used in the operation of the Constellation Service Companies and Constellation Properties at all reasonable times and upon reasonable notice;
(iv) promptly notify the Company of any notice it may have received from any Governmental Authority concerning a violation of any environmental laws or a discharge of contaminants; (v) complete all required construction work at the Constellation Properties; (vi) take all commercially reasonable action to obtain the requisite consents and approvals from its partners to consummate the Transaction; (vii) make all required payments, and comply with all other material conditions under any mortgage affecting the Constellation Service Companies and Constellation Properties; (viii) not modify its ownership structure; and (ix) enter into new leases or modification of leases or new contracts without the consent of the Company.

REGISTRATION RIGHTS

    The Company has granted certain registration rights to the entities which are contributing the Constellation Properties and Constellation Service Companies to the Company in exchange for Common Shares and Preferred Shares. Within six months of the initial closing the Transaction, the Company is obligated to file a shelf registration statement with respect to the Common Shares issued in the Transaction, as well as those issuable upon conversion of the Preferred Shares (the "Registrable Securities"). The Company is also required, at the demand of holders of 10% or more of the Registrable Securities, to register such holders' Registrable Securities, subject to the right to defer the filing of the necessary registration statement for a period not to exceed 90 days under certain limited circumstances. This right to demand registration may be exercised not more than three times. In addition, the Company has granted to holders of Registrable Securities certain "piggy-back" rights. The Company has agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company will pay all fees associated with these registrations, other than underwriting discounts and commissions.

TRANSACTION COSTS

    Each of the Company and Constellation has agreed to pay its own costs and expenses incidental to the Transaction, including brokerage, legal, accounting and other fees and expenses payable to third parties. Except as set forth in the following paragraph, all the Company's out-of-pocket expenses are payable to unaffiliated third parties, and no current or former officer, director, trustee or employee of the Company is entitled to receive any payment or other consideration in connection with the Transaction.

    The Company estimates its out-of-pocket expenses in connection with the Transaction will be approximately $4.1 million, including investigation, brokerage, legal, accounting, printing and title insurance fees. Among the fees to be paid by the Company is a fee to Corporate Office Services, Inc. ("OSI"), an entity of which Antony P. Bernheim is the principal employee, for acquisition-related services with respect to the Transaction. Mr. Bernheim resigned his position as Vice President and Chief Investment Officer of the Company effective April 27, 1998. OSI and other third party service providers will perform for the Company in the future those services previously performed by Mr. Bernheim. The fee payable to

OSI pursuant to the terms of a Consulting Services Agreement between the Company and OSI will be approximately $745,000 in cash, and could be increased by up to approximately $150,000 if the Company does not dispose of the retail Constellation Properties within one year following the initial closing of the Transaction. In addition, the Company has agreed to pay an additional fee to OSI in an amount to be determined based principally upon the market value of the Company's Common Shares 30 months after the closing of the Transaction.

CHANGES IN OPERATIONS AND ADDITIONS TO MANAGEMENT

    Upon closing of the Transaction, the Company's Board of Trustees will be expanded from its present composition of seven, to nine Trustees. The two new Trustees, designated by Constellation pursuant to its right as the holder of Preferred Shares, will be Edward A. Crooke, Chairman of Constellation Enterprises, Inc. and Vice Chairman of BGE and Steven D. Kesler, President of Constellation Investments, Inc. Mr. Crooke will be a Class III Trustee whose term expires in 2001, and Mr. Kesler will be a Class II Trustee whose term expires in 2000. If any member of the Board of Trustees designated by Constellation shall withdraw for any reason, Constellation shall have the right to designate such withdrawing Trustee's replacement. Thereafter, Constellation shall be entitled to designate two Trustees as long as it owns any Preferred Shares and at least 30% of the Company's outstanding Common Shares, and shall be entitled to designate one Trustee as long as it owns any Preferred Shares and less than 30% but more than 15% of the outstanding Common Shares. The foregoing calculations are to include as outstanding the Common Shares owned by Constellation as well as the Common Shares issuable upon conversion of Preferred Shares owned by Constellation.

    Upon closing of the Transaction, Jay H. Shidler will remain as Chairman and Clay W. Hamlin, III will remain as Chief Executive Officer of the Company. Randall M. Griffin, President of Constellation Real Estate Group, Inc. ("CREG"), will become President and Chief Operating Officer of the Company. In addition, Roger A. Waesche, Jr., Senior Vice President of Finance of CRE and John H. Gurley, Vice President and General Counsel of CRE, as well as certain other officers of Constellation, are expected to assume positions with the Company similar to those held by them with Constellation.

    Mr. Griffin has served as President of CREG since May 24, 1993. From 1990 through March 1993, Mr. Griffin worked as Vice President-Development for EuroDisney Development in Paris, France. During the period 1976 to 1990, Mr. Griffin progressed to Executive Vice President and Chief Operating Officer with Linclay Corporation, a St. Louis based real estate development, management and investment company. Mr. Griffin holds a Master of Business Administration from Harvard Graduate School of Business Administration and a Bachelor of Arts from Ohio Wesleyan University. Mr. Griffin remains active in several civic organizations, including serving on the Board of Trustees of The National Aquarium as its Vice Chairman and Columbia Festival of the Arts. He is a member of the Maryland Economic Development Commission, and serves on its Executive Committee. In addition, Mr. Griffin obtained the rank of 1st Lieutenant Infantry in the United States Army during his service from 1966 through 1969.

    Edward A. Crooke is currently Vice Chairman of BGE. Prior to May 1998, he held the position of President and Chief Operating Officer of BGE from 1992 to 1998. Mr. Crooke presently serves as Chairman of the Board, President and Chief Executive Officer of Constellation Enterprises, Inc., a wholly owned direct subsidiary of BGE. Throughout his thirty-year career with BGE, Mr. Crooke advanced through the utility from Vice-President-Finance & Accounting and Secretary during the period 1978 through 1987 to President-Utility Operations from 1988 to 1992. Mr. Crooke is a member of BGE's Board of Directors, a role he has performed since 1988. Active in various civic and professional organizations, Mr. Crooke serves as a director on First Maryland Bancorp, First National Bank of Maryland, Goucher College and Baltimore Equitable Insurance. Mr. Crooke possesses a Master of Business Administration in Finance from Loyola College and a Bachelor's degree in Economics from the University of Maryland. Prior to his employment with BGE, Mr. Crooke participated in the United States Army Reserve from 1954 through 1964.

    Steven D. Kesler is the Chief Executive Officer and President of Constellation Investments, Inc., and a Vice President of CREG, both wholly owned indirect subsidiaries of BGE. In these roles, Mr. Kesler manages a corporate investment entity, BGE's pension plan, BGE's nuclear decommissioning trust and a portfolio of real estate assets. Mr. Kesler is currently a Director of publicly traded insurance company and had previously served on the Board of another insurance company. During his thirteen years with Constellation, Mr. Kesler had also served as Treasurer and Assistant Secretary of Constellation Holdings, Inc., the wholly owned indirect subsidiary of BGE. Prior to employment with Constellation, Mr. Kesler was Controller of Westinghouse-Hittman Nuclear, Inc. and Manager of budgets, planning and analysis with Maryland National Corporation. Mr. Kesler participates in several civic and professional organizations. He possesses a Master of Business Administration from the Wharton Graduate School, University of Pennsylvania, a Bachelor of Science from New York University and is a Certified Public Accountant in Maryland.

    Roger A. Waesche, Jr. has been responsible for all financial operations of CRE including treasury, accounting, budgeting and financial planning. Mr. Waesche also has had primary responsibility for CRE's asset investment and disposition activities. Since 1984, Mr. Waesche has managed the financial relationships of the CRE and has sourced over $500 million of project debt. Prior to joining CRE, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand L.L.P. Mr. Waesche has an undergraduate degree in Accounting and a Master of Business Administration in Finance from Loyola College.

    John H. Gurley has served as Vice President and General Counsel of CRE with responsibility for all legal matters. In this role, Mr. Gurley has managed lease negotiations for more that 2.0 million square feet of office and retail space and has handled all land purchases and sales, as well as financing and related matters. Prior to his employment with CRE, Mr. Gurley spent 17 years with The Rouse Company in which he worked eight years as Assistant General Counsel. Before that he worked in a private practice for five years with Semmes, Bowen & Semmes where he provided a broad spectrum of real estate related services to various clients. He graduated from Georgetown University with honors and earned his Juris Doctorate from University of Maryland School of Law also with honors. He was an editor of the Maryland Law Review and clerked for the Chief Judge of the Maryland Court of Appeals for one year after graduation. He participates in the American Bar Association, the Maryland Bar Association and the Baltimore City Bar Association.

    Following closing of the Transaction, the Company's headquarters will remain in Philadelphia, and acquisition, capital markets and financing activities will be conducted out of the Philadelphia office. The Company will occupy a portion of the space currently occupied by Constellation in Columbia, Maryland (in a building which is one of the Constellation Properties), where the CRE personnel who are to become Company employees will perform the Company's property management, development, construction and accounting functions.

CERTAIN EFFECTS OF THE TRANSACTION

SHARE OWNERSHIP

    As the holder of approximately 41.5% of the outstanding Common Shares, Constellation will have significant influence on the Company. Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of the votes cast by holders of Common Shares entitled to vote on the matter in all situations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Company at which a quorum is present), (ii) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest of the Company entitled to vote generally in the election of Trustees, which action can only be taken for cause by vote at a shareholder meeting), (iii) the merger or sale (or other disposition) of all or substantially all of the assets of the Company (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest entitled to vote on the matter), (iv) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter) and (v) the termination of the Company (which requires the affirmative vote of two-thirds of the outstanding shares of beneficial interest entitled to be cast on the matter). As allowed under the Maryland REIT Law, the Declaration of Trust permits (a) the Trustees by a two-thirds vote to amend the Declaration of Trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the approval of the shareholders and (b) the Trustees by a majority vote, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue.

MAJOR TENANTS

    As of June 1, 1998, one major tenant accounted for approximately 23.2% of the Company's total annualized revenue. Two major tenants accounted for approximately 42.4% of the total annualized revenue derived from the Constellation Properties as of June 1, 1998. One of those tenants is the federal government which leases space for the Department of Defense and the Department of Treasury in two of the Constellation Properties pursuant to two leases. The Department of Defense lease, which accounts for approximately 24.4% of the total annualized revenue of the operating Constellation Properties, is for an entire 240,336 square foot building, and extends through 2007, but may be terminated by the tenant with one year's notice and payment of a penalty. Following the acquisition of the Constellation Properties, two major tenants will account for approximately 32.5% of the Company's total annualized revenue as of June 1, 1998 on a pro forma basis, one of which is the federal government as described above. In the event one or more of these tenants experience financial difficulties, or default on their obligation to make rental payments to the Company, or if the Department of Defense elects to terminate its lease and the space cannot be re-let on satisfactory terms, the Company's financial performance and ability to make expected distributions to shareholders would be materially adversely affected. For a tabular presentation of the Company's pro forma significant tenants, see "The Constellation Properties and Constellation Service Companies--The Constellation Properties."

FINANCING OF TRANSACTION

    The Transaction will be consummated at several closings, as detailed elsewhere in this Proxy Statement. The closings for substantially all the properties and assets to be acquired other than the Development Properties are expected to be completed within 45 to 90 days after the Special Meeting. The closing for each of the Development Properties is contingent upon the achievement of certain net operating income levels by July 1, 1999, and neither closing is expected to occur in any event prior to the first quarter of 1999. As of the date of this Proxy Statement, the Company has borrowed $23.8 million under its recently obtained $100 million revolving credit facility. To complete the Transaction, exclusive of the Development Properties, the Company will require a total of approximately $73.1 million in cash, which, if other financing is not obtained, is expected to be funded from the revolving credit facility. The aggregate purchase price for the Development Properties is approximately $25.6 million. Assuming that closings occur as to both Development Properties, the Company will require financing commitments in addition to those currently available. Management is confident it will be able to obtain such financing, on reasonable terms, as may be necessary to close on the Development Properties. The Company and Constellation are currently seeking to finance certain of the Constellation Properties simultaneous with the initial closing of the Transaction. Although management believes appropriate financing will be available to the Company to complete the Transaction, there can be no assurance that such financing will be available on acceptable terms, if at all.

OTHER

    For a discussion of certain issues regarding the qualification of the Company as a REIT, see "The Company--Federal Income Tax Matters" below.

ACCOUNTING TREATMENT OF THE TRANSACTION

    The Transaction will be accounted for as a purchase. See the Company's pro forma financial statements included elsewhere in this Proxy Statement.

FEDERAL INCOME TAX MATTERS

    The Company was organized in 1988 and elected to be taxed as a REIT commencing with its taxable year ended on December 31, 1992. The Company believes that it was organized and has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and intends to continue to operate in such a manner. No assurance can be given, however, that such requirements have been or will continue to be met. The following is a summary of certain federal income tax considerations that may be relevant to the Company and its shareholders in connection with the Transaction, including the continued treatment of the Company as a REIT for federal income tax purposes. For purposes of this discussion of "FEDERAL INCOME TAX MATTERS" the term "Company" refers only to Corporate Office Properties Trust and not to any other affiliated entities.

    The following discussion is based on the law existing and in effect on the date hereof and the Company's qualification and taxation as a REIT will depend on compliance with such law and with any future amendments or modifications to such law. The qualification and taxation as a REIT will further depend upon the ability to meet, on a continuing basis through actual operating results, the various qualification tests imposed under the Code discussed below. No assurance can be given that the Company will satisfy such tests on a continuing basis.

    In brief, a corporation that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such a corporation generally is not taxed on its "REIT taxable income" to the extent such income is currently distributed to shareholders, thereby substantially eliminating the "double taxation" (i.e., at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the dividends it paid to its shareholders and would be subject to full federal income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders.

TREATMENT OF THE TRANSACTION

    In general, the Transaction will be treated as a taxable purchase of assets from Constellation, but will not cause the Company to recognize taxable gain or loss. The Company will have an initial tax basis in the assets acquired from Constellation equal to the sum of (i) the fair market value of the Common and Preferred Shares issued to Constellation, (ii) the amount of any cash paid to Constellation, and (iii) the principal amount of any indebtedness assumed by the Company. This aggregate initial tax basis will be allocated among the assets acquired from Constellation in accordance with their relative fair market values, as determined by the Company. There can be no assurance that the Internal Revenue Service (the "Service") will accept the allocation of basis made by the Company.

    The Company will immediately contribute the assets and interests acquired from Constellation, subject to indebtedness, to the Operating Partnership in exchange for Partnership Units and Preferred Units equivalent to the Common and Preferred Shares issued to Constellation. This contribution will be tax-free to the Company, and the Company's tax basis in the assets will carry over to the Operating Partnership.

TAXATION OF THE COMPANY

    GENERAL. In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Company may, however, be subject to tax at normal corporate rates upon any taxable income or capital gains not distributed. Under recently enacted legislation, shareholders are required to include their proportionate share of the REIT's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by the REIT.

    Notwithstanding its qualification as a REIT, the Company also may be subject to taxation in certain other circumstances. If the Company should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below), and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. The Company will use the calendar year both for federal income tax purposes, as is required of a REIT, and for financial reporting purposes.

    FAILURE TO QUALIFY. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

REIT QUALIFICATION REQUIREMENTS

    In order to qualify as a REIT, the Company must meet the following requirements, among others:

    SHARE OWNERSHIP TESTS. The Company's shares of beneficial interest (which term, in the case of the Company, currently means the Common Shares) must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportionate number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly and taking into account the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities (the "50% Limitation"). However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. In addition, for purposes of the 50% Limitation, shares of beneficial interest owned, directly or indirectly, by a corporation will be considered as being owned proportionately by its shareholders.

    In order to attempt to ensure compliance with the foregoing share ownership tests, the Company's Declaration of Trust places certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of stock ownership. Moreover, to evidence compliance with these requirements, Treasury Regulations require the Company to maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury Regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of the Company's records. A shareholder failing or refusing to comply with the Company's written demand must submit with his tax return a similar statement disclosing the actual ownership of Company shares of beneficial interest and certain other information.

    As a result of the Transaction, BGE will directly or through its wholly owned subsidiaries own approximately 41.5% of the Common Shares to be outstanding, and will own approximately 969,900 Preferred Shares convertible, two years after closing of the Transaction, into approximately 1,818,300 Common Shares. Under the Company's Declaration of Trust a person is generally prohibited from owning more than 9.8% of the aggregate outstanding Common Shares or more than 9.8% in value of the aggregate outstanding shares of beneficial interest unless such person makes certain representations to the Board of Trustees and the Board of Trustees ascertains that ownership of a greater percentage of shares will not cause the Company to violate either the 50% Limitation or the gross income tests described below. The Board of Trustees has exempted BGE from the 9.8% limitation set forth in the Declaration of Trust and has determined that BGE may hold up to that number of Common Shares and Preferred Shares to be issued in the Transaction. The Board of Trustees has determined, based upon representations made by BGE, that this will not result in a violation of the 50% Limitation or otherwise adversely affect the Company's ability to qualify as a REIT for federal income tax purposes.

    ASSET TESTS. At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Company's total assets (the "Value Test") or (ii) 10% of the outstanding voting securities of any one such issuer (the "Voting Stock Test"). Where the Company invests in a partnership (such as the Operating Partnership), it will be deemed to own a proportionate share of the partnership's assets, and the partnership interest will not constitute a security for purposes of these tests. Accordingly, the Company's investment in real properties through its interests in the Operating Partnership (which itself holds real properties through other partnerships) will constitute an investment in qualified assets for purposes of the 75% asset test.

    Certain of the assets to be acquired from Constellation as part of the Transaction, such as the interest in CRM, will not constitute qualified assets for purposes of the 75% asset test. The Company intends to transfer the interest in CRM, as well as other management assets acquired from Constellation, to the Operating Partnership in exchange for Partnership Units and Preferred Units. The Operating Partnership will, in turn, transfer the interest in CRM and all or a portion of the other management assets to a newly formed corporation to be named Corporate Office Management, Inc. ("COMI") in exchange for indebtedness and 95% of the capital stock to be issued by COMI. Although the Operating Partnership will acquire all of the non-voting common stock to be issued by COMI, it will only acquire 1% of the voting common stock to be issued by COMI. The Company has determined that the acquisition of management assets from Constellation, the transfer of such assets to COMI and the acquisition of indebtedness and common stock in COMI will not cause the Company to violate the Voting Stock Test, the Value Test or the 75% asset test.

    GROSS INCOME TESTS. There are two separate percentage tests relating to the sources of the Company's gross income which must be satisfied for each taxable year. For purposes of these tests, where the Company invests in a partnership, the Company will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership. The two tests are described below.

    THE 75% TEST. At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property.

    Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% gross income test (or the 95% gross income test described below) if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, the Company generally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" from whom the Company derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant for his convenience." In addition, under recently enacted legislation, beginning with its taxable year ending December 31, 1998, the Company may directly perform a DE MINIMIS amount of non-customary services.

    THE 95% TEST. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. The Company intends to monitor closely its non-qualifying income and anticipates that non-qualifying income from its other activities will not result in the Company failing to satisfy either the 75% or 95% gross income test.

    For purposes of determining whether the Company complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, a sale of property will not be a prohibited transaction if such property is held for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases and the cost of improvements made thereto) are satisfied.

    Even if the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply is due to reasonable cause and not to willful neglect; (ii) the Company reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Company will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

    COMPLIANCE WITH INCOME TESTS. For the year following the closing of the Transaction, BGE or affiliates in which BGE has a 10% or greater interest are obligated as tenants to pay rent of approximately $1,020,000 with respect to properties held by the Company through the Operating Partnership. Rental income paid by such affiliates will not constitute qualifying rental income for purposes of the 75% and 95% gross income tests. Constellation has represented to the Company that the remainder of the rental income payable under the existing leases on the properties it is transferring to the Company will constitute qualifying income for purposes of the 75% and 95% gross income tests.

    The Company expects, based on current rent levels, as per the Pro Forma Schedule of Lease Expirations, that its annual gross income following the Transaction will be at least $52,500,000. Accordingly, the Company estimates that it can earn up to $2,625,000 of non-qualifying income per year without violating the 95% gross income test. Aside from the rental income to be paid by affiliates of BGE, the Company does not expect that it will earn material amounts of non-qualifying income from either the Constellation Properties or its existing properties. Based on the foregoing, the Company has determined that it will continue to satisfy the 75% and 95% gross income tests following the Transaction. The fact that affiliates of BGE will be paying substantial amounts of non-qualifying income may, however, restrict the ability of the Company and the Operating Partnership to acquire additional properties that generate non-qualifying income.

    As described above under "The Transaction--Terms of the Transaction," Constellation has agreed to pay fees to the Company (or its affiliates) aggregating $2,000,000 for certain consulting and project management services to be rendered over the 18 month period following closing of the Transaction. Constellation is also selling the Company its 75% interest in CRM, a limited liability company which earns management fees. To avoid a violation of the 95% gross income test as a result of the fees paid by BGE or earned through CRM, the 75% interest in CRM and all or a portion of the other management assets to be acquired from Constellation will be transferred to COMI, a new corporation to be formed by the Operating Partnership and certain officers of the Company and COMI. The Operating Partnership will hold indebtedness issued by COMI and 95% of the aggregate amount of voting and non-voting common stock to be issued by COMI, but will only hold 1% of the aggregate amount of voting common stock to be issued by COMI. As discussed above, to satisfy the Voting Stock Test the Company may not directly or indirectly hold 10% or more of the voting stock of COMI. In addition to holding the 75% interest in CRM, COMI will, either directly or through subsidiaries, provide management and development services to BGE, the Operating Partnership and potentially unrelated parties.

    The management fee income earned by COMI as a result of its ownership interest in CRM, or as a result of management or development services performed by COMI or its subsidiaries, will not be treated as non-qualifying income earned by the Company for purposes of the 95% or 75% gross income tests. Any interest or dividends paid or distributed by COMI to the Operating Partnership will be considered as qualifying income for purposes of the 95% test, but will not be considered qualifying income for purposes of the 75% gross income test. To the extent that COMI earns net taxable income from its activities, it will be required to pay federal and state income taxes, which will reduce the amount of dividends it is able to pay to the Operating Partnership and its other shareholders.

    The Company intends to monitor its operations in the context of these standards so as to continue to satisfy the 75% and 95% gross income tests. The Operating Partnership or its affiliate will provide certain services at the properties in which the Company owns interests and possibly at any newly acquired properties. The Company believes that for purposes of the 75% and 95% gross income tests the services provided at such properties and any other services and amenities provided by the Operating Partnership or its agents with respect to such properties will be of the type usually or customarily rendered in connection with the rental of space for occupancy only and not rendered to the occupants of such properties. The Company intends that services that cannot be provided directly by the Operating Partnership or other agents will be performed by independent contractors.

    ANNUAL DISTRIBUTION REQUIREMENTS. In order to qualify as a REIT, the Company is required to distribute dividends to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (computed without regard to the dividends received deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, for foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after the declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

    The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the preceding paragraph. In this regard, the Operating Partnership Agreement authorizes the Company in its capacity as General Partner to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet the distribution requirements. It is possible that the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expense in computing the Company's REIT taxable income on the other hand; or for other reasons. The Company will monitor closely the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

    If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

                                  THE COMPANY

GENERAL

    The Company is a self-administered REIT, headquartered in Philadelphia, Pennsylvania, which focuses principally on the ownership, acquisition and management of suburban office properties in high growth submarkets in the United States. The Company owns interests in 24 suburban office buildings in Maryland, Pennsylvania and New Jersey containing approximately 2.6 million rentable square feet and seven retail properties located in the Midwest containing approximately 370,000 rentable square feet. As of June 1, 1998, the Company's properties were over 97% leased. In addition, the Company has options to purchase 44.27 acres of land owned by related parties contiguous to certain of the office properties.

    The Company was formed in 1988 as Royale Investments, Inc. to own and acquire net lease retail properties and subsequently became an externally advised REIT. On October 14, 1997, the Company, as part of a series of transactions, acquired the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate firm, relocated its headquarters from Minneapolis to Philadelphia and became self-administered. At that time, Jay H. Shidler became the Company's Chairman of the Board and Clay W. Hamlin, III became the Company's President and Chief Executive Officer.

    On January 1, 1998, the Company changed its name to Corporate Office Properties Trust, Inc. On March 16, 1998, the Company was reformed as a Maryland real estate investment trust and changed its name to Corporate Office Properties Trust. The Company has operated and will continue to operate as a REIT under Sections 856 through 860 of the Code. Under such provisions, the Company must distribute at least 95% of its taxable income to its shareholders and meet certain other asset and income tests. As a REIT, the Company generally is not subject to federal income tax.

RECENT DEVELOPMENTS

    On April 27, 1998, the Company completed a public offering which generated $74.4 million of net proceeds from the issuance of 7,500,000 Common Shares (the "1998 Offering"). The Company contributed all of the net proceeds to the Operating Partnership in exchange for additional Partnership Units. These 7,500,000 additional Partnership Units increased the Company's interest in the Operating Partnership to approximately 75.8%.

    On April 30, 1998, the Company acquired nine multistory office buildings and three office/flex buildings known as Airport Square, for approximately $72 million of the proceeds from the 1998 Offering. The properties, totaling approximately 813,000 square feet, are located in the Baltimore/Washington corridor in Anne Arundel County, Maryland. Acquisition of the Airport Square properties was accounted for as a purchase. This purchase was accomplished through a combination of (i) the purchase of the debt encumbering these properties from the former mortgage lender, and (ii) the purchase of all the partnership interests in the partnership that previously owned the Airport Square properties. The Airport Square properties were 97% leased as of June 1, 1998.

    On May 28, 1998, COPLP acquired two properties in Fairfield, New Jersey for a total purchase price of $28.8 million, including the assumption of approximately $6.47 million in existing debt collateralized by one of the properties. The properties consist of two multistory office buildings totaling approximately 263,000 square feet. The properties were 84% leased as of June 1, 1998.

    In May 1998, the Company obtained a $100 million Senior Secured Revolving Credit Facility (the "Revolving Credit Facility") from lenders led by Bankers Trust Company ("BT"). BT is also the lead lender of the Company's $100 million Senior Secured Term Credit Facility (the "Term Credit Facility") obtained in October 1997.

    The Revolving Credit Facility is a two year facility to be used to refinance existing indebtedness, to fund acquisitions and new development projects and for general working capital purposes, including capital expenditures and tenant improvements. Maximum borrowings under the Revolving Credit Facility are the lesser of $100 million or 65% of the appraised values of the office properties in the borrowing base. COPLP is the borrower and the Company is the guarantor of all advances under the Revolving Credit Facility, and borrowings will be cross-collateralized with the Term Credit Facility. The Revolving Credit Facility bears interest at LIBOR plus 175 basis points, payable interest only on a monthly basis. A 25 basis point fee per annum on the unused portion of the Revolving Credit Facility is payable quarterly in arrears. As of the date of this Proxy Statement, borrowings outstanding under the Revolving Credit Facility were approximately $23.8 million.

    The Company is engaged in an active acquisition program, and is presently identifying, negotiating and seeking to consummate acquisitions of entities, portfolios and individual properties.

    Additional information concerning the Company is included in the documents incorporated by reference in this Proxy Statement. See "Incorporation of Certain Documents by Reference."

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company on a historical basis and a pro forma basis assuming the following as of March 31, 1998: (i) the issuance of 7.5 million Common Shares in a public offering completed on April 27, 1998, including the application of the net proceeds thereof, (ii) the acquisition of the Airport Square properties in Maryland,
(iii) the acquisition of two properties in Fairfield, New Jersey, (iv) the consummation of the Company's $100 million Revolving Credit Facility, and (v) the closing of the Transaction. For further information about each of items
(i)-(v), see "The Company-- Recent Developments." The information set forth in the following table should be read in conjunction with the following: (i) the consolidated financial statements of the Company and the notes thereto incorporated by reference in this Proxy Statement, (ii) the consolidated financial statements and the notes thereto of the Constellation Service Companies included elsewhere in this Proxy Statement, (iii) the combined statement of revenue and certain expenses for the year ended December 31, 1997 and the notes thereto for the real property being acquired by the Company in the Transaction (the "Constellation Properties") included elsewhere in this Proxy Statement, (iv) the pro forma financial information of the Company and the notes and management assumptions thereto which appear elsewhere in this Proxy Statement, and (v) other financial information included elsewhere in this Proxy Statement.

                                                                                             AS OF MARCH 31, 1998
                                                                                                (IN THOUSANDS)
                                                                                            -----------------------
                                                                                             PRO FORMA   HISTORICAL
                                                                                            -----------  ----------
Debt:
Mortgage notes payable....................................................................   $ 230,649   $  114,301

Minority Interest--Preferred Units (1)....................................................      52,500       52,500
Minority Interest--Partnership Units (1)..................................................      12,111       12,111

Shareholders' equity:
  Preferred Shares, $0.01 par value per share, 5,000,000 shares authorized.No shares issued and outstanding on an historical basis. 969,900 shares of Series A Convertible
    Preferred Shares, $25.00 liquidation preference per share, 5.5% annual dividend issued
    and outstanding as of March 31, 1998, on a pro forma basis............................          10       --
  Common Shares, $0.01 par value per share, 45,000,000 shares authorized, 2,271,083 issued and outstanding on an historical basis as of March 31, 1998 and 16,699,083 shares
    issued and outstanding on a pro forma basis as of March 31, 1998 (1)..................         167           23
  Additional paid-in capital..............................................................     185,656       16,647
  Accumulated deficit.....................................................................      (5,819)      (5,819)
                                                                                            -----------  ----------
  Total shareholders' equity..............................................................     180,014       10,851
                                                                                            -----------  ----------
Total capitalization......................................................................   $ 475,274   $  189,763
                                                                                            -----------  ----------
                                                                                            -----------  ----------


------------------------

(1) Does not include the effects of 10,196,758 Common Shares that may be issued upon conversion or redemption of certain Partnership Units and certain Preferred Units of COPLP partnership interest or upon exercise of options under the Company's Option Plan. Such conversion will also eliminate Minority Interest.

        THE CONSTELLATION PROPERTIES AND CONSTELLATION SERVICE COMPANIES

    Constellation has been an active participant in the real estate industry since 1981. Based in Columbia, Maryland, the Constellation entities comprise a full-service diversified real estate company. In addition to property management, Constellation specializes in the planning and development of multi-use business parks and the construction, leasing and sale of office buildings and retail centers. Through investment, development and acquisition/disposition, Constellation has assembled a real estate portfolio of approximately 1.8 million square feet, consisting of high quality suburban office (77%) and retail (23%) properties located in an area spanning from Baltimore to Northern Virginia.

THE CONSTELLATION PROPERTIES

    The Constellation Properties comprise 18 properties: ten operating office properties, two operating retail properties, one of which is based on an interest in a mortgage (Tred Avon), two office properties under construction which are expected to be completed by the end of 1998 (135 National Business Parkway and Woodlands One), two office properties on which construction has recently commenced (134 National Business Parkway and Woodlands Two), and two retail properties under construction which are expected to be completed early in 1999 (Piney Orchard Marketplace and Springfield Commons), if certain conditions are met. The total square footage of the Constellation Properties is approximately 1.8 million square feet.

    The operating office properties comprise a total of approximately one million rentable square feet, ranging from approximately 38,513 to 240,336 rentable square feet. The two operating retail properties contain approximately 241,749 rentable square feet. As of June 1, 1998, the operating Constellation Properties had a weighted average occupancy rate of approximately 92% and were leased to 126 tenants. As of June 1, 1998, only one tenant, occupying 100% of one operating property with approximately 240,336 net rentable square feet, represented more than 10% of the aggregate contractual annualized base rent of the operating Constellation Properties. The two office properties which have been under construction since September 1997 comprise approximately 193,110 rentable square feet. A tenant is committed to occupy 100% of one of the office properties under construction, with approximately 106,278 net rentable square feet, and will likely represent more than 10% of the aggregate contractual annual base rent of the Constellation Properties.

    The Constellation Properties are located in Maryland and Northern Virginia, with a concentration of properties in Anne Arundel County (five operating properties comprising approximately 524,000 square feet and two properties under construction consisting of approximately 177,000 square feet and one development property comprising 53,000 square feet); Prince George's County (three operating properties comprising approximately 322,000 square feet); and Howard County (one operating property comprising approximately 54,000 square feet and two properties under construction comprising approximately 212,000 square feet). Generally, each property has landscaped sites, common areas, and on-site parking. The Constellation Properties are managed by CRM.

    The Constellation Properties are leased to a variety of U.S. government entities, service sector employers, high tech firms as well as a large number of professional firms and national and international firms. Major office tenants include, among others, the U.S. Department of Defense, e.spire Communications, U.S. Department of Treasury, Stanford Telecommunications, Lockheed Martin Technical, TASC, Inc. and JHPIEGO Corporation. Major retail tenants include Giant Food, Staples, Inc., Acme Markets and Rite-Aid.

    Leases for the operating properties are typically structured with terms ranging from one to five years, with the major exception of one lease representing 24.4% of the aggregate contractual annualized rent which contains automatic annual renewal options for the remaining ten years of its fifteen year term, unless terminated at the option of the tenant, the U.S. Department of Defense, upon 12 months notice and payment of a penalty. Generally all leases provide for annual contractual rent escalations over the lease term. A typical lease requires (i) payment of base rent, (ii) payment of the tenant's proportionate share of real estate taxes, utilities and common area and other operating expense escalations over a base year, and (iii) payment of overtime HVAC and electrical use. Under these leases, the landlord is typically responsible for certain structural repairs. A few properties are leased to one or more tenants on a triple net basis. Under these leases, the respective tenant(s) are responsible for paying all or a proportionate share of all real estate taxes, utilities and operating expenses; under some leases, the tenant directly contracts and pays for such costs. Additionally, some of the leases provide renewal options or provisions of varying durations which extend the original lease terms, typically at either market rents or negotiated rental rates set forth in the leases.

THE OFFICE PROPERTIES

    ANALYSIS OF THE BALTIMORE METROPOLITAN AREA: Comprised of both the Washington, D.C. and Baltimore communities, the Baltimore metropolitan region contained approximately 36.6 million square feet of office property as of December 1997. The office property market in the Baltimore metropolitan region realized improvements in 1997 as space began to tighten after a five year lull. In 1997, suburban office construction activity commenced on or completed 1.2 million square feet of property in the region. As of December 1997, Class A space comprised 41% and Class B space contained 59% of the 530 office buildings in the area. The overall region's vacancy rate decreased from 13.9% in 1996 to 12.1% in 1997 with 4.4 million square feet of available space. This vacancy statistic is a mixture of the 16.9% vacancy rate in the downtown market with the 9.3% vacancy rate in the suburban markets.

    The reduction in the overall vacancy rate is attributed to an 8.87% increase in employment experienced by the region during the period from 1992 to 1997. Job growth has been forecasted as steady with employment opportunities in financial services, telecommunications, data processing, engineering and architectural services as well as research and development companies in the region. Management believes that the Baltimore metropolitan region will continue to improve as businesses continue to migrate from the urban to the suburban markets, the latter of which is experiencing 900,000 square feet of new construction, 78% of which is located in submarkets with Class A vacancy rates below 5%.

        BALTIMORE METROPOLITAN AREA / JANUARY 1, 1997--DECEMBER 31, 1997
                       OFFICE MARKET STATISTICAL OVERVIEW

                                     TOTAL        TOTAL      TOTAL       TOTAL       VACANCY      FUTURE
                                   BUILDINGS      SIZE     AVAILABLE   ABSORBED       RATE      AVAILABLE*       UNDER
                                     12/97        12/97      12/97     YTD 1997       12/97        12/97     CONSTRUCTION
                                 -------------  ---------  ---------  -----------  -----------  -----------  -------------

                                                     SUBMARKET TOTALS
DOWNTOWN
"A" Tier.......................           10    3,602,293    310,229     108,711         8.61%      42,710        --
"A-2" Tier.....................           15    3,527,010    489,587      55,740        13.88%      --            --
                                         ---    ---------  ---------  -----------       -----   -----------  -------------
Total "A" Tier.................           25    7,129,303    799,816     164,451        11.22%      42,710        --
"B" Tier.......................           75    6,524,118  1,501,248     (95,184)       23.01%     300,038       177,130
TOTAL DOWNTOWN.................          100    13,653,421 2,301,064      69,267        16.85%     342,748       177,130

SUBURBAN NORTH
"A" Tier.......................           42    4,449,940    583,322    (143,066)       13.11%     162,642        --
"B" Tier.......................          112    5,500,636    532,557      10,060         9.68%     181,564        22,000
TOTAL SUBURBAN NORTH...........          154    9,950,576  1,115,879    (133,006)       11.21%     344,206        22,000

SUBURBAN SOUTH
"A" Tier.......................            8      959,077     32,621      22,267         3.40%      --            --
"B" Tier.......................           47    2,648,827    316,234     245,701        11.94%     130,800       130,800
TOTAL SUBURBAN SOUTH...........           55    3,607,904    348,855     267,968         9.67%     130,800       130,800

HOWARD COUNTY
PERIMETER
"A" Tier.......................            8      703,893     24,516      --             3.48%     292,749       292,749
"B" Tier.......................           90    2,839,736    152,583      36,509         5.37%      --            --
TOTAL HOWARD COUNTY PERIMETER..           98    3,543,629    177,099      36,509         5.00%     292,749       292,749

HOWARD COUNTY
TOWN CENTER
"A" Tier.......................            5      641,254     12,338      (3,570)        1.92%      --            --
"B" Tier.......................           23    1,285,138     77,782      22,405         6.05%      --            --
TOTAL HOWARD COUNTY TOWN
  CENTER.......................           28    1,926,392     90,120      18,835         4.68%      --            --
TOTAL HOWARD COUNTY............          126    5,470,021    267,219      55,344         4.89%     292,749       292,749

SUBURBAN WEST
"A" Tier.......................           11    1,190,979     15,737      (2,723)        1.32%     158,100       111,416
"B" Tier.......................           84    2,765,214    380,354     251,748        13.75%      65,000       180,000
TOTAL SUBURBAN WEST............           95    3,956,193    396,091     249,025        10.01%     223,100       291,416

                                                      MARKET TOTALS

DOWNTOWN.......................          100    13,653,421 2,301,064      69,267        16.85%     342,748       177,130
"A" Tier.......................           25    7,129,303    799,816     164,451        11.22%      42,710        --
"B" Tier.......................           75    6,524,118  1,501,248     (95,184)       23.01%     300,038       177,130

SUBURBAN MARKETS...............          430    22,984,694 2,128,044     439,331         9.26%     990,855       736,965
"A" Tier.......................           74    7,945,143    668,534    (127,092)        8.41%     613,491       404,165
"B" Tier.......................          356    15,039,551 1,459,510     566,423         9.70%     377,364       332,800

METROPOLITAN AREA..............          530    36,638,115 4,429,108     508,598        12.09%   1,333,603       914,095
"A" Tier.......................           99    15,074,446 1,468,350      37,359         9.74%     656,201       404,165
"B" Tier.......................          431    21,563,669 2,960,758     471,239        13.73%     677,402       509,930

                                   COMPLETED
                                 CONSTRUCTION
                                   YTD 1997
                                 -------------

DOWNTOWN
"A" Tier.......................       --
"A-2" Tier.....................       --
                                 -------------
Total "A" Tier.................       --
"B" Tier.......................       --
TOTAL DOWNTOWN.................       --
SUBURBAN NORTH
"A" Tier.......................       --
"B" Tier.......................       89,200
TOTAL SUBURBAN NORTH...........       89,200
SUBURBAN SOUTH
"A" Tier.......................       --
"B" Tier.......................       --
TOTAL SUBURBAN SOUTH...........       --
HOWARD COUNTY
PERIMETER
"A" Tier.......................       --
"B" Tier.......................       40,000
TOTAL HOWARD COUNTY PERIMETER..       40,000
HOWARD COUNTY
TOWN CENTER
"A" Tier.......................       --
"B" Tier.......................       --
TOTAL HOWARD COUNTY TOWN
  CENTER.......................       --
TOTAL HOWARD COUNTY............       40,000
SUBURBAN WEST
"A" Tier.......................      300,000
"B" Tier.......................       50,000
TOTAL SUBURBAN WEST............      350,000

DOWNTOWN.......................       --
"A" Tier.......................       --
"B" Tier.......................       --
SUBURBAN MARKETS...............      479,200
"A" Tier.......................      300,000
"B" Tier.......................      179,200
METROPOLITAN AREA..............      479,200
"A" Tier.......................      300,000
"B" Tier.......................      179,200


------------------------

*   Source: Colliers Pinkard, 1997 Office and Industrial Market Review.

* Future Available includes under Construction square footage and indicates space not currently vacant, but becoming available after December 31, 1997.

    SUBURBAN SOUTH MARKET: As of December 1997, the Suburban South Market contained approximately 3.6 million square feet of office space. The submarket stretches from the Baltimore/Washington International Airport ("BWI") to Maryland Route 32. Absorption of office space in this submarket in the last year was almost 268,000 square feet of space. Rental rates have increased by 10% to 20% over the last year and a half. Class A renewals are achieving $18.75 per square foot, full service, with new office space being offered at $21.00 per square foot. Office space greater than 10,000 square feet is limited. Speculative office development has commenced in the BWI/Anne Arundel section of this submarket. Seven of the Constellation Properties are located in this submarket, six of which are located in Annapolis Junction, Maryland.

                                                            YEARS ENDED DECEMBER 31,
                                                         -------------------------------
                                                           1997       1996       1995
                                                         ---------  ---------  ---------
Total Buildings........................................         55         56         57
Total Square Feet......................................  3,607,904  3,595,699  3,802,845
A Tier Vacancy Rate....................................       3.40%      5.72%     11.67%
B Tier Vacancy Rate....................................      11.94%     17.90%     18.61%
Market Vacancy Rate....................................       9.67%     14.65%     16.86%
Net Absorption.........................................    267,968     24,894     88,627
Under Construction.....................................    130,800     90,000    277,233

SOURCE: COLLIERS PINKARD, 1997 OFFICE AND INDUSTRIAL MARKET REVIEW, 1996 OFFICE AND
  INDUSTRIAL MARKET REVIEW, AND 1995 OFFICE AND INDUSTRIAL MARKET REVIEW.

    THE NATIONAL BUSINESS PARK: The National Business Park (the "Park"), a 175-acre business park, is located at the crossroads of the Baltimore/Washington Parkway and Maryland Route 32 at the mid-point of the Baltimore/Washington corridor. The Park is owned by affiliates of CREG, a Constellation entity, and contains a mixture of mid-rise office buildings with low-rise tech buildings. The Park also contains 85 acres of undeveloped land on which the Company will hold, after closing of the Transaction, purchase options and rights of first refusal. As of June 1, 1998, approximately 485,196 square feet of office space has been constructed in the Park:

                                                                         NUMBER
                         NAME                            SQUARE FEET   OF STORIES          DATE OF CONSTRUCTION
-------------------------------------------------------  -----------  -------------  --------------------------------
One National Business Park.............................     240,336            12                  1990
131 National Business Parkway..........................      69,230             2                  1990
141 National Business Parkway..........................      86,964             2                  1990
133 National Business Parkway..........................      88,666             3                  1997
135 National Business Parkway..........................      86,832             3      Scheduled for completion by
                                                                                              September 1998
134 National Business Parkway..........................      90,000             4         Commenced Summer 1998


    One National Business Park is 100% leased by the U.S. Department of Defense through September 30, 2008. The tenant has the right to terminate this lease with one year's notice and payment of a penalty. 135 National Business Parkway is 81.75% pre-leased to Credit Management Solutions, Inc. ("CMSI") for 70,982 square feet. Other tenants in the Park include Lockheed Martin Technical, Electronic Data Systems Corporation ("E.D.S."), General Dynamics, Intel Corporation, Harris Data Services Corp., and TASC, Inc.

    BRANDON I: Brandon I is a 38,513 square foot flex building located in Brandon Woods Business Park, in Riviera Beach, Maryland. It is multi-tenanted flex building with an office to warehouse ratio of approximately one to one. This property is located near I-695 and adjacent to major parts of the Baltimore metropolitan region.

    HOWARD COUNTY SUBURBAN MARKET: As of December 1997, the Howard County Suburban Market contained 5,470,000 square feet of office space with the lowest vacancy rate in the entire Baltimore metropolitan region equal to 4.89%. As the submarket has tightened, office rental rates have exceeded $20 per square foot for Class A space, supporting new construction. Three of the Constellation Properties are located in this submarket.


                                                           YEARS ENDED DECEMBER 31,
                                                        -------------------------------
                                                          1997       1996       1995
                                                        ---------  ---------  ---------
Total Buildings.......................................         98         96         90
Total Square Feet.....................................  3,543,629  3,467,049  3,324,586
A Tier Vacancy Rate...................................       3.48%      3.45%      9.67%
B Tier Vacancy Rate...................................       5.37%      7.29%      9.03%
Market Vacancy Rate...................................       5.00%      6.51%      9.17%
Net Absorption........................................     36,509    207,703    152,754
Under Construction....................................    292,749         --         --

SOURCE: COLLIERS PINKARD, 1997 OFFICE AND INDUSTRIAL MARKET REVIEW, 1996 OFFICE AND
  INDUSTRIAL MARKET REVIEW, AND 1995 OFFICE AND INDUSTRIAL MARKET REVIEW.


    THREE CENTRE PARK: Three Centre Park is a four-story office building located in the Columbia North submarket between Maryland Routes 108 and 100, in Columbia, Maryland. Three Centre Park contains 53,669 square feet of office space and is Constellation's headquarters building.

    WOODLANDS ONE: Woodlands One is a four-story, 106,278 square foot Class A office building, located Columbia Gateway Corporate Center at the intersection of Maryland Route 175 and Interstate 95 in Columbia, Maryland. Construction on Woodlands One began in September 1997 and is expected to be completed and occupied by August 1998. It has been 100% pre-leased to Green Spring Health Services, Inc. for its national headquarters.

    WOODLANDS TWO: This property, to be located adjacent to Woodlands One, is planned as a four-story, 106,000 square foot office building. Construction commenced in June 1998.

    NORTHERN PRINCE GEORGE'S COUNTY MARKET, LAUREL SUBMARKET: As of December 1997, the Laurel submarket within the Northern Prince George's County Market, contained 22 buildings and 1,450,000 square feet of office space and experienced an 11.18% vacancy rate which was lower than the 14.8% overall Northern Prince George's County Market. Rents are increasing, but at a slower rate than adjacent market areas, with rental rates ranging from $15 to $22 per square foot. Two of the Constellation Properties are located in this market.

                                                           YEARS ENDED DECEMBER 31,
                                                        -------------------------------
                                                          1997       1996       1995
                                                        ---------  ---------  ---------
Total Buildings.......................................         22         22         21
Total Square Feet.....................................  1,450,600  1,448,473  1,418,116
A Tier Vacancy Rate...................................        .57%       .46%      1.90%
B Tier Vacancy Rate...................................      18.46%     22.61%     35.53%
Market Vacancy Rate...................................      11.18%     13.58%     21.53%
Net Absorption........................................     34,539    282,094   (137,445)
Under Construction....................................         --         --         --

SOURCE: COLLIERS PINKARD, 1997 OFFICE AND INDUSTRIAL MARKET REVIEW, 1996 OFFICE AND
  INDUSTRIAL MARKET REVIEW, AND 1995 OFFICE AND INDUSTRIAL MARKET REVIEW.


    LAKEVIEW AT THE GREENS I & II: Lakeview at the Greens I & II are twin, five-story office buildings, with a total of 141,062 square feet, located minutes from the Baltimore/Washington Parkway in Laurel, Maryland.

    SOUTHERN PRINCE GEORGE'S COUNTY SUBURBAN MARKET: The Southern Prince George's County Suburban Market contains approximately 2,530,000 square feet of office space within 45 buildings. The vacancy rate for the first quarter of 1998 was 15.2%. Options for office space over 10,000 square feet are limited. The overall market absorption during the first quarter of 1998 was a negative 2,300 square feet. Rental rates have been stable over the last 18 months despite the availability of space and a lack of net absorption in the market. Rental rates average $19 per square foot for Class A buildings and $15 per square foot for Class B buildings. One of the Constellation Properties is located in this submarket.


                                                           YEARS ENDED DECEMBER 31,
                                                        -------------------------------
                                                          1997       1996       1995
                                                        ---------  ---------  ---------
Total Buildings.......................................         45         46         44
Total Square Feet.....................................  2,531,712  2,728,729  2,418,646
A Tier Vacancy Rate...................................       10.2%       2.7%       1.8%
B Tier Vacancy Rate...................................        8.8%       9.6%      11.0%
Market Vacancy Rate...................................       15.1%      13.3%      15.3%
Net Absorption........................................    (48,941)    41,851      8,378
Under Construction....................................         --         --         --

SOURCE: GRUBB & ELLIS RESEARCH SERVICES, SUBURBAN MARYLAND OFFICE MARKET STATISTICS,
  FOURTH QUARTER 1997; FOURTH QUARTER 1996, AND FOURTH QUARTER 1995.


    ONE CONSTELLATION CENTRE: One Constellation Centre is comprised of 178,198 square foot, Class A office building with a two-story atrium lobby and a three-story covered parking deck and a 3,038 square foot, free standing building occupied by a bank. The Centre is within view of the Potomac River at Exit 4 off of the Capital Beltway (Maryland Route 495) in Prince George's County, Maryland.

    FELLS POINT, BALTIMORE, MARYLAND: Although statistically part of the downtown Baltimore market, the Brown's Wharf property is located near the Inner Harbor in the historic Fells Point section of Baltimore,

Maryland which has a reputation for its entertainment and amenities. The following table presents information relating to the downtown Baltimore market.


                                                        YEARS ENDED DECEMBER 31,
                                                     -------------------------------
                                                       1997       1996       1995
                                                     ---------  ---------  ---------
Total Buildings....................................        100         98        100
Total Square Feet..................................  13,653,421 13,545,785 13,892,017
A Tier Vacancy Rate................................      11.22%     13.80%     17.49%
B Tier Vacancy Rate................................      23.01%     27.32%     24.10%
Market Vacancy Rate................................      16.85%     20.24%     20.78%
Net Absorption.....................................     69,267    145,284   (157,337)
Under Construction.................................    177,130     --         --

SOURCE: COLLIERS PINKARD, 1997 OFFICE AND INDUSTRIAL MARKET REVIEW, 1996 OFFICE AND
  INDUSTRIAL MARKET REVIEW, AND 1995 OFFICE AND INDUSTRIAL MARKET REVIEW.


    BROWN'S WHARF: Brown's Wharf combines 75,998 square feet of office space with 27,672 square feet of retail space. The lead office tenant is JHPIEGO Corporation, an affiliate of The Johns Hopkins University. The property had an occupancy rate of 100% as of June 1, 1998.

THE RETAIL PROPERTIES

    WESTMINSTER, MARYLAND RETAIL MARKET: An upward trend in housing starts and economic growth has caused the Westminster, Maryland Retail Market to demand additional retail development while simultaneously keeping overall market vacancy rates below 5% with steadily increasing rental rates. Estimates of the county's population will exceed 200,000 by the year 2000. This represents an annual 12% growth rate. One of the Constellation Properties is located in this market.

    CRANBERRY SQUARE: Cranberry Square contains 112,609 square feet of retail space, comprised of a 56,139 square foot Giant Food store, a Staples store, Toy Works and small shops, and 27,000 square feet of retail space under construction which will allow for the expansion of the Staples store and the addition of Factory Card Outlet and Pier One Imports. Regionally located contiguous to Cranberry Mall at Maryland Routes 27 and 140 in Westminster, Cranberry Square is 100% leased and serves more than 93,000 people located within a ten mile radius of the square. In 1997, the number of households within a ten mile radius of this property totaled 33,917 with an average household income of $60,499.

    EASTON, MARYLAND RETAIL MARKET: Growth in the Easton, Maryland Retail Market remains stable in all sectors of commercial development. Residential growth continues to occur at a steady 3% annual rate. Vacancy rates are 3-4% with gradually increasing rental rates. Easton includes major employers such as Black and Decker, Cadmus, Journal Services, Allen Family Foods and The Memorial Hospital, all of which provide basic employment to this market. One of the Constellation Properties is located in this market.

    TRED AVON: Tred Avon is a 129,140 square foot shopping center, located at the heart of the Central Shopping District at Maryland Route 322 and Marlboro Road in Easton, Maryland. This shopping center contains four anchor stores, consisting of Acme Markets, Peebles, Rite-Aid and JoAnn Fabrics, and 19 other tenants. An extensive refurbishment of the exterior has recently been completed to update the design of the shopping center. In addition, Acme Markets is planning a 21,000 square foot expansion. Constellation holds an interest in the mortgage on this property. In 1996, the number of households within a ten mile radius of this property totaled 15,324 with an average household income of $55,838.

THE DEVELOPMENT PROPERTIES

    The Company has agreed to acquire the Development Properties for cash, as to each such property upon the earlier of the achievement of certain net operating income levels or July 1, 1999. Notwithstanding the foregoing, if certain minimum net operating income levels are not achieved by July 1, 1999, either the Company or Constellation has the right to terminate the agreement to purchase such property.

    PINEY ORCHARD MARKETPLACE: Located within the 2,000-acre planned unit development of Piney Orchard in Odenton, Maryland, Piney Orchard Marketplace will be a 52,781 square foot retail center. Construction on this property commenced in April 1998 and is expected to be completed by November 1998. Piney Orchard Marketplace will contain a mixture of convenience retail stores, anchored by Food Lion, Inc. service retail, and restaurants on 8.77 acres. As of June 1, 1998, 42,781 square feet, or approximately 81%, was pre-leased, the primary amount of which has been pre-leased to Food Lion, Inc. In 1996, the number of households within a five mile radius of this property totaled 22,387 with an average household income of $60,385.

    SPRINGFIELD COMMONS: Springfield Commons will be a 119,099 square foot regional shopping center located at Fairfax County Parkway and Frontier Drive in Springfield, Virginia. Construction commenced on this retail center in April 1998 and is anticipated to be completed before the end of 1998. Springfield Commons was 66.85% pre-leased as of June 1, 1998 to Borders, Inc., Staples, Inc., Pier One Imports and other tenants. Constellation holds a 60% interest in this property with the remaining 40% held by Fried Companies, Inc., an unaffiliated entity. In 1997, the number of households within a five mile radius of this property totaled 122,308 with an average household income of $83,969.

                          THE CONSTELLATION PROPERTIES

    The following tables set forth certain historical information relating to each of the Constellation Properties as of June 1, 1998.

                                                                  PERCENTAGE
                                            YEAR                LEASED OR PRE-
                                           BUILT/    RENTABLE    LEASED AS OF     TOTAL RENTAL
PROPERTY LOCATIONS                        RENOVATED   SQ. FT.   JUNE 1, 1998(1)   REVENUE (2)
----------------------------------------  ---------  ---------  ---------------   ------------
OFFICE PROPERTIES

1. One National Business Park (5)           1990      240,336        100.00%      $ 4,523,256

2. 131 National Business Parkway            1990       69,230         99.52%        1,178,776

3. 133 National Business Parkway            1996       88,666         90.60%        1,683,725

4. 141 National Business Parkway            1990       86,964         98.42%        1,434,318

5. One Constellation Centre               1988-1989   181,236         69.27%        2,420,901

6. Lakeview at the Greens I                 1986       69,192         73.40%          841,261

7. Lakeview at the Greens II                1988       71,870         95.94%        1,128,521

8. Three Centre Park                        1987       53,669         95.65%          899,873

9. Brandon I                                1982       38,513         94.49%          208,297

10. Brown's Wharf (7)                       1989      103,670        100.00%        1,603,168
                                                     ---------      -------       ------------

TOTAL OFFICE PROPERTIES                              1,003,346        90.89%      $15,922,096
                                                     ---------      -------       ------------

                                          PERCENTAGE OF
                                          TOTAL RENTAL
                                           REVENUE OF         TOTAL RENTAL
                                            OCCUPIED          REVENUE PER                   MAJOR TENANTS

PROPERTY LOCATIONS                          SPACE (3)     OCCUPIED SQ. FT. (4)       (10% OR MORE RENTAL SQ. FT.)

----------------------------------------  -------------   -------------------- ----------------------------------------

OFFICE PROPERTIES
1. One National Business Park (5)             24.40%             $18.82        U.S. Department of Defense (100%)

2. 131 National Business Parkway               6.36%              17.11        e.spire Communications (35%)

                                                                               TASC, Inc. (28%)

                                                                               Lockheed Martin Technical (23%)

                                                                               Intel Corporation (13%)

3. 133 National Business Parkway               9.08%              20.96        e.spire Communications (67%)

                                                                               Applied Signal Technology (24%)

4. 141 National Business Parkway               7.74%              16.76        Stanford Telecommunications (35%)

                                                                               J.G. Van Dyke & Associates (20%)

                                                                               Harris Data Services Corp. (14%)(6)

                                                                               E.D.S. (10%)

5. One Constellation Centre                   13.05%              19.28        U.S. Department of Treasury (47%)

                                                                               NRL Federal Credit Union (10%)

6. Lakeview at the Greens I                    4.54%              16.56        Great West Life & Annuity (17%)

                                                                               Laurel Consulting Group (15%)

                                                                               Moore USA, Inc. (11%)

7. Lakeview at the Greens II                   6.09%              16.37        Sky Alland Research, Inc. (22%)

                                                                               Greeman-Pedersen, Inc. (15%)

                                                                               Metcalf & Eddy (11%)

8. Three Centre Park                           4.85%              17.53        CRE/CRM (34%)

                                                                               N.A.C.M. (20%)

                                                                               Reap/REMAX, Inc. (16%)

                                                                               H.C. Copeland Associates, Inc. (11%)

9. Brandon I                                   1.12%               5.72        Rapid Response (50%)

                                                                               BGE Environmental (19%)

10. Brown's Wharf (7)                          8.65%              15.46        JHIEPGO Corporation (27%)

                                                                               Lista's (10%)

                                             ------              ------
TOTAL OFFICE PROPERTIES                       85.88%             $17.46
                                             ------              ------

                                                                  PERCENTAGE
                                            YEAR                LEASED OR PRE-
                                           BUILT/    RENTABLE    LEASED AS OF     TOTAL RENTAL
PROPERTY LOCATIONS                        RENOVATED   SQ. FT.   JUNE 1, 1998(1)   REVENUE (2)
----------------------------------------  ---------  ---------  ---------------   ------------

RETAIL PROPERTIES

11. Cranberry Square                        1991      112,609        100.00%      $ 1,871,836

12. Tred Avon                             1977/1997   129,140         92.09%          747,325
                                                     ---------      -------       ------------

TOTAL RETAIL PROPERTIES                               241,749         95.77%      $ 2,619,161
                                                     ---------      -------       ------------

TOTAL OPERATING PROPERTIES (8)                       1,245,095        91.83%      $18,541,257
                                                     ---------      -------       ------------

PROPERTIES UNDER CONSTRUCTION

13. 135 National Business Parkway           1998       86,832         81.75%        1,277,676

14. Woodlands One                           1998      106,278        100.00%        2,168,071

15. 134 National Business Parkway (10)      N/A        90,000             0%                0

16. Woodlands Two (10)                      N/A       106,000             0%                0

DEVELOPMENT PROPERTIES

17. Piney Orchard Marketplace (11)          N/A        52,781         81.05%          265,000(12)

18. Springfield Commons (11)                N/A       119,099         66.85%        1,750,363(12)
                                                     ---------      -------       ------------

TOTAL CONSTELLATION PROPERTIES                       1,806,085        78.61%      $24,002,367
                                                     ---------      -------       ------------
                                                     ---------      -------       ------------

                                          PERCENTAGE OF
                                          TOTAL RENTAL
                                           REVENUE OF         TOTAL RENTAL
                                            OCCUPIED          REVENUE PER                   MAJOR TENANTS

PROPERTY LOCATIONS                          SPACE (3)     OCCUPIED SQ. FT. (4)       (10% OR MORE RENTAL SQ. FT.)

----------------------------------------  -------------   -------------------- ----------------------------------------

RETAIL PROPERTIES
11. Cranberry Square                          10.10%             $16.62        Giant Food (50%)

                                                                               Staples, Inc. (15%)

                                                                               Toy Works (11%)

12. Tred Avon                                  4.02%               6.28        Peebles (27%)

                                                                               Acme Markets (22%)

                                             ------              ------
TOTAL RETAIL PROPERTIES                       14.12%             $11.31
                                             ------              ------
TOTAL OPERATING PROPERTIES (8)               100.00%             $16.22
                                             ------              ------
PROPERTIES UNDER CONSTRUCTION
13. 135 National Business Parkway               N/A               18.00        CMSI (81.75%) (9)

14. Woodlands One                               N/A               20.40        Green Spring Health Services, Inc.

                                                                               (100%) (9)

15. 134 National Business Parkway (10)          N/A                 N/A        N/A

16. Woodlands Two (10)                          N/A                 N/A        N/A

DEVELOPMENT PROPERTIES
17. Piney Orchard Marketplace (11)              N/A                6.19        Food Lion, Inc. (72%)

18. Springfield Commons (11)                    N/A               21.99        Borders, Inc. (23%) and Staples, Inc.

                                                                               (20%)

                                             ------              ------
TOTAL CONSTELLATION PROPERTIES               --                  $16.91
                                             ------              ------
                                             ------              ------


------------------------

 (1)  The percentage is based upon all leases signed as of June 1, 1998.

 (2) Total Rental Revenue is the monthly contractual base rent as of June 1, 1998 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

 (3) The percentage is based on the property's rental revenue to Constellation Properties' Total Rental Revenue excluding properties numbered 13-18 listed on the table above.

 (4) This represents the property's annualized base rent divided by the respective property's leased square feet as of June 1, 1998.

 (5) This property is triple net leased. The tenant reimburses Constellation for $1,090,452 of annualized operating expenses included in rental revenue noted.

 (6)  Harris Data Services Corp. is a subtenant for GTE Government Systems.

 (7) This property contains 75,998 square feet of office space and 27,672 feet of retail space.

 (8) Total Rental Revenue per rentable square foot excludes the Development Properties' square feet and the four properties under construction.

 (9) CMSI has pre-leased 70,982 square feet for $18.00 per square foot (net of electric cost) upon occupancy. Green Springs Health Services, Inc. has pre-leased 106,278 square feet for $20.40 per square foot upon occupancy.

(10) The Company exercised its options for these two properties on May 28, 1998. These properties commenced in Summer 1998 and no pre-leasing activity has occurred. The Rentable Square Foot figures are estimates as of June 1, 1998 as a result of their development stages.

(11) The purchase commitment by the Company is the earlier of achievement of certain operating results or July 1, 1999. The Rentable Square Foot figures are estimates as of June 1, 1998 as a result of their development stages.

(12) Total Rental Revenue does not include pro rata operating expenses since these expense reimbursements have not yet been determined.

N/A  Not applicable as property not operational as of June 1, 1998.

                      CONSTELLATION'S SIGNIFICANT TENANTS

    The following table sets forth a schedule of Constellation's ten largest tenants, for the twelve operating properties, as of June 1, 1998, based upon annualized contractual base rents for the month of June 1998 plus annualized operating expense reimbursements. This schedule excludes $350,695 of rental revenue for 21,502 square feet in two different buildings which were occupied by CRE/CRM as of June 1, 1998.


                                                                                                                 PERCENTAGE
                                                               REMAINING                PERCENTAGE                   OF
                                                                 LEASE                      OF       AGGREGATE   AGGREGATE
                                                    NUMBER       TERM      TOTAL RENT     TOTAL       LEASED     LEASED SQ.
  NAME                              EXP. DATE     OF LEASES    (MONTHS)    REVENUE (1)   REVENUE      SQ. FT.       FT.
--------------------------------  --------------  ----------   ---------   -----------  ----------   ---------   ----------
OFFICE TENANTS:
  U.S. Department of Defense
    (2).........................  September 2008       1          124      $4,523,256     24.40%      240,336      21.02%
  e.spire Communications (3)....        --             2         --         1,763,769      9.51%       83,800       7.33%
  U.S. Department of Treasury...    April 2003         1           58       1,564,362      8.44%       85,253       7.46%
  Stanford Telecommunications...   August 2003         1           63         640,690      3.46%       39,880       3.49%
  JHPIEGO Corporation...........   October 2008        1          125         385,574      2.08%       27,541       2.41%
  NRL Federal Credit Union......  December 2003        1           67         343,305      1.85%       17,901       1.57%
  Applied Signal Technology.....     May 2004          1           71         332,054      1.79%       20,783       1.82%
  TASC, Inc.....................    April 2001         1           35         327,188      1.76%       19,550       1.71%
  Lockheed Martin Technical.....    July 1998          1            2         286,532      1.55%       15,807       1.38%
RETAIL TENANTS:
  Giant Food....................    April 2016         1          215         768,573      4.15%       56,139       4.91%
                                                     ---          ---      -----------    -----      ---------     -----
  TOTALS:.......................                      11         --        $10,935,302    58.98%      606,990      53.09%
                                                     ---          ---      -----------    -----      ---------     -----
                                                     ---          ---      -----------    -----      ---------     -----


------------------------

(1) Total Rental Revenue is the monthly contractual base rent as of June 1, 1998 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(2) Property occupied under a triple net lease agreement, pursuant to which the tenant reimburses Constellation for all building operating expenses. Lease provides tenant with annual automatic renewal options which commenced in October 1994.

(3) e.spire Communications occupies space in two different buildings with 59,545 square feet expiring in March 2003 and 24,255 square feet expiring in January 2005.


    Constellation has pre-leased properties under construction to the following significant tenants. Green Spring Health Services, Inc. has pre-leased 106,278 square feet of Woodlands One for a five-year term, which will generate $2,168,071 of annual rental revenue upon occupancy. In 135 National Business Parkway, CMSI has leased 70,982 square feet under a seven-year lease which will generate $1,277,676 of annual rental revenue upon occupancy. Food Lion, Inc. has leased 37,981 square feet for a twenty-year term, which will generate $184,000 of annual rental revenue upon occupancy for the Piney Orchard Marketplace property. Springfield Commons has been pre-leased to Borders, Inc. for 27,608 square feet for a twenty-year term and Staples, Inc. for 24,000 square feet for a fifteen-year term, which will generate $604,891 and $432,000 of annual rental revenue on occupancy, respectively.

                            CONSTELLATION PROPERTIES
                         SCHEDULE OF LEASE EXPIRATIONS

    The following table sets forth a schedule of the lease expirations for the operating Constellation Properties beginning June 1, 1998 and annually thereafter, assuming that none of the tenants exercises renewal options:


                                                   SQUARE                                    TOTAL RENTAL
                                                 FOOTAGE OF                  TOTAL RENTAL     REVENUE OF     PERCENTAGE OF
                                    NUMBER OF      LEASES     PERCENTAGE OF   REVENUE OF    EXPIRING LEASES  TOTAL RENTAL
            YEAR OF                  LEASES       EXPIRING    TOTAL LEASED     EXPIRING      PER RENTABLE       REVENUE
           EXPIRATION               EXPIRING         (1)       SQUARE FEET    LEASES (2)    SQUARE FEET (2)  EXPIRING (2)
--------------------------------  -------------  -----------  -------------  -------------  ---------------  -------------
June 1, 1998-
December 31, 1998...............           15        58,021          5.07%   $     778,393     $   13.42            4.20%
1999............................           29        75,222          6.58%       1,107,648         14.73            5.97%
2000............................           21        99,453          8.70%       1,418,525         14.26            7.65%
2001............................           19       152,959         13.38%       2,262,091         14.79           12.20%
2002............................            9        65,466          5.73%         684,858         10.46            3.70%
2003............................           20       267,031         23.35%       4,899,731         18.35           26.43%
2004............................            6        59,447          5.20%         928,196         15.61            5.01%
2005............................            1        24,255          2.12%         412,097         16.99            2.22%
2006............................            1        12,330          1.08%         150,601         12.21             .81%
2007............................       --            --                --%        --              --                  --%
2008............................            2       267,877(1)       23.43%      4,908,830         18.32           26.48%
2009 and thereafter.............            3        61,311          5.36%         990,287         16.15            5.33%
                                          ---    -----------       ------    -------------        ------          ------
TOTALS:.........................          126     1,143,372        100.00%   $  18,541,257     $   16.22          100.00%
                                          ---    -----------       ------    -------------        ------          ------
                                          ---    -----------       ------    -------------        ------          ------


------------------------

(1) One tenant occupying 240,336 square feet and remitting $4,523,256 of annualized June 1, 1998 total rental revenue leases space under a one year lease with 14 consecutive automatic one year renewals. The lease has been reflected as expiring in the year 2008 in the above table.

(2) Total Rental Revenue is the monthly contractual base rent as of June 1, 1998 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

                         PRO FORMA SIGNIFICANT TENANTS

    The following table sets forth a pro forma schedule of the Company's ten largest tenants, including the 12 operating Constellation Properties and the Company (including the Airport Square properties and the properties in Fairfield, New Jersey) based upon annualized contractual rents as of June 1, 1998 plus annualized operating expense reimbursements.

                                                               REMAINING
                                                    NUMBER     LEASE TERM   TOTAL RENT   PERCENTAGE OF     AGGREGATE
NAME                                   EXP. DATE   OF LEASES    (MONTHS)    REVENUE(1)   TOTAL REVENUE   LEASED SQ. FT.
------------------------------------  -----------  ---------   ----------   -----------  -------------   --------------
OFFICE TENANTS:
  Unisys(2).........................   July 2009        4         133       $ 8,943,060      17.03%          954,937
  U.S. Department of Defense(3).....      --            7        --           6,580,059      12.53%          450,041
  IBM(4)............................  March 2002        1          46         3,255,778       6.20%          170,000
  Teleport Communications(5)........      --            2        --           2,603,324       4.96%          172,385
  Ciena Corporation(6)..............      --            3        --           1,987,569       3.78%          182,183
  e.spire Communications(7).........      --            2        --           1,763,769       3.35%           83,800
  U.S. Department of Treasury.......  April 2003        1          58         1,564,362       2.98%           85,253
  First Annapolis Consulting........  August 2005       1          74           766,413       1.46%           49,446

RETAIL TENANTS:
  Giant Food........................  April 2016        1         215           768,573       1.46%           56,139
  Fleming Companies, Inc.(8)........      --            3        --             729,621       1.39%          128,320
                                                      ---         ---       -----------      -----       --------------
      TOTALS:.......................                   25                   $28,962,528      55.14%        2,332,504
                                                      ---                   -----------      -----       --------------
                                                      ---                   -----------      -----       --------------

                                      PERCENTAGE OF
                                        AGGREGATE
NAME                                  LEASED SQ. FT.
------------------------------------  --------------
OFFICE TENANTS:
  Unisys(2).........................      23.86%
  U.S. Department of Defense(3).....      11.24%
  IBM(4)............................       4.25%
  Teleport Communications(5)........       4.30%
  Ciena Corporation(6)..............       4.55%
  e.spire Communications(7).........       2.09%
  U.S. Department of Treasury.......       2.13%
  First Annapolis Consulting........       1.23%
RETAIL TENANTS:
  Giant Food........................       1.40%
  Fleming Companies, Inc.(8)........       3.21%
                                          -----
      TOTALS:.......................      58.26%
                                          -----
                                          -----


------------------------

(1) Total Rental Revenue is the monthly contractual base rent as of June 1, 1998 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(2) Merck subleases from Unisys 109,109 square feet and has exercised its option to lease an additional 109,109 square feet commencing January 1, 1999.

(3) U.S. Department of Defense occupies space in seven different buildings with 240,336 square feet expiring September 2008; 96,636 square feet expiring September 1998; 73,572 square feet expiring May 1999; 12,333 square feet expiring June 2005; 15,776 square feet expiring June 1999; 10,308 square feet expiring September 1998; and 1,080 square feet expiring October 1998.

(4) Teleport Communications recently agreed to lease 143,072 square feet at this location through March 31, 2009. Teleport Communications will sublease this space from IBM through March 31, 2002 and thereafter will lease this space directly from the Company.

(5) Teleport Communications leases 142,385 square feet which expires June 2008 and 30,000 square feet which expires December 2006. The 30,000 square feet space is subleased from IBM through March 2002.

(6) Ciena Corporation leases 57,140 square feet which expires August 2002; 67,903 square feet which expires February 2008; and 57,140 square feet which expires June 2002.

(7) e.spire Communications leases 59,545 square feet which expires March 2003 and 24,255 square feet which expires January 2005.

(8) Fleming Companies, Inc. has three leases consisting of 36,248 square feet expiring October 2010; 39,272 square feet expiring May 2014; and 52,800 square feet expiring November 2014.

                    PRO FORMA SCHEDULE OF LEASE EXPIRATIONS

    The following table sets forth a pro forma schedule of the lease expirations for the 12 operating Constellation Properties and the Company (including the Airport Square properties and the properties in Fairfield, New Jersey) as of June 1, 1998:


                                                                                       TOTAL RENTAL
                                 NUMBER       SQUARE                   TOTAL RENTAL     REVENUE OF     PERCENTAGE OF
                                   OF       FOOTAGE OF  PERCENTAGE OF   REVENUE OF    EXPIRING LEASES  TOTAL RENTAL
           YEAR OF               LEASES       LEASES    TOTAL LEASED     EXPIRING      PER RENTABLE       REVENUE
         EXPIRATION             EXPIRING     EXPIRING    SQUARE FEET    LEASES (2)    SQUARE FEET (2)  EXPIRING (2)
-----------------------------  -----------  ----------  -------------  -------------  ---------------  -------------
June 1, 1998 -
  December 31, 1998..........          23      183,456         4.58%   $   2,029,497     $   11.06            3.86%
1999.........................          39      307,219         7.68%       4,280,784         13.93            8.15%
2000.........................          32      156,000         3.90%       2,310,740         14.81            4.40%
2001.........................          35      384,304         9.60%       5,972,535         15.54           11.37%
2002.........................          27      353,389         8.83%       4,441,873         12.57            8.46%
2003.........................          24      284,368         7.10%       5,213,900         18.34            9.93%
2004.........................           8       86,481         2.16%       1,407,075         16.27            2.68%
2005.........................           3       86,034         2.15%       1,379,369         16.03            2.63%
2006.........................           3      109,840         2.74%       1,256,281         11.44            2.39%
2007.........................           3       53,812         1.34%         984,083         18.29            1.87%
2008.........................          12      838,241(1)       20.94%    10,980,417         13.10           20.91%
2009 and
  thereafter.................           7    1,159,320        28.98%      12,262,390         10.58           23.35%
                                      ---   ----------       ------    -------------        ------          ------
TOTALS:......................         216    4,002,464       100.00%   $  52,518,944     $   13.12          100.00%
                                      ---   ----------       ------    -------------        ------          ------
                                      ---   ----------       ------    -------------        ------          ------


------------------------

(1) One tenant occupying 240,336 square feet and remitting $4,523,256 of annualized June 1, 1998 total rental revenue leases space under a one-year lease with 14 consecutive automatic one-year renewals. The lease has been reflected as expiring in the year 2008 in the above table.

(2) Total Rental Revenue is the monthly contractual base rent as of June 1, 1998 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

THE CONSTELLATION SERVICE COMPANIES

    The Constellation Service Companies consist of certain assets and personnel of CRE and a 75% interest in CRM.

CONSTELLATION REAL ESTATE, INC.

    CRE provides comprehensive design/build, construction, development and asset management service to entities affiliated with Constellation. Most of Constellation's activities in the real estate business have been conducted on its behalf by CRE and its employees. CRE's strategy in the office property business has been to develop or acquire high quality office properties in suburban markets where it is, or can become, a prominent market force, or in markets where it identifies specific real estate investment opportunities

    CRE management includes: Randall M. Griffin, President; Roger A. Waesche, Jr., Senior Vice President of Finance; John H. Gurley, Vice President and General Counsel; Stanley A. Link, Senior Vice President of Construction; and Dwight S. Taylor, Senior Vice President of Marketing and Leasing. These individuals manage the operations including development, construction, leasing, asset management, acquisition and disposition of the company owned, and affiliated entities' properties. Each of them is expected to join the Company in a senior management position following closing of the Transaction.

CONSTELLATION REALTY MANAGEMENT, LLC


    CRM is engaged in management of income producing real estate and corporate facilities management. Approximately 47% of CRM's revenues for the year ended December 31, 1997 were derived from Constellation Properties and other affiliates of Constellation, and the balance of its income was derived from unaffiliated third parties. As of June 1, 1998, CRM managed approximately 14.8 million square feet of real estate, comprising more than 146 properties. Of these totals, approximately 1.8 million square feet in 16 properties were owned by entities affiliated with Constellation, including BGE. The balance, 13.0 million square feet in over 130 properties, is owned by unaffiliated clients of CRM.

    CRM is active in all facets of commercial real estate, including commercial, office, retail and corporate facilities projects. CRM's list of clients includes pension fund managers, Fortune 500 companies, financial institutions, partnerships and individuals. Its clients include:


- LaSalle Advisors                           - ERE Yarmouth
- Westmark Realty Advisers                   - AMB Institutional RealtyAdvisers
- GE Capital Investment Advisers


    CRM maintains its headquarters at Three Centre Park in Columbia, Maryland, with offices in Towson, Maryland, Woodlawn, Maryland, Annapolis Junction, Maryland, Calverton, Maryland, Columbia, Maryland, Linthicum, Maryland, and Wilmington, Delaware. CRE owns 75% of the outstanding membership interests of CRM, which was formed on April 1, 1996. The remaining 25% interest is held by KLNB, Inc., an unaffiliated entity. CRM is operated under the direction of Michael D. Kaiser, President and Steven J. Willats, Vice President. CRM employs 66 people, 30 of whom are building engineers, 19 are property managers, five are lease administrators, nine are engaged in accounting and three are involved in corporate activities.

    The 75% interest in CRM and other management assets to be acquired by the Company from Constellation will be transferred by the Company to the Operating Partnership, which will, in turn, transfer such assets to COMI. In exchange for such assets, the Operating Partnership will receive (i) indebtedness issued by COMI in the principal amount of $2,005,000, (ii) cash of approximately $24,750,
(iii) 18,800 shares of non-voting common stock, representing all of the non-voting common stock to be issued by COMI and (iv) 10 shares of voting common stock, representing 1% of the voting common stock to be issued by COMI. Individual shareholders, including Jay H. Shidler, Clay W. Hamlin, III, executive officers of COMI and perhaps others, will purchase 990 shares of voting common stock (representing 99% of the outstanding voting stock and 5% of the aggregate outstanding stock) in exchange for a cash capital contribution of $24,750. Due to federal income tax requirements, the REIT may not directly or indirectly own 10% or more of the outstanding voting securities of COMI.

LEGAL PROCEEDINGS RELATED TO CONSTELLATION

    To the Company's knowledge, there are no material legal proceedings pending or threatened against Constellation, any of the Constellation Properties or the Constellation Service Companies, other than routine litigation arising out of the ordinary course of business, and which are covered by liability insurance.

                           SELECTED FINANCIAL DATA OF
                        CONSTELLATION SERVICE COMPANIES

    The following selected financial data of the Constellation Service Companies as of and for the three months ended March 31, 1998 and 1997; and as of December 31, 1995, 1994 and 1993 and for the years ended December 31, 1994 and 1993, have been derived from the Constellation Service Company's unaudited financial statements, which in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the unaudited periods. The selected financial data of Constellation Service Companies as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 has been derived from and should be read in conjunction with the Constellation Service Companies' audited financial statements and notes thereto for those periods included elsewhere in this Proxy Statement. This information should also be read in conjunction with "Management's Discussion and Analysis of Constellation Service Companies' Financial Condition and Results of Operations" included elsewhere in this Proxy Statement.

           SELECTED FINANCIAL DATA OF CONSTELLATION SERVICE COMPANIES
                             (Dollars in Thousands)


                                   THREE MONTHS ENDED
                                       MARCH 31,                              YEARS ENDED DECEMBER 31,
                               --------------------------  --------------------------------------------------------------
                                   1998          1997          1997          1996         1995        1994        1993
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
OPERATING DATA:
  Total revenue..............  $      3,717  $      3,314  $     11,226  $     15,412  $    7,096  $    3,467  $    3,308
  Total expenses.............         3,755         3,043        10,485        14,708       7,088       3,401       3,769
  Minority interest..........            26            47           117            96      --          --          --
  Income tax expense
    (benefit)................           (23)           91           256           251          14          26        (189)
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
    Net Income (loss)........  $        (41) $        133  $        368  $        357  $       (6) $       40  $     (272)
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
BALANCE SHEET DATA:
  Cash and cash
    equivalents..............  $      5,944  $      5,733  $      4,732  $      5,191  $     (554) $     (423) $   (1,113)
  Due from affiliates........       --            --            --            --            1,484       1,448       2,637
  Other assets...............         4,151         5,886         3,378         5,341       3,284       1,395         992
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
    Total assets.............  $     10,095  $     11,619  $      8,110  $     10,532  $    4,214  $    2,420  $    2,516
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
  Due to affiliates..........  $      6,051  $      7,529  $      4,423  $      4,925  $   --      $   --      $   --
  Other liabilities..........         1,193         1,433           821         3,130       2,209         409         545
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
    Total liabilities........  $      7,244  $      8,962         5,244  $      8,055  $    2,209  $      409  $      545
  Minority interest..........  $        162  $        162  $        136  $        115      --          --          --
  Stockholder's equity.......         2,689         2,495         2,730         2,362       2,005       2,011       1,971
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
  Total liabilities and
    stockholder's equity.....  $     10,095  $     11,619  $      8,110  $     10,532  $    4,214  $    2,420  $    2,516
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
SQUARE FEET UNDER
  MANAGEMENT.................    13,576,000    11,278,000    14,203,000    10,863,000   2,245,000   1,594,000   1,372,000
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------
                               ------------  ------------  ------------  ------------  ----------  ----------  ----------

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSTELLATION SERVICE COMPANIES'
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following should be read in conjunction with the consolidated financial statements of Constellation Service Companies and the notes thereto, appearing elsewhere in this Proxy Statement.

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO MARCH 31, 1997

NET INCOME: Net income decreased by $174,000 from $133,000 to a $41,000 loss for the three month period ended March 31, 1998 as compared to the same period in 1997. This change resulted from reduction in CRM's profit by 44.7% from $188,000 in 1997 to $104,000 in 1998 as expenses increased 12.5% from $827,000 to $930,000 but the property management fees only increased 1.9% from $1,015,000 in 1997 to $1,034,000 in 1998 for the three month period ended March 31, 1998 compared to the same period in 1997. The remaining decrease of $120,000 resulted from the reduction in profit recognized on the construction contract services due to the increase in related party transactions for which no profit was realized.

REVENUES: Total revenues increased by 12.3% or $.4 million from $3.3 million to $3.7 million for the three months ended March 31, 1998 compared to the same period in 1997. This increase resulted principally from commencement of certain construction contract services during the first quarter of 1998 which represented new services, causing a 12.9% or $.2 million increase from $1.7 million to $1.9 million for the first quarter of 1998 compared to 1997. The remaining $.2 million increase in revenues was generated from increased construction, development, marketing, asset management and finance fees.

OPERATING EXPENSES: Total operating expenses increased by $.7 million or 23.4% from $3.0 million to $3.7 million for the three months ended March 31, 1998 and 1997, respectively. Construction contract costs increased by $.3 million or 22.2% from $1.5 million to $1.8 million from 1997 to 1998 as a result of the commencement of new construction contract services. Another $.3 million or 27.0% increase from $1.0 million to $1.3 million in salaries and related expenses was caused by the hiring of new employees to service the growth in the property management business coupled with normal wage increases to the existing employees.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

NET INCOME: Net income was relatively unchanged level for the year ended December 31, 1997 compared to the same period in 1996 due to the offsetting effects of decreases in revenues and decreases in operating expenses.

REVENUES: Total revenues decreased by 27.6% or $4.2 million from $15.3 to $11.1 million for the years ended December 31, 1996 and 1997, respectively. This decrease resulted principally from reduced levels of certain construction contract services from 1996 to 1997, causing a $5.4 million decrease. Property management fees increased $.7 million or 21.0% due to higher volume of square feet managed. Construction, development, marketing, asset management fees and finance fees increased by 21.8% or $.5 million from $2.6 million in 1996 to $3.1 million in 1997, primarily due to increased marketing fees associated with new projects of $.4 million.


OPERATING EXPENSES: Total operating expenses decreased by $4.2 million or 15.2% from $14.7 to $10.5 million for the year ended December 31, 1997 compared to the same period in 1996. This decrease, similar to the decline in revenues, principally resulted from completion of certain construction contract services during 1996 which represented non-recurring services in 1997 or a $5.4 million decrease. An increase of $.7 million or 17.7% in salaries and related expenses resulted from the hiring of ten new employees due to CRM's growth coupled with wage increases for existing employees. Other expenses increased by $.5 million or 52.8% over the prior year and consist primarily of $.3 million in consulting advisory services and $.1 million of additional rental expense due to the overall growth in the business.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

NET INCOME: Net income increased by $.4 million from a breakeven in 1995 to a $.4 million profit in 1996 due to the $.3 million pre-tax improvement in construction contract profit. The growth of $1.3 million in property management fees due to additional square feet under management coupled with the $1.1 million increase in construction, development, marketing, asset management and finance fees offset the additional $1.5 million in salaried expenses required to service this growth.

REVENUES: Total revenues increased by $8.3 million or 119.3% from $7.0 million to $15.3 million for the year ended December 31, 1996 compared to the same period in 1995. This increase resulted principally from growth in certain construction contract services during 1996 which did not exist in 1995, causing a $5.9 million increase. Property management fees increased by 72.3% or $1.3 million from $1.8 million to $3.1 million as a result of the purchase of a 75% member interest in CRM by CRE, effective in April 1996. Construction, development, marketing, asset management fees and finance fees increased by 70.4% or $1.1 million from $1.5 million to $2.6 million in 1995 and 1996, respectively, due to the increased leasing commissions and increased fees associated with the growth in the construction contract services.

OPERATING EXPENSES: Total operating expenses increased by 107.0% or $7.6 million from $7.1 million to $14.7 million for the year ended December 31, 1996 compared to the same period in 1995. This increase, similar to the increased operating revenues, principally resulted from growth in certain construction contract services during 1996 which did not exist in 1995, causing a $5.6 million increase. An increase of 67.3% or $1.5 million in salaries and related expenses primarily resulted from the purchase of the 75% member interest in CRM in which approximately 19 new employees were hired. Overhead costs of related party increased 41.5% or $255,000 over the prior year because the total allocable costs from related party comprised a larger portion of the related party's business as compared to other lines of business in 1996. Other expenses increased 32.6% or $.2 million from $.7 million in 1995 to $.9 million in 1996 as rent and depreciation expense increased from new CRM satellite offices.

MINORITY INTEREST: Minority interest expense increased by $96,000 as a result of the formation of CRM in April 1996. KLNB, Inc., the minority interest holder, shares in 25% of the earnings from CRM.

LIQUIDITY AND CAPITAL RESOURCES

    Generally, cash provided from operations represents the primary source of liquidity to fund operating expenses. To the extent necessary, borrowings from affiliates and lending institutions provide other sources of liquidity. The Constellation Service Companies have generated cash from operations to fund distributions to the minority interest holder, as required, and from all sources to satisfy its debt service obligations.

    The Constellation Service Companies use a centralized cash management system for Constellation affiliates owned by CREG. As a result, if historical cash flows from operating activities were insufficient to fund operating expenses and costs, the Constellation Service Companies received advances from its affiliates. These advances are then repaid from available cash flow.

    Working capital as of March 31, 1998 was $406,000 as compared to $1,460,000 as of March 31, 1997. This decrease of $1,054,000 was principally caused by a $2,954,000 reduction in accounts receivable offset by a $1,478,000 reduction in due to affiliates. Cash flows from operating activities increased by $1,591,000 from $650,000 for the three-month period March 31, 1997 to $2,241,000 for the three-month period March 31, 1998 principally as a result of a $2,208,000 increase in accounts payable and accrued expenses offset by the $976,000 reduction in borrowings from affiliates. Cash flows from investing activities decreased by $950,000 due to the $1,000,000 escrowed deposit related to a contract to acquire loans collaterialized by the Airport Square properties. Cash flows from (used in) financing activities increased by $29,000 from a $1,000 deficit for the three-month period March 31, 1998 to $28,000 for the three-month period March 31, 1997.

    Working capital as of December 31, 1997 was $1,400,000 as compared to $1,300,000 as of December 31, 1996. The $100,000 increase was principally caused by the $2,464,000 reduction in the outstanding accounts receivable balances partially offset by the $2,164,000 reduction in accounts payable.

    Cash flows from (used in) operating activities for the years ended December 31, 1997, 1996 and 1995 were $124,000, $6,290,000, and $(91,000), respectively.
Although net income realized for the year ended December 31, 1997 remained level compared to 1996, cash flows from operating activities decreased by $6,166,000 from $6,290,000 in 1996 to $124,000 in 1997 principally as a result of the operating advances from affiliates. In 1997, the Constellation Service Companies repaid $502,000 of advances from affiliates as compared to the $6,409,000 borrowed from affiliates in 1996. In 1996, although net income improved by $363,000 as compared to 1995, cash flows from (used in) operating activities increased by $6,381,000 from $(91,000) in 1995 to $6,290,000 in 1996 principally as a result of $6,409,000 advanced from affiliates. This advance provided cash to fund operations as liquidity was strained by the $1,982,000 increase in accounts receivable from 1995 to 1996 coupled with a $2,182,000 increase in accounts payable from 1995 to 1996. Net cash used in operating activities for the year ended December 31, 1995 was $(91,000) caused primarily by the $(6,000) net loss combined with a net decrease of $200,000 in current assets and liabilities from 1994 to 1995.

    Cash flows used in investing activities, which primarily relate to investment in fixed assets, for the years ended December 31, 1997, 1996 and 1995 were $(445,000), $(731,000), and $(59,000), respectively. In 1996, cash flows from investing activities included the $414,000 acquisition of the 75% member interest in CRM.

    Cash flows from (used in) financing activities, which include the annual principal repayments to KLNB, Inc. on the outstanding note payable and any distribution or contributions to CRM's minority interest holder, for the years ended December 31, 1997, 1996 and 1995 were $(138,000), $186,000, and $19,000,
Annual scheduled principal payments of $40,000 were paid to KLNB from the $200,000 promissory note assumed in 1996 upon the acquisition of the 75% member interest in CRM in 1996. A $96,000 distribution was provided to the minority interest holder in 1997. In 1996, the minority interest holder contributed $19,000.

INFLATION

    Inflation has generally not significantly impacted the periods presented for the Constellation Service Companies due to the relatively low inflation rates in their market. In addition, average salaries and related expenses historically have not exceeded 10% annually in the same market.

                     SELECTED FINANCIAL DATA OF THE COMPANY

    The following tables set forth certain financial data on a consolidated historical and pro forma basis for the Company. The financial data should be read in conjunction with the Company's financial statements and the notes thereto incorporated by reference in this Proxy Statement, Constellation Properties' combined statement of revenue and certain expenses for the year ended December 31, 1997 and the notes thereto, and the Constellation Service Companies' consolidated financial statements and the notes thereto included elsewhere in this Proxy Statement. The consolidated historical financial data of the Company as of and for the fiscal years ended December 31, 1993 through 1997 have been derived from and should be read in conjunction with the audited financial statements for those years. The financial data of the Company as of and for the three months ended March 31, 1998 and 1997 have been derived from unaudited financial statements, which, in the opinion of management, include all adjustments, necessary for a fair statement of the results for the unaudited interim periods. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company incorporated by reference in this Proxy Statement.

    The unaudited pro forma financial and operating data for the three months ended March 31, 1998 and for the year ended December 31, 1997, is presented as if the completion of the Transaction, the Airport Square property acquisition, the acquisition of properties in Fairfield, New Jersey, and the 1998 Offering, all occurred as of January 1, 1998 for the March 31, 1998 pro forma data and as of January 1, 1997 for the December 31, 1997 pro forma data. The acquisition of the Shidler Group's Mid-Atlantic operations is reflected in the Company's historical consolidated balance sheet at December 31, 1997 and March 31, 1997 and is included in the pro forma condensed consolidating statements of operations as if it occurred on January 1, 1997. The unaudited pro forma balance sheet as of March 31, 1998 is presented as if the foregoing, except for the Shidler transaction, occurred as of March 31, 1998.

    The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Proxy Statement. The pro forma information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.

                      SELECTED CONSOLIDATED HISTORICAL AND
                    PRO FORMA FINANCIAL DATA OF THE COMPANY
                (Dollars in thousands, except per share amounts)

                                           THREE MONTHS
                                          ENDED MARCH 31,                             YEAR ENDED DECEMBER 31,
                               -------------------------------------  -------------------------------------------------------
                                PRO FORMA          HISTORICAL          PRO FORMA                   HISTORICAL
                               -----------  ------------------------  -----------  ------------------------------------------

                                  1998         1998         1997         1997        1997       1996       1995       1994
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
                               (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
OPERATING DATA:
Revenue:
  Rental income..............   $  12,109    $   4,919    $     626    $  44,007   $   6,122  $   2,477  $   2,436  $   2,038
  Tenant recoveries and other
    income...................       1,260          606            7        5,619         496         32         48        217
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
  Total revenue..............      13,369        5,525          633       49,626       6,618      2,509      2,484      2,255
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
Expenses:
  Interest...................       4,281        2,159          308       17,226       2,855      1,246      1,267      1,098
  Depreciation and
    amortization.............       2,484        1,041          142        9,907       1,331        567        567        476
  Property expenses..........       3,460          899           79       14,743         728         31         42         43
  General and
    administrative...........         465          299           13        1,358         533        372        336        337
  Reformation costs (1)......      --              637       --           --          --         --         --         --
  Termination of Advisory
    Agreement (2)............      --           --           --           --           1,353     --         --         --
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
  Total expenses.............      10,690        5,035          542       43,234       6,800      2,216      2,212      1,954
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
Equity in income of
  management company.........        (159)      --           --               55      --         --         --         --
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
Income (loss) before minority
  interests..................       2,520          490           91        6,447        (182)       293        272        301
Income allocated to minority
  interests..................      (1,033)        (989)      --           (3,608)       (785)    --         --         --
Preferred Share
  distributions..............        (333)      --           --           (1,334)     --         --         --         --
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
Net income (loss)............   $   1,154    $    (499)   $      91    $   1,505   $    (967) $     293  $     272  $     301
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
Net income (loss) per common
  share......................   $    0.07    $   (0.22)   $    0.06    $    0.09   $   (0.60) $    0.21  $    0.19  $    0.21
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
Cash dividends/ distributions
  declared...................                $   1,276    $     177                $     816  $     710  $     710  $   1,207
                                            -----------  -----------               ---------  ---------  ---------  ---------
                                            -----------  -----------               ---------  ---------  ---------  ---------
Cash dividends/ distributions
  per share..................                $    0.15    $    0.12                $    0.50  $    0.50  $    0.50  $    0.85
                                            -----------  -----------               ---------  ---------  ---------  ---------
                                            -----------  -----------               ---------  ---------  ---------  ---------
BALANCE SHEET DATA (AS OF
  PERIOD END):
Real estate investments, net
  of accumulated
  depreciation...............   $ 469,850    $ 187,730    $  22,931                $ 188,625  $  23,070  $  23,624  $  24,179
Total assets.................     478,167      192,656       24,044                  193,534     24,197     24,779     25,647
Mortgages payable............     230,649      114,301       14,579                  114,375     14,658     14,916     15,153
Total liabilities............     233,542      117,194       14,959                  117,008     15,026     15,191     15,620
Minority interests...........      64,611       64,611       --                       64,862     --         --         --
Shareholders' equity.........     180,014       10,851        9,085                   11,664      9,171      9,588     10,026



                                 1993
                               ---------

OPERATING DATA:
Revenue:
  Rental income..............  $   1,073
  Tenant recoveries and other
    income...................         70
                               ---------
  Total revenue..............      1,143
                               ---------
Expenses:
  Interest...................        461
  Depreciation and
    amortization.............        256
  Property expenses..........         63
  General and
    administrative...........        183
  Reformation costs (1)......     --
  Termination of Advisory
    Agreement (2)............     --
                               ---------
  Total expenses.............        963
                               ---------
Equity in income of
  management company.........     --
                               ---------
Income (loss) before minority
  interests..................        180
Income allocated to minority
  interests..................     --
Preferred Share
  distributions..............     --
                               ---------
Net income (loss)............  $     180
                               ---------
                               ---------
Net income (loss) per common
  share......................  $    0.17
                               ---------
                               ---------
Cash dividends/ distributions
  declared...................  $     923
                               ---------
                               ---------
Cash dividends/ distributions
  per share..................  $    0.88
                               ---------
                               ---------
BALANCE SHEET DATA (AS OF
  PERIOD END):
Real estate investments, net
  of accumulated
  depreciation...............  $  15,110
Total assets.................     18,882
Mortgages payable............      7,450
Total liabilities............      7,950
Minority interests...........     --
Shareholders' equity.........     10,932

                                           THREE MONTHS
                                          ENDED MARCH 31,                             YEAR ENDED DECEMBER 31,
                               -------------------------------------  -------------------------------------------------------
                                PRO FORMA          HISTORICAL          PRO FORMA                   HISTORICAL
                               -----------  ------------------------  -----------  ------------------------------------------
                                  1998         1998         1997         1997        1997       1996       1995       1994
                               -----------  -----------  -----------  -----------  ---------  ---------  ---------  ---------
                               (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
OTHER DATA:
Cash flows provided (used
  in):
  Operating activities.......      (3)      $      956   $      223       (3)      $   3,216  $     840  $     678  $     690
  Investing activities.......      (3)            (682 )          0       (3)            973        127       (551)    (9,511)
  Financing activities.......      (3)          (1,323 )       (256 )     (3)         (1,052)      (967)    (1,001)     6,357
Funds from operations (4)....                    1,246          229                    1,718        847        827        768
Weighted average shares
  outstanding (in
  thousands).................      16,699        2,268        1,420       16,699       1,601      1,420      1,420      1,420

PROPERTY DATA (AS OF PERIOD
  END):
Number of properties owned...          49           17            7           49          17          7          7          7
Total rentable square feet
  owned (in thousands).......       4,734        1,852          370        4,734       1,852        370        370        370


                                 1993
                               ---------

OTHER DATA:
Cash flows provided (used
  in):
  Operating activities.......  $     358
  Investing activities.......     (5,461)
  Financing activities.......      7,829
Funds from operations (4)....        437
Weighted average shares
  outstanding (in
  thousands).................      1,065
PROPERTY DATA (AS OF PERIOD
  END):
Number of properties owned...          4
Total rentable square feet
  owned (in thousands).......        215


------------------------

(1) Reflects a nonrecurring expense of $637 associated with the reformation of the Company on March 16, 1998.

(2) Reflects a nonrecurring expense of $1,353 associated with the termination of the Advisory Agreement on October 14, 1997, which was paid in the form of Common Stock.

(3) Pro forma information relating to cash flows from operating, investing and financing activities has not been included because management believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.

(4) The White Paper on Funds from Operations ("FFO") approved by the Board of Governors of NAREIT in March 1995 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a measure of the financial performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes FFO in accordance with standards established by NAREIT which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND TRUSTEES

    Set forth below is certain information as of the date of this Proxy Statement for (i) the Trustees of the Company, (ii) the executive officers of the Company and (iii) the Trustees and executive officers of the Company as a group.

NAME                                                   AGE                           OFFICE                           CLASS
-------------------------------------------------      ---      -------------------------------------------------     -----
Jay H. Shidler...................................          52   Chairman of the Board of Trustees                         III
Clay W. Hamlin, III..............................          53   Chief Executive Officer and Trustee                       III
Vernon R. Beck...................................          56   Vice President and Vice Chairman of the Board of            I
                                                                  Trustees
Kenneth D. Wethe.................................          56   Trustee                                                    II
Allen C. Gehrke..................................          63   Trustee                                                     I
William H. Walton................................          45   Trustee                                                    II
Kenneth S. Sweet, Jr.............................          65   Trustee                                                   III
Thomas D. Cassel.................................          39   Vice President, Finance and Treasurer
John D. Parsinen.................................          55   Secretary

------------------------

* Upon closing of the Transaction, Mr. Griffin will become President of the Company and Messrs. Crooke and Kesler will become Trustees of the Company. In addition, Messrs. Waesche and Gurley will become executive officers of the Company. For biographies of each of the five aforementioned persons, see the "The Transaction--Changes in Operations and Additions to Management."

    JAY H. SHIDLER has been Chairman of the Board of Trustees since October 1997. Mr. Shidler is the Founder and Managing Partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 25 years of experience in real estate investment and has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada totaling over $4 billion in aggregate value. Mr. Shidler is a founder and current Chairman of the Board of Trustees of First Industrial Realty Trust, Inc. and is a founder and former director and Co-Chairman of TriNet Corporate Realty Trust, Inc. Mr. Shidler is also founder and Chairman of the Board of Trustees of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda. Mr. Shidler serves on the boards of directors of several companies and is active as a Trustee of several charitable organizations, including The Shidler Family Foundation. Mr. Shidler holds a bachelor's degree in Business Administration from the University of Hawaii.

    CLAY W. HAMLIN, III has been a Trustee and President and Chief Executive Officer of the Company since October 1997. Upon consummation of the Transaction, Mr. Hamlin will relinquish the role of President to Randall M. Griffin. See "The Transaction--Changes in Operations and Additions to Management." Mr. Hamlin joined The Shidler Group in May 1989, as Managing Partner of The Shidler Group's Mid-Atlantic regional office and acquired, managed and leased over four million square feet of commercial property with a value in excess of $300 million. A resident of Philadelphia for over 30 years, Mr. Hamlin has been active in the real estate business for 25 years. Mr. Hamlin is an attorney, a CPA and holds an MBA from The Wharton School of Business and an undergraduate degree from the University of Pennsylvania. Mr. Hamlin served as a Lieutenant J.G. in the U.S. Navy, and is active in many professional and charitable organizations. Mr. Hamlin is a founding shareholder of both TriNet Corporate Realty Trust, Inc. and First Industrial Realty Trust, Inc. His professional affiliations include the Urban Land Institute, NAREIT, the American Institute of CPAs and the American Bar Association.

    VERNON R. BECK is Vice Chairman of the Board of Trustees and a Vice President of the Company. Mr. Beck was elected a Trustee of the Company in January 1990. From 1988 to 1997, Mr. Beck served as President of the Company and as President of Crown Advisors, Inc., the Company's former external advisors. Since 1976, Mr. Beck has also been President of Vernon Beck & Associates, Inc., a commercial mortgage banking and real estate development firm, which has developed and financed numerous commercial real estate projects. Mr. Beck is a former commercial loan officer with IDS Mortgage Corporation and senior analyst with Northwestern National Life Insurance Company.

    KENNETH D. WETHE has been a Trustee of the Company since January 1990. Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies. Mr. Wethe's background includes over 26 years experience in the group insurance and employee benefits area. He is a certified public accountant and holds an MBA from Pepperdine University.

    ALLEN C. GEHRKE has been a Trustee of the Company since 1995. Prior to becoming a private investor in 1995, Mr. Gehrke served for 35 years in various key positions at Fleming Companies, Inc. As Senior Vice President of Corporate Development, Mr. Gehrke's responsibilities included management of company physical assets, market research, lease negotiations and real estate financing. Prior to his employment with Fleming Companies, Inc., Mr. Gehrke spent seven years with Midwest Contractors and L.A. Construction Co. of Milwaukee. Mr. Gehrke is a former director of United Cerebral Palsy and several other community organizations.

    WILLIAM H. WALTON has been a Trustee of the Company since October 1997. Mr. Walton is a Managing Principal of Westbrook Partners, LLC ("Westbrook") which he co-founded in April of 1994. With offices in Dallas, New York, San Francisco and Florida, Westbrook is a fully integrated real estate investment management company. Westbrook is the sponsor of Westbrook Real Estate Fund and Westbrook Real Estate Fund II, which together control approximately $4 billion of real estate assets including investments in: real estate companies and securities; offices, retail and industrial properties; apartments; hotels; and residential developments. Prior to co-founding Westbrook, Mr. Walton was a Managing Director of Morgan Stanley Realty. Mr. Walton holds an AB from Princeton University and an MBA from Harvard Business School.

    KENNETH S. SWEET, JR. has been a Trustee of the Company since October 1997. Mr. Sweet is the Managing Director of Gordon Stuart Associates, Inc., which he founded in 1991. In 1971, Mr. Sweet founded K.S. Sweet Associates which specialized in real estate and venture capital investments. From 1957 to 1971, he served in increasingly responsible positions at The Fidelity Mutual Life Insurance Company. Currently the Managing General Partner of fifteen venture capital and real estate partnerships with assets of over $300 million, Mr. Sweet has over 37 years of experience in real estate investments, management, development and venture capital transactions. Mr. Sweet is active in community affairs and serves as a director, chairman of the real estate committee and a member of the finance committee of the Main Line Health and the Philadelphia Chapter of the Nature Conservancy and is on the Advisory Committee of the Arthur Ashe Youth Tennis Center. Mr. Sweet holds a BA degree from the Lafayette College and attended The Wharton School of Business.

    THOMAS D. CASSEL has been Vice President, Finance and Treasurer of the Company since October 1997. Mr. Cassel is a Certified Public Accountant with over 18 years experience in real estate accounting, finance, acquisitions and management. From 1995 until he joined the Company, Mr. Cassel was Vice President and Chief Financial Officer of Delancey Investment Group, Inc., a Philadelphia based real estate investment and management company of commercial and residential properties. Prior to Delancey, he was a real estate consulting manager for Arthur Andersen, LLP for four years and Kenneth Leventhal & Co. for two years. As a consultant, he performed strategic planning, capital markets, valuation and acquisition analyses for a variety of real estate companies, including real estate investment trusts. Mr. Cassel received his bachelor's degree in Finance with a major in Accounting from the Wharton School at the University of Pennsylvania. He is active in several professional and charitable organizations.

    JOHN PARSINEN has been Secretary of the Company since January 1990. Mr. Parsinen has over 31 years of experience in commercial real estate. Mr. Parsinen has developed and owns various real estate projects.

Mr. Parsinen has been a senior attorney at Parsinen Kaplan Levy Rosberg & Gotlieb, P.A., Minneapolis, Minnesota, since it was formed in 1982. Mr. Parsinen owns 50% of Guaranty Title, Inc., a Minneapolis-based real estate title insurance company. Mr. Parsinen was a general partner of Earle Brown Commons Limited Partnership II, which owned and operated an elderly housing facility in Brooklyn Center, Minnesota. In 1994, the limited partnership initiated a Chapter 11 bankruptcy reorganization proceeding to restructure certain tax and debt obligations. The bankruptcy was dismissed in 1995 and the project was sold.

CERTAIN INFORMATION REGARDING THE BOARD OF TRUSTEES AND COMMITTEES

    THE BOARD OF TRUSTEES. The business and affairs of the Company are managed under the direction of the Board of Trustees. Pursuant to the terms of the Declaration of Trust, the Trustees are divided into three classes. Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 1999, Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2000, and Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2001. At each annual meeting of shareholders of the Company, the successors to the class of Trustees whose terms expire at the meeting will be elected to hold office for a term continuing until the annual meeting of shareholders held in the third year following the year of their election and the election and qualification of their successors. Upon closing of the Transaction, the Board of Trustees will be expanded from seven to nine members, as discussed under "The Transaction--Changes in Operation and Additions to Management."

    COMMITTEES. The Board of Trustees has Audit, Compensation and Investment Committees. The Audit Committee, which currently consists of Messrs. Wethe, Gehrke and Beck, reviews, recommends and reports to the Board of Trustees on (1) the engagement of independent auditors and range of audit fees, (2) the quality and effectiveness of internal controls, (3) engagement or discharge of the independent auditors, (4) professional services provided by the independent auditors and (5) the review and approval of major changes in the Company's accounting principles and practices. The Compensation Committee, which currently consists of Messrs. Sweet and Walton, determines all executive compensation, administers stock option plans and other incentive plans and approves employment contracts. The Investment Committee, which consists of Messrs. Shidler, Sweet and Wethe, must approve all investments and acquisitions. Investments of less than $25 million may be made with Investment Committee approval only, and investments in excess of that amount must also be approved by the Board of Trustees. The Board of Trustees presently acts as its own Nominating Committee.

    COMPENSATION OF TRUSTEES. Independent Trustees (Messrs. Gehrke, Sweet, Walton and Wethe) each receive an annual fee of $15,000. Trustees incurring travel expenses in connection with their duties as Trustees of the Company are reimbursed in full. Each Trustee is eligible to participate in the Incentive Plan. The Compensation Committee intends to grant to each Trustee who is not an employee of the Company, upon initial election or appointment, an option to purchase 5,000 Common Shares, at the then fair market value of the Common Shares.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

    The following table contains certain information as of June 1, 1998 regarding the beneficial ownership of Common Shares by (i) each person known by the Company to own beneficially more than 5% of the Common Shares, (ii) each current Trustee and executive officer of the Company, and (iii) the current Trustees and executive officers as a group. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Shares owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Shares owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares.


                                                                                          NUMBER OF
                                                                                           COMMON      PERCENT OF
                                                                                           SHARES          ALL
                                                                                         BENEFICIALLY    COMMON
                                                                                          OWNED(1)       SHARES
                                                                                         -----------  -------------
Jay H. Shidler.........................................................................     300,000           3.1%
Clay W. Hamlin, III....................................................................     300,000           3.1
Vernon R. Beck.........................................................................     151,793(2)         1.6
John Parsinen..........................................................................     151,965(3)         1.6
Allen C. Gehrke........................................................................       7,750(4)       *
Kenneth S. Sweet, Jr...................................................................      10,000         *
William H. Walton......................................................................           0        --
Kenneth D. Wethe.......................................................................      12,724(2)       *
Thomas D. Cassel.......................................................................         660         *
All Trustees and Executive Officers as a Group (9 persons).............................     934,892(5)         9.4%


------------------------

*   Represents less than one percent.

(1) Shares Beneficially Owned by a person are determined in accordance with the definition of "beneficial ownership," as set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other shares as to which the person has or shares voting or investment power or has the option or right to acquire Common Shares within 60 days.

(2) Includes 12,500 Common Shares issuable upon exercise of presently exercisable options.

(3) Includes 10,000 Common Shares issuable upon exercise of presently exercisable options. Includes 3,000 shares owned by Mr. Parsinen's wife.

(4) Includes 7,500 Common Shares issuable upon exercise of presently exercisable options.

(5) Includes 42,500 Common Shares issuable upon exercise of presently exercisable options.

                            INDEPENDENT ACCOUNTANTS


    Representatives of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) are expected to be present at the Special Meeting to respond to questions from shareholders and to make a statement if they so desire.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, neither the Board of Trustees nor management knows of other matters which will be presented for consideration at the Special Meeting. However, if any other business should properly come before the Special Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                                    EXPERTS


    The consolidated financial statements of the Constellation Services Companies as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 and the combined statement of revenues and certain expenses of the Constellation Properties for the year ended December 31, 1997 have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference in this Proxy Statement, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The combined statement of revenue and certain expenses of the properties known as Airport Square (Airport Square Acquisition Properties) for the year ended December 31, 1997 have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The combined statement of revenue and certain expenses of the properties in Fairfield, New Jersey (Wagman Acquisition Properties) for the year ended December 31, 1997 have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, filed by the Company with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") (File No.1-13274), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1997, (ii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, (iii) the Current Reports on Forms 8-K and 8-K/A filed May 14, 1998, May 29, 1998, June 10, 1998, and July 7, 1998,
(iv) the Proxy Statement/ Prospectus dated February 11, 1998, and (v) the Prospectus dated April 22, 1998.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein from the date of filing such documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    Also incorporated by reference herein are the Transaction Agreements, copies of which have been filed with the Securities and Exchange Commission as Exhibits to this Proxy Statement.

    TO THE EXTENT THAT THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS, EXCEPT THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS), ARE AVAILABLE ON REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO JANET POINT, ONE LOGAN SQUARE, SUITE 1105, PHILADELPHIA, PA 19103 OR BY TELEPHONE AT (215) 567-1800. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 7, 1998.


                                          By order of the Board of Trustees,


                                          /s/ John D. Parsinen



                                          John D. Parsinen
                                          Secretary



Date: July 22, 1998
Philadelphia, Pennsylvania

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                      PAGE
                                                                                                                   -----------

I.         PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF THE COMPANY
           Pro forma Condensed Consolidating Balance Sheet as of March 31, 1998..................................         F-4
           Pro forma Condensed Consolidating Statements of Operations for the Three Months
             Ended March 31, 1998 and for the Year Ended December 31, 1997.......................................         F-5
           Notes and Management's Assumptions to Pro Forma Condensed
             Consolidating Financial Information.................................................................         F-7

II.        CONSTELLATION PROPERTIES
           Report of Independent Accountants.....................................................................        F-16
           Combined Historical Statements of Revenue and Certain Expenses for the Three Months
             Ended March 31, 1998 (unaudited) and for the Year Ended December 31, 1997...........................        F-17
           Notes to Combined Historical Statement of Revenue and Certain Expenses................................        F-18

III.       CONSTELLATION SERVICE COMPANIES
           Report of Independent Accountants.....................................................................        F-22
           Consolidated Balance Sheets as of March 31, 1998 and 1997 (unaudited) and
             December 31, 1997 and 1996..........................................................................        F-23
           Consolidated Statements of Operations for the Three Months Ended March 31, 1998 and
             1997 (unaudited) and for the Years Ended December 31, 1997, 1996, and 1995..........................        F-24
           Consolidated Statements of Equity for the Three Months Ended March 31, 1998 and 1997 (unaudited) and
             for the Years Ended December 31, 1997, 1996, and 1995...............................................        F-25
           Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1998 and
             1997 (unaudited) and for Years Ended December 31, 1997 and 1996, and 1995...........................        F-26
           Notes to Consolidated Financial Statements............................................................        F-27

                       CORPORATE OFFICE PROPERTIES TRUST
            PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

    The following sets forth the unaudited pro forma condensed consolidating balance sheet of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the "Operating Partnership") as of March 31, 1998, and the unaudited pro forma condensed consolidating statements of operations for the year ended December 31, 1997 and the three-month period ended March 31, 1998 of the Company (as defined below). Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the "Company."

    In October 1997, the Operating Partnership acquired partnership interests in a portfolio of ten properties (the "Initial Office Properties"), representing the Mid-Atlantic suburban office operations of The Shidler Group, subject to $100 million of indebtedness (the "Term Credit Facility"). At that time, the Company became the sole general partner of the Operating Partnership, which was formed to acquire and hold the Initial Office Properties. In connection with the acquisition of the Initial Office Properties, the Company issued 600,000 of its common shares of beneficial interest ("Common Shares") and the Operating Partnership issued (or committed to issue) 3,181,818 common partnership units ("Partnership Units") and 2.1 million preferred partnership units ("Preferred Units").

    The acquisition of the Initial Office Properties is reflected in the Company's historical consolidated balance sheet as of December 31, 1997, and is included in the pro forma condensed consolidating statements of operations as if it occurred on January 1, 1997.

    The pro forma condensed consolidating financial information is presented as if the following transactions had been consummated on March 31, 1998 for balance sheet purposes, and at the beginning of the period presented for purposes of the statements of operations:

    - The completion of a public offering (the "Offering") in which the Company issued 7,500,000 Common Shares at $10.50 per share and contributed all of the net proceeds to the Operating Partnership in exchange for 7,500,000 Partnership Units.

    - The acquisition of nine multistory office buildings and three office/flex buildings (the "Airport Square Properties").

    - The acquisition of two office properties (the "Fairfield Properties").

    - The closing of a $100 million, two-year-senior revolving credit facility (the "Revolving Credit Facility") and the borrowing of $23,750,000 under the Revolving Credit Facility to pay a portion of the consideration for the Fairfield Properties.

    - The acquisition by the Company from various parties (collectively, "Constellation") of interests in (i) 14 office and 2 retail properties (the "Constellation Properties"); (ii) a 75% ownership interest in a real estate management services entity; and (iii) certain equipment, furniture and other assets related to management operations ((ii) and (iii) collectively, the "Constellation Service Companies") in exchange for: (a) issuance by the Company of 969,900 non-voting Series A Convertible Preferred Shares of Beneficial Interest, $0.01 par value, $25.00 liquidation preference ("Preferred Shares") and 6,928,000 Common Shares;
      (b) the assumption of debt aggregating $12,990,000; and (c) the payment of $69,038,000 in cash. The foregoing is referred to herein as the "Transaction."

    - The borrowing of $73,143,000 under the Revolving Credit Facility to pay for certain of the cash requirements of the Transaction.

    - The contribution by the Company of all the assets acquired in the Transaction to the Operating Partnership in exchange for Partnership Units and Preferred Units.

    The accompanying pro forma condensed consolidating financial information does not include the effects of the acquisition of two retail properties (the "Development Properties"), as the Company's obligation to complete such acquisitions is contingent on the occurrence of certain events.

    This pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Company and those of the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Constellation Properties and the Constellation Service Companies, which are incorporated by reference or included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the transactions to be consummated have been made. This pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at March 31, 1998, nor does it purport to represent the future financial position and the results of operations of the Company.

                       CORPORATE OFFICE PROPERTIES TRUST

                PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET

                              AS OF MARCH 31, 1998

                                  (UNAUDITED)

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      OFFERING,
                                                         COMPANY    AIRPORT SQUARE
                                                        HISTORICAL  AND FAIRFIELD      PRO FORMA      PRO FORMA
                                                           (A)      PROPERTIES (B)  ADJUSTMENTS (C)  CONSOLIDATED
                                                        ----------  --------------  ---------------  ------------
    ASSETS

Net investments in real estate........................  $  187,730   $    102,073     $   180,047(D)  $  469,850
Cash and cash equivalents.............................       2,346            386         --               2,732
Deferred costs, net...................................         793            505         --               1,298
Investment in management company......................      --            --                2,500(D)       2,500
Other assets..........................................       1,787        --              --               1,787
                                                        ----------  --------------  ---------------  ------------
      Total assets....................................  $  192,656   $    102,964     $   182,547     $  478,167
                                                        ----------  --------------  ---------------  ------------
                                                        ----------  --------------  ---------------  ------------

    LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
    Mortgage loans payable............................  $  114,301   $     30,215     $    86,133(E)  $  230,649
    Other liabilities.................................       2,893        --              --               2,893
                                                        ----------  --------------  ---------------  ------------
      Total liabilities...............................     117,194         30,215          86,133        233,542
                                                        ----------  --------------  ---------------  ------------
Minority interests
    Preferred Units...................................      52,500        --              --              52,500
    Partnership Units.................................      12,111        --              --              12,111
                                                        ----------  --------------  ---------------  ------------
      Total minority interests........................      64,611        --              --              64,611
                                                        ----------  --------------  ---------------  ------------
Shareholders' equity
    Preferred shares of beneficial interest...........      --            --                   10(F)          10
    Common shares of beneficial interest..............          23             75              69(G)         167
    Additional paid in capital........................      16,647         72,674          96,335(H)     185,656
    Accumulated deficit...............................      (5,819)       --              --              (5,819)
                                                        ----------  --------------  ---------------  ------------
      Total shareholders' equity......................      10,851         72,749          96,414        180,014
                                                        ----------  --------------  ---------------  ------------
      Total liabilities and shareholders' equity......  $  192,656   $    102,964     $   182,547     $  478,167
                                                        ----------  --------------  ---------------  ------------
                                                        ----------  --------------  ---------------  ------------

   See accompanying notes and management's assumptions to pro forma financial statements

                       CORPORATE OFFICE PROPERTIES TRUST

           PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      OFFERING,
                                                                       INITIAL
                                                                       OFFICE,
                                                        COMPANY     AIRPORT SQUARE
                                                      HISTORICAL    AND FAIRFIELD      PRO FORMA      PRO FORMA
                                                          (A)       PROPERTIES (B)  ADJUSTMENTS (C)  CONSOLIDATED
                                                     -------------  --------------  ---------------  ------------
REVENUES:
  Base rents.......................................   $     6,122     $   23,129       $  14,756(D)   $   44,007
  Tenant reimbursements............................           434          2,795           2,095(D)        5,324
  Other............................................            62             20             213(D)          295
                                                     -------------       -------         -------     ------------
    Total revenues.................................         6,618         25,944          17,064          49,626
                                                     -------------       -------         -------     ------------
EXPENSES:
  Property operating...............................           728          8,029           5,986(D)       14,743
  General and administrative.......................           533            299             526(D)        1,358
  Interest expense.................................         2,855          8,194           6,177(D)       17,226
  Depreciation and amortization....................         1,331          5,059           3,517(D)        9,907
  Termination of Advisory Agreement................         1,353         --              (1,353)(E)      --
                                                     -------------       -------         -------     ------------
    Total expenses.................................         6,800         21,581          14,853          43,234
                                                     -------------       -------         -------     ------------
Equity in income of management company.............       --              --                  55(D)           55
                                                     -------------       -------         -------     ------------
Income (loss) before minority interests............          (182)         4,363           2,266           6,447
Minority interests
  Preferred Units..................................          (720)        --              (2,692)(F)      (3,412)
  Partnership Units................................           (65)        --                (131)(F)        (196)
                                                     -------------       -------         -------     ------------
Net income (loss)..................................          (967)         4,363            (557)          2,839
Preferred share distributions......................       --              --              (1,334)(F)      (1,334)
                                                     -------------       -------         -------     ------------
Net income (loss) available to Common
  Shareholders.....................................   $      (967)    $    4,363       $  (1,891)     $    1,505
                                                     -------------       -------         -------     ------------
                                                     -------------       -------         -------     ------------
Net income (loss) per share: Basic and diluted.....   $     (0.60)                                    $     0.09
                                                     -------------                                   ------------
                                                     -------------                                   ------------
Weighted average number of Common Shares...........     1,600,807                                     16,699,083
                                                     -------------                                   ------------
                                                     -------------                                   ------------


   See accompanying notes and management's assumptions to pro forma financial statements

                       CORPORATE OFFICE PROPERTIES TRUST

           PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998

                                  (UNAUDITED)

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 OFFERING,
                                               HISTORICAL     AIRPORT SQUARE
                                              CONSOLIDATED     AND FAIRFIELD      PRO FORMA       PRO FORMA
                                                   (A)        PROPERTIES (B)   ADJUSTMENTS (C)  CONSOLIDATED
                                             ---------------  ---------------  ---------------  -------------
REVENUES:
  Base rents...............................   $       4,919      $   3,496        $   3,694(D)  $      12,109
  Tenant reimbursements....................             553            142              426(D)          1,121
  Other....................................              53              4               82(D)            139
                                             ---------------        ------           ------     -------------
    Total revenues.........................           5,525          3,642            4,202            13,369
                                             ---------------        ------           ------     -------------
EXPENSES:
  Property operating.......................             899          1,088            1,473(D)          3,460
  General and administrative...............             299             29              137(D)            465
  Interest expense.........................           2,159            579            1,543(D)          4,281
  Depreciation and amortization............           1,041            564              879(D)          2,484
  Reformation costs........................             637         --                 (637)(E)      --
                                             ---------------        ------           ------     -------------
    Total expenses.........................           5,035          2,260            3,395            10,690
                                             ---------------        ------           ------     -------------
Equity in income of management company.....        --               --                 (159)(D)          (159)
                                             ---------------        ------           ------     -------------
Income (loss) before minority interests....             490          1,382              648             2,520
Minority interests
  Preferred Units..........................            (853)        --               --    (F)           (853)
  Partnership Units........................            (136)        --                  (44)(F)          (180)
                                             ---------------        ------           ------     -------------
Net income (loss)..........................            (499)         1,382              604             1,487
Preferred share distributions..............        --               --                 (333)(F)          (333)
                                             ---------------        ------           ------     -------------
Net income (loss) available to Common
  Shareholders.............................   $        (499)     $   1,382        $     271     $       1,154
                                             ---------------        ------           ------     -------------
                                             ---------------        ------           ------     -------------
Net income (loss) per share: Basic and
  diluted..................................   $       (0.22)                                    $        0.07
                                             ---------------                                    -------------
                                             ---------------                                    -------------
Weighted average number of Common Shares...       2,268,333                                        16,699,083
                                             ---------------                                    -------------
                                             ---------------                                    -------------


   See accompanying notes and management's assumptions to pro forma financial statements

                       CORPORATE OFFICE PROPERTIES TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                             FINANCIAL INFORMATION

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. BASIS OF PRESENTATION:

    Corporate Office Properties Trust (the "Company") is a self-administered Maryland real estate investment trust. As of March 31, 1998, the Company's portfolio included 17 commercial real estate properties leased for office and retail purposes.

    These pro forma condensed consolidating financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Constellation Properties and the Constellation Service Companies, incorporated by reference or included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the Offering and the acquisitions of the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Constellation Properties and the Constellation Service Companies by the Company have been made.

2. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET:

(A) Reflects the historical consolidated balance sheet of the Company as of March 31, 1998.

(B) Reflects the effects of the Offering and the acquisitions of the Airport Square Properties and the Fairfield Properties.

                                                                               AIRPORT SQUARE
                                                                                 PROPERTIES      FAIRFIELD
                                                                  OFFERING(I)       (II)       PROPERTIES(III)  COMBINED
                                                                  -----------  --------------  -------------  ----------
ASSETS
  Net investments in real estate................................   $  --         $   72,668      $  29,405    $  102,073
  Cash and cash equivalents.....................................      72,749        (72,668)           305           386
  Deferred costs, net...........................................      --             --                505           505
                                                                  -----------  --------------  -------------  ----------
      TOTAL ASSETS..............................................   $  72,749     $   --          $  30,215    $  102,964
                                                                  -----------  --------------  -------------  ----------
                                                                  -----------  --------------  -------------  ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities
    Mortgage loans payable......................................   $  --         $   --          $  30,215    $   30,215
                                                                  -----------  --------------  -------------  ----------
      TOTAL LIABILITIES.........................................      --             --             30,215        30,215
                                                                  -----------  --------------  -------------  ----------
  Shareholders' equity
    Common shares of beneficial interest........................          75         --             --                75
    Additional paid in capital..................................      72,674         --             --            72,674
                                                                  -----------  --------------  -------------  ----------
      TOTAL SHAREHOLDERS' EQUITY................................      72,749         --             --            72,749
                                                                  -----------  --------------  -------------  ----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................   $  72,749     $   --          $  30,215    $  102,964
                                                                  -----------  --------------  -------------  ----------
                                                                  -----------  --------------  -------------  ----------

    (i) Reflects the proceeds of the Offering of $78,750 based upon an offering of 7,500,000 Common Shares at an offering price of $10.50 per share, net of underwriting discounts and offering expenses of approximately $6,001.

                       CORPORATE OFFICE PROPERTIES TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                       FINANCIAL INFORMATION (CONTINUED)

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

2. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET: (CONTINUED)
    (ii) Reflects the Company's acquisition of the Airport Square Properties based upon the purchase price of $71,479 plus closing costs of $1,189 paid in cash.

    (iii) Reflects the Company's acquisition of the Fairfield Properties based upon the purchase price of $28,800 plus closing costs of $605 paid through the Company's assumption of debt of $6,465 and initial funding proceeds of $23,750 from the Revolving Credit Facility, net of loan fees totaling $505 in connection with the Revolving Credit Facility and the debt assumed.

(C) The accompanying pro forma condensed consolidating financial information does not include the effects of the acquisition of the Development Properties (estimated purchase price of $25,594), as the Company's obligation to complete such acquisitions is contingent on the occurrence of certain events.


(D) Reflects the contribution of the Constellation Properties and Constellation Service Companies in exchange for: (i) issuance of 969,900 Preferred Shares at a value equal to a liquidation preference of $25.00 per share ($24,248);
    (ii) issuance of 6,928,000 Common Shares at a value of $10.50 per share ($72,744); (iii) assumption of debt aggregating $12,990; and (iv) utilization of loan proceeds from the Revolving Credit Facility of $72,565, including payment of $3,527 of costs associated with the acquisition. The total contribution is recorded as follows:


Net investments in real estate........................................   $180,047
Investment in management company......................................      2,500
                                                                        ---------
Total investments from Transaction....................................   $182,547
                                                                        ---------
                                                                        ---------


    The Company will be acquiring from Constellation an interest in the Constellation Service Companies for $2,500 which the Company will contribute to a newly formed company in exchange for indebtedness and stock. As this investment will be accounted for under the equity method of accounting, the pro forma adjustments reflect the income (loss) from this investment as equity in income of management company.

                       CORPORATE OFFICE PROPERTIES TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                       FINANCIAL INFORMATION (CONTINUED)

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

2. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET: (CONTINUED)
(E) Reflects the net increase in mortgage loans payable as follows:

    Net proceeds from the Revolving Credit Facility in connection with the
     Transaction...................................................................    $73,143
    Assumption of mortgages in connection with the Transaction.....................     12,990
                                                                                     ---------
      Net increase in mortgage loans payable.......................................    $86,133
                                                                                     ---------
                                                                                     ---------
(F)  Reflects the issuance of 969,900 Preferred Shares, $0.01 par value............        $10
                                                                                     ---------
                                                                                     ---------
(G) Reflects the issuance of 6,928,000 Common Shares, $0.01 par value..............        $69
                                                                                     ---------
                                                                                     ---------
(H) Reflects increase in additional paid in capital as follows:
    Issuance of 969,900 Preferred Shares, excess of $25.00 over par................    $24,238
    Issuance of 6,928,000 Common Shares, excess of $10.50 over par.................     72,675
    Less: costs in connection with the Transaction.................................       (578)
                                                                                     ---------
      Net increase in additional paid in capital...................................    $96,335
                                                                                     ---------
                                                                                     ---------

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:

(A) Reflects the historical consolidated operations of the Company.

(B) Reflects the effects of the combined adjusted historical operations of the Initial Office Properties, the Airport Square Properties and the Fairfield Properties which were acquired on October 14, 1997, April 30, 1998 and May 28, 1998, respectively.

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                INITIAL OFFICE   AIRPORT SQUARE   FAIRFIELD
                                                  PROPERTIES       PROPERTIES     PROPERTIES
                                                   THROUGH          THROUGH        THROUGH      PRO FORMA
                                                   10/13/97         12/31/97       12/31/97    ADJUSTMENTS     COMBINED
                                                --------------   --------------   ----------   -----------     --------
REVENUES
  Base rents..................................     $12,216           $8,524         $2,389       $--           $23,129
  Tenant reimbursements.......................       1,282              275          1,238        --             2,795
  Other.......................................      --                   20          --           --                20
                                                   -------           ------       ----------   -----------     --------
      TOTAL REVENUES..........................      13,498            8,819          3,627        --            25,944
                                                   -------           ------       ----------   -----------     --------
EXPENSES
  Property operating..........................       2,731            3,367          1,931        --             8,029
  General and administrative..................         174               41             84        --               299
  Interest expense............................       7,388           --              --              806(i)      8,194
  Depreciation and amortization...............       2,580           --              --            2,479(ii)     5,059
                                                   -------           ------       ----------   -----------     --------
      TOTAL EXPENSES..........................      12,873            3,408          2,015         3,285        21,581
                                                   -------           ------       ----------   -----------     --------
INCOME (LOSS) BEFORE MINORITY INTERESTS.......     $   625           $5,411         $1,612       $(3,285)      $ 4,363
                                                   -------           ------       ----------   -----------     --------
                                                   -------           ------       ----------   -----------     --------

                       CORPORATE OFFICE PROPERTIES TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                       FINANCIAL INFORMATION (CONTINUED)

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:
(CONTINUED)
                FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1998

                                                                                 FAIRFIELD
                                                   INITIAL     AIRPORT SQUARE   PROPERTIES
                                                   OFFICE        PROPERTIES     HISTORICAL
                                                 PROPERTIES      HISTORICAL       THROUGH     PRO FORMA
                                                 HISTORICAL    THROUGH 3/31/98    3/31/98    ADJUSTMENTS   COMBINED
                                                -------------  ---------------  -----------  -----------  -----------
REVENUES
  Base rents..................................    $  --           $   2,528      $     968    $  --        $   3,496
  Tenant reimbursements.......................       --                  64             78       --              142
  Other.......................................       --                   4         --           --                4
                                                     ------          ------     -----------  -----------  -----------
      TOTAL REVENUES..........................       --               2,596          1,046       --            3,642
                                                     ------          ------     -----------  -----------  -----------
EXPENSES
  Property operating..........................       --                 805            283       --            1,088
  General and administrative..................       --                   6             23       --               29
  Interest expense............................       --              --             --              579(i)        579
  Depreciation and amortization...............       --              --             --              564(ii)        564
                                                     ------          ------     -----------  -----------  -----------
      TOTAL EXPENSES..........................       --                 811            306        1,143        2,260
                                                     ------          ------     -----------  -----------  -----------
INCOME (LOSS) BEFORE MINORITY INTERESTS.......    $  --           $   1,785      $     740    $  (1,143)   $   1,382
                                                     ------          ------     -----------  -----------  -----------
                                                     ------          ------     -----------  -----------  -----------

    (i) Reflects the net increase in interest expense resulting from:


                                                                                           FOR THE THREE
                                                                        FOR THE YEAR       MONTH PERIOD
                                                                            ENDED              ENDED
                                                                      DECEMBER 31, 1997   MARCH 31, 1998
                                                                      -----------------  -----------------
The Term Credit Facility, for the period January 1, 1997 through
  October 13, 1997, the date on which the loan originated, which debt bears interest at 7.5% per annum, net of historical interest
  expense of the Initial Office Properties..........................      $  (1,511)         $      --
The debt assumed in connection with the acquisition of the Fairfield
  Properties which debt bears interest at 8.29% per annum...........            536                134
The borrowing on the Revolving Credit Facility of $23,750 in connection with the acquisition of the Fairfield Properties (which debt bears interest at LIBOR plus 175 basis points) assuming a
  LIBOR rate of 5.75%...............................................          1,781                445
                                                                            -------              -----
                                                                          $     806          $     579
                                                                            -------              -----
                                                                            -------              -----

                       CORPORATE OFFICE PROPERTIES TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                       FINANCIAL INFORMATION (CONTINUED)

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:
(CONTINUED)
    (ii) Reflects the net increase in depreciation and amortization expense resulting from:


                                                                                           FOR THE THREE
                                                                        FOR THE YEAR       MONTH PERIOD
                                                                            ENDED              ENDED
                                                                      DECEMBER 31, 1997   MARCH 31, 1998
                                                                      -----------------  -----------------
Depreciation of buildings acquired over a 40-year useful
life................................................................      $   2,588          $     511
Reduction in amortization of deferred financing fees related to loans held by previous owners of the Initial Office Properties
  ($515), net of amortization of deferred financing debt related to
  Term Credit Facility held by the Company on Initial Office
  Properties ($192).................................................           (323)                --
Amortization of deferred financing fees related to debt assumed in
  connection with the Fairfield Properties..........................             10                  2
Amortization of deferred financing fees related to the Revolving
  Credit Facility...................................................            204                 51
                                                                             ------              -----
                                                                          $   2,479          $     564
                                                                             ------              -----
                                                                             ------              -----


(C) Consistent with the pro forma condensed consolidating balance sheet, the pro forma statements of operations do not reflect the operations of the Development Properties.

(D) Reflects the effects of the combined adjusted historical operations of the Constellation Properties and Constellation Service Companies.

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                     CONSTELLATION   CONSTELLATION     PRO FORMA
                                                      PROPERTIES   SERVICE COMPANIES  CONSTELLATION
                                                      HISTORICAL      HISTORICAL      ADJUSTMENTS    COMBINED
                                                     ------------  -----------------  ------------  -----------
REVENUES
  Base rents.......................................   $   14,756       $  --           $   --        $  14,756
  Tenant reimbursements............................        2,095          --               --            2,095
  Other............................................          213          11,226          (11,226)(i)        213
                                                     ------------        -------      ------------  -----------
      TOTAL REVENUES...............................       17,064          11,226          (11,226)      17,064
                                                     ------------        -------      ------------  -----------
EXPENSES
  Property operating...............................        5,986          --               --            5,986
  General and administrative.......................          526          10,242          (10,242) ii)        526
  Interest expense.................................       --                  18            6,159  iii      6,177
  Depreciation and amortization....................       --                 225            3,292 (iv      3,517
                                                     ------------        -------      ------------  -----------
      TOTAL EXPENSES...............................        6,512          10,485             (791)      16,206
                                                     ------------        -------      ------------  -----------
Equity in income of management company.............       --              --                   55(v)         55
                                                     ------------        -------      ------------  -----------
Income before income taxes and minority
  interests........................................   $   10,552       $     741       $  (10,380)   $     913
                                                     ------------        -------      ------------  -----------
                                                     ------------        -------      ------------  -----------

                       CORPORATE OFFICE PROPERTIES TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                       FINANCIAL INFORMATION (CONTINUED)

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:
(CONTINUED)

                FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1998

                                                         CONSTELLATION     CONSTELLATION       PRO FORMA
                                                          PROPERTIES     SERVICE COMPANIES   CONSTELLATION
                                                          HISTORICAL        HISTORICAL        ADJUSTMENTS       COMBINED
                                                         -------------   -----------------   -------------      --------
REVENUES
  Base rents...........................................     $3,694           --$                $--              $3,694
  Tenant reimbursements................................        426           --                  --                 426
  Other................................................         82             3,717             (3,717)(i)          82
                                                            ------             -----         -------------      --------
      TOTAL REVENUES...................................      4,202             3,717             (3,717)          4,202
                                                            ------             -----         -------------      --------
EXPENSES
  Property operating...................................      1,473           --                  --               1,473
  General and administrative...........................        137             3,685             (3,685)(ii)        137
  Interest expense.....................................     --                     3              1,540(iii)      1,543
  Depreciation and amortization........................     --                    67                812(iv)         879
                                                            ------             -----         -------------      --------
      TOTAL EXPENSES...................................      1,610             3,755             (1,333)          4,032
                                                            ------             -----         -------------      --------
Equity in income of management company.................     --               --                    (159)(v)        (159)
                                                            ------             -----         -------------      --------
Income (loss) before income taxes and minority
  interests............................................     $2,592             $ (38)           $(2,543)         $   11
                                                            ------             -----         -------------      --------
                                                            ------             -----         -------------      --------

                                                                                              FOR THE THREE
                                                                            FOR THE YEAR       MONTH PERIOD
                                                                                ENDED             ENDED
                                                                          DECEMBER 31, 1997   MARCH 31, 1998
                                                                          -----------------   --------------
(i)    Reflects the reclassification of Constellation Service Companies'
       historical revenue to equity in income of management company.....      $(11,226)          $(3,717)
                                                                              --------           -------
                                                                              --------           -------
(ii)   Reflects the reclassification of Constellation Service Companies'
       historical operating expenses to equity in income of management
       company..........................................................      $(10,242)          $(3,685)
                                                                              --------           -------
                                                                              --------           -------

                       CORPORATE OFFICE PROPERTIES TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                       FINANCIAL INFORMATION (CONTINUED)

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:
(CONTINUED)

                                                                                              FOR THE THREE
                                                                            FOR THE YEAR       MONTH PERIOD
                                                                                ENDED             ENDED
                                                                          DECEMBER 31, 1997   MARCH 31, 1998
                                                                          -----------------   --------------
(iii)  Reflects the net changes in interest expense as follows:
       The borrowing on the Revolving Credit Facility of $73,143 in connection with the Transaction (which debt bears interest at
         LIBOR plus 175 basis points) assuming a LIBOR rate of 5.75%, net of interest on $4,217 in debt associated with properties
         under construction.............................................      $  5,168           $ 1,291
       The fee of 25 basis points per annum on the unused portion of the
         Revolving Credit Facility of $3,107............................             8                 2
       The debt of $9,581 assumed in connection with the acquisition of the Constellation Properties which debt bears interest at a
         fixed rate of 7.5% per annum...................................           720               180
       The debt of $3,409 assumed in connection with the acquisition of the Constellation Properties which debt bears interest at a
         fixed rate of 8.25% per annum..................................           281                70
       Reclassification of Constellation Service Companies' historical
         interest expense to equity in income of management company.....           (18)               (3)
                                                                              --------           -------
                                                                              $  6,159           $ 1,540
                                                                              --------           -------
                                                                              --------           -------
(iv)   Reflects the net change in depreciation and amortization expense as follows:
       Depreciation of buildings acquired from Constellation over a
         40-year useful life............................................      $  3,517           $   879
       Reclassification of Constellation Service Companies' historical depreciation and amortization to equity in income of management
         company........................................................          (225)              (67)
                                                                              --------           -------
                                                                              $  3,292           $   812
                                                                              --------           -------
                                                                              --------           -------

                       CORPORATE OFFICE PROPERTIES TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                       FINANCIAL INFORMATION (CONTINUED)

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:
(CONTINUED)

                                                                                              FOR THE THREE
                                                                            FOR THE YEAR       MONTH PERIOD
                                                                                ENDED             ENDED
                                                                          DECEMBER 31, 1997   MARCH 31, 1998
                                                                          -----------------   --------------
(v)    Reflects the net change in equity in income of management company as follows:
       Reclassification of Constellation Service Companies' historical
         income and expenses............................................      $    741           $   (38)
       Elimination of construction contract revenue earned by
         Constellation Service Companies in connection with operations that are not expected to have a continuing impact on the
         Company........................................................        (4,122)           (1,889)
       Elimination of construction contract costs incurred by
         Constellation Service Companies in connection with operations that are not expected to have a continuing impact on the
         Company........................................................         3,768             1,852
       Addition of net overhead costs not included in historical costs
         and expected to have a continuing impact on the Company........          (122)             (177)
       Depreciation expense on personal property of $405 over a 5-year
         useful life....................................................           (81)              (20)
       Adjustment to Constellation Service Companies' historical
         depreciation and amortization..................................           122                42
       To reflect income tax (expense) benefit at an assumed rate of
         40%............................................................           (42)              111
       To reflect minority interest in management company...............          (124)              (19)
       To reflect adjustment for purchase price of management company to
         pro forma net income over 20 years.............................           (85)              (21)
                                                                              --------           -------
                                                                              $     55           $  (159)
                                                                              --------           -------
                                                                              --------           -------


(E) Costs relating to termination of the advisory agreement and the reformation of the Company aggregating $1,353 and $637 for the year ended December 31, 1997 and the three-month period ended March 31, 1998, respectively, have been excluded since such costs are not expected to have a continuing impact on the Company.

(F) Reflects the effects of contribution of the net assets received from the Offering and the Transaction to the Operating Partnership in exchange for 7,500,000 Partnership Units as a result of the Offering and for 969,900 Preferred Units and 6,928,000 Partnership Units as a result of the Transaction.

                       CORPORATE OFFICE PROPERTIES TRUST

                    NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                       PRO FORMA CONDENSED CONSOLIDATING

                       FINANCIAL INFORMATION (CONTINUED)

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:
(CONTINUED)

    The following table presents the calculation of the post closing percentage ownership of Partnership Units in the Operating Partnership (i.e. not including Preferred Units):

                                                                        COMPANY       OTHERS       TOTAL
                                                                      ------------  ----------  ------------
Partnership Units--pre closing......................................       600,000   2,581,818     3,181,818
Offering............................................................     7,500,000      --         7,500,000
Transaction.........................................................     6,928,000      --         6,928,000
                                                                      ------------  ----------  ------------
Partnership Units--post closing.....................................    15,028,000   2,581,818    17,609,818
                                                                      ------------  ----------  ------------
                                                                      ------------  ----------  ------------
Percentage ownership................................................          85.3%       14.7%        100.0%
                                                                      ------------  ----------  ------------
                                                                      ------------  ----------  ------------

    Minority interest in income (loss) has been reflected, on a pro forma basis, in accordance with the Operating Partnership Agreement. The holders of Preferred Units are allocated income up to 6.5% or 5.5% of their investment on a PARI PASSU basis with remaining income, if any, or loss allocated between the Company (85.3%) and the remaining partners (14.7%). The adjustments to record the income
(loss) effect of the minority interest share of income (loss) in the pro forma statements of operations were computed as follows:

                                                                                               FOR THE THREE
                                                                             FOR THE YEAR      MONTH PERIOD
                                                                                 ENDED             ENDED
                                                                           DECEMBER 31, 1997  MARCH 31, 1998
                                                                           -----------------  ---------------
Income before minority interests.........................................      $   6,447         $   2,520
Less: income from the retail properties directly owned by the Company....           (368)             (104)
                                                                                  ------            ------
Income before minority interest
  - Operating Partnership................................................          6,079             2,416
Preferred Unitholders
  - $52,500 @ 6.5%.......................................................          3,412               853
Preferred Unitholders/Shareholders
  - $24,248 @ 5.5%.......................................................          1,334               333
                                                                                  ------            ------
Remaining Operating Partnership allocation...............................          1,333             1,230
Pro forma minority share
  - Partnership Units (14.7%)............................................            196               180
                                                                                  ------            ------
Remaining Operating Partnership allocation (85.3%).......................          1,137             1,050
Add back: income from retail properties directly owned by the Company....            368               104
                                                                                  ------            ------
Net income allocated to Common Shareholders..............................      $   1,505         $   1,154
                                                                                  ------            ------
                                                                                  ------            ------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Constellation Real Estate Group, Inc.

    We have audited the accompanying combined historical statement of revenues and certain expenses of the Constellation Properties as described in Note 1 for the year ended December 31, 1997. This financial statement is the responsibility of the Constellation Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined historical statement of revenues and certain expenses as discussed in Note 1 was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the proxy of Corporate Office Properties Trust and is not intended to be a complete presentation of the Constellation Properties' revenue and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Constellation Properties for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
May 8, 1998

                            CONSTELLATION PROPERTIES

         COMBINED HISTORICAL STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                                    FOR THE THREE MONTHS   FOR THE YEAR ENDED
                                                    ENDED MARCH 31, 1998   DECEMBER 31, 1997
                                                    --------------------   ------------------
                                                         UNAUDITED
REVENUES
  Base Rents......................................         $3,694               $14,756
  Recoveries from Tenants.........................            426                 2,095
  Other Income....................................             82                   213
                                                           ------               -------
                                                            4,202                17,064
                                                           ------               -------
CERTAIN EXPENSES
  Operating.......................................          1,229                 5,071
  Real Estate Taxes...............................            244                   915
  General and Administrative......................            137                   526
                                                           ------               -------
                                                            1,610                 6,512
                                                           ------               -------
REVENUE IN EXCESS OF CERTAIN EXPENSES.............         $2,592               $10,552
                                                           ------               -------
                                                           ------               -------

                See accompanying notes to financial statements.

                            CONSTELLATION PROPERTIES

     NOTES TO COMBINED HISTORICAL STATEMENT OF REVENUE AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

    The combined historical statement of revenue and certain expenses combines the results of operations of the following 12 properties (the "Properties") to be acquired from Constellation Properties, Inc. (CPI) by Corporate Office Properties Trust (COPT).

                               BROWNS WHARF L.P.

                   1600 Block of Thames Street, Baltimore, MD

                               CRANBERRY-140 L.P.

                    405 North Center Street, Westminster, MD

                          LAUREL TOWER ASSOCIATES L.P.

                       14502 Greenview Drive, Laurel, MD

                       14504 Greenview Drive, Laurel, MD

                                   NBP-I L.P.

                   2730 Hercules Road, Annapolis Junction, MD

                                  NBP II L.P.

             131 National Business Parkway, Annapolis Junction, MD

             133 National Business Parkway, Annapolis Junction, MD

             141 National Business Parkway, Annapolis Junction, MD

                               ST. BARNABUS L.P.

                  6009 and 6011 Oxon Hill Road, Oxon Hill, MD

                       THREE CENTRE PARK ASSOCIATES L.P.

                      8815 Centre Park Drive, Columbia, MD

                         CONSTELLATION PROPERTIES, INC.

                       7609 Energy Parkway, Baltimore, MD

                          PROJECT T/A TRED AVON SQUARE

                        210 Marlboro Avenue, Easton, MD

    The Properties consist of 9 office properties, 2 retail properties and 1 flex office/warehouse property.

    Tred Avon Square (TA) is a shopping center which has a participating mortgage payable to Tred Lightly, LLC (TL), an entity in which CPI has a controlling interest which is being acquired by COPT. Under the terms of the mortgage with TA, TL has virtually the same risks and rewards as those of an owner. Accordingly, TL is presented as if TL owns TA.

                            CONSTELLATION PROPERTIES

     NOTES TO COMBINED HISTORICAL STATEMENT OF REVENUE AND CERTAIN EXPENSES
                       (DOLLARS IN THOUSANDS) (CONTINUED)

1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
BASIS OF PRESENTATION

    The statement has been prepared on the accrual basis of accounting.

    The statement is not representative of the actual operations for the periods presented, as certain expenses, which are not comparable to the expenses to be incurred in the future operations of the Properties, have been excluded. Expenses excluded include interest, depreciation, amortization of intangible costs, income taxes, and other costs not directly related to the future operations of the Properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

    The combined historical statement of revenues and certain expenses and related notes for the three months ended March 31, 1998 are unaudited and reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of revenues and expenses reported during the period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Properties recognize rental revenue from tenants on a straight-line basis under which contractual rent changes are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for taxes, insurance and other property operating expenses and is recognized as revenues in the same period as the related expenses are incurred by the Properties.

GEOGRAPHIC DIVERSITY

    The Properties are geographically concentrated in the Baltimore/Washington metropolitan area.

MAJOR TENANTS

    The United States Government is the sole tenant of an office property. Rental income from this lease represents approximately 23% and 24% of base rent and 46% and 55% of recoveries from tenants in the three months ended March 31, 1998 and the year ended December 31, 1997, respectively.

MINORITY INTEREST

    CPI owns a 75% member interest in Tred Lightly, LLC (TL). Under the terms of TL's operating agreement, the interest owned by CPI is entitled to full allocation of TL's income up until that point in time when CPI recovers its investment in TL plus a 10% compounding preferred return. Since CPI had not recovered its investment and preferred return at March 31, 1998 and December 31, 1997, no income was allocated to minority interest.

                            CONSTELLATION PROPERTIES

     NOTES TO COMBINED HISTORICAL STATEMENT OF REVENUE AND CERTAIN EXPENSES
                       (DOLLARS IN THOUSANDS) (CONTINUED)

3. LEASING ACTIVITY

    The Properties are leased to tenants under operating leases with expiration dates ranging from 1998 to 2015. Future contractual minimum rentals under noncancelable tenant leases in effect at December 31, 1997 are as follows:

1998...............................................................  $  14,618
1999...............................................................     13,970
2000...............................................................     13,125
2001...............................................................     11,584
2002...............................................................      9,870
Thereafter.........................................................     29,166
                                                                     ---------
  Total............................................................  $  92,333
                                                                     ---------
                                                                     ---------

    The United States Government is the sole tenant of an office property. The tenant's lease is structured as a 1 year lease commencing in 1993, with 14 consecutive automatic 1 year renewals. The lease also carries a penalty should the tenant not renew for all 14 years. Base rent from this lease is included in future minimum rentals disclosed above.

4. RELATED PARTY REVENUE AND EXPENSES

    The Properties are owned by CPI, which is a wholly owned subsidiary of Constellation Real Estate Group, Inc. (CREG). CREG is a wholly owned subsidiary of Constellation Holdings, Inc., which is wholly owned by Baltimore Gas and Electric Company (BGE). Constellation Real Estate, Inc., Constellation Realty Management, LLC, Constellation Health Services, Inc., and Constellation Senior Services, Inc. are other affiliates of CREG. The Properties had transactions with these related parties as follows:

RENTAL INCOME

    The Properties earned base rent and tenant recoveries on leases to the following related parties:

                                                                            THREE MONTHS ENDED        YEAR ENDED
                                                                              MARCH 31, 1998       DECEMBER 31, 1997
                                                                           ---------------------  -------------------
Constellation Real Estate, Inc...........................................        $      85             $     315
Baltimore Gas and Electric Co............................................                9                   242
Constellation Senior Services, Inc.......................................               34                    59
Constellation Health Services, Inc.......................................           --                         6
                                                                                     -----                 -----
  Total..................................................................        $     128             $     622
                                                                                     -----                 -----
                                                                                     -----                 -----

PROPERTY MANAGEMENT

    The Properties incurred property management fees under contracts with Constellation Realty Management, LLC (CRM) totaling $126 and $518 in the three months ended March 31, 1998 and the year ended December 31, 1997, respectively.

                            CONSTELLATION PROPERTIES

     NOTES TO COMBINED HISTORICAL STATEMENT OF REVENUE AND CERTAIN EXPENSES
                       (DOLLARS IN THOUSANDS) (CONTINUED)

4. RELATED PARTY REVENUE AND EXPENSES (CONTINUED)
GENERAL AND ADMINISTRATIVE

    Constellation Real Estate, Inc. charged the Properties for finance, legal and corporate overhead costs totaling $137 and $526 in the three months ended March 31, 1998 and the year ended December 31, 1997, respectively.

OPERATING EXPENSES


    The Properties incurred costs with BGE during the three months ended March 31, 1998 and the year ended December 31, 1997 totaling $181 and $638, respectively. These costs were primarily for utility services provided to the Properties.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Constellation Real Estate Group, Inc.

    We have audited the accompanying consolidated balance sheets of Constellation Service Companies (as described in Note 1 to the accompanying financial statements) as of December 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Constellation Service Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Constellation Service Companies as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
May 8, 1998

                        CONSTELLATION SERVICE COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)


                                                                                  DECEMBER 31,
                                                                  MARCH 31,   --------------------
                                                                    1998        1997       1996
                                                                 -----------  ---------  ---------
                                                                 (UNAUDITED)

                                              ASSETS
Current assets
  Cash and cash equivalents....................................   $   5,944   $   4,732  $   5,191
  Accounts receivable..........................................       1,186       1,158      3,622
  Costs and estimated profit in excess of billings on
    uncompleted contracts......................................         265         449        215
  Deferred tax asset...........................................          45          86         17
  Other........................................................          95         126        176
                                                                 -----------  ---------  ---------
    Total current assets.......................................       7,535       6,551      9,221
                                                                 -----------  ---------  ---------
Property and equipment
  Furniture, fixtures and equipment............................       1,935       1,878      1,514
  Leasehold improvements.......................................          81          81     --
  Accumulated depreciation.....................................      (1,310)     (1,257)    (1,089)
                                                                 -----------  ---------  ---------
    Total property and equipment...............................         706         702        425
Goodwill, net of accumulated amortization......................         777         791        848
Deferred tax asset.............................................          77          66         38
Restricted cash................................................       1,000      --         --
                                                                 -----------  ---------  ---------
Total assets...................................................   $  10,095   $   8,110  $  10,532
                                                                 -----------  ---------  ---------
                                                                 -----------  ---------  ---------

                                      LIABILITIES AND EQUITY
Current liabilities
  Current portion of note payable..............................   $      40   $      40  $      40
  Accounts payable and accrued expenses........................         502         241      2,508
  Billings in excess of costs and estimated profit on
    uncompleted contracts......................................         192         140        238
  Accrued vacation costs.......................................         328         296        193
  Due to affiliates............................................       6,051       4,423      4,925
  Other........................................................          16          17         22
                                                                 -----------  ---------  ---------
    Total current liabilities..................................       7,129       5,157      7,926
Note payable, net of current portion...........................          80          80        120
Other..........................................................          35           7          9
                                                                 -----------  ---------  ---------
Total liabilities..............................................       7,244       5,244      8,055
                                                                 -----------  ---------  ---------
Minority interest..............................................         162         136        115
                                                                 -----------  ---------  ---------
Commitments and contingencies

Equity
  Divisional equity............................................       2,689       2,730      2,362
                                                                 -----------  ---------  ---------
Total liabilities and equity...................................   $  10,095   $   8,110  $  10,532
                                                                 -----------  ---------  ---------
                                                                 -----------  ---------  ---------


                See accompanying notes to financial statements.

                        CONSTELLATION SERVICE COMPANIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                           FOR THE THREE MONTHS          FOR THE YEAR ENDED
                                                             ENDED MARCH 31,                DECEMBER 31,
                                                            1998         1997        1997       1996       1995
                                                         -----------  -----------  ---------  ---------  ---------

                                                         (UNAUDITED)  (UNAUDITED)
Revenues
  Construction, development, marketing, asset
    management and finance fees--related parties.......   $     735    $     598   $   2,880  $   2,531  $   1,517
  Construction, development, marketing, asset
    management and finance fees--other.................          33       --             273         58          2
  Property management fees--related parties............         442          571       1,845      1,789      1,728
  Property management fees--other......................         592          444       1,952      1,348         93
  Construction contract revenues--related parties......       1,848          139         426        943        294
  Construction contract revenues--other................          41        1,534       3,696      8,617      3,335
                                                         -----------  -----------  ---------  ---------  ---------
    Total revenues.....................................       3,691        3,286      11,072     15,286      6,969
                                                         -----------  -----------  ---------  ---------  ---------
Operating expenses
  Construction contract costs..........................       1,852        1,516       3,768      9,159      3,545
  Salaries and related expenses........................       1,243          979       4,412      3,750      2,242
  Overhead costs--related party........................         271          225         901        870        615
  Other................................................         386          320       1,386        907        684
                                                         -----------  -----------  ---------  ---------  ---------
    Total operating expenses...........................       3,752        3,040      10,467     14,686      7,086
                                                         -----------  -----------  ---------  ---------  ---------
Income from operations.................................         (61)         246         605        600       (117)
Interest income........................................          18           21         101         84         66
Other income...........................................           8            7          53         42         61
Interest expense.......................................          (3)          (3)        (18)       (22)        (2)
                                                         -----------  -----------  ---------  ---------  ---------
Income before income taxes.............................         (38)         271         741        704          8
Income tax expense (benefit)...........................         (23)          91         256        251         14
                                                         -----------  -----------  ---------  ---------  ---------
Income before minority interest........................         (15)         180         485        453         (6)
Minority interest......................................          26           47         117         96     --
                                                         -----------  -----------  ---------  ---------  ---------
Net income (loss)......................................   $     (41)   $     133   $     368  $     357  $      (6)
                                                         -----------  -----------  ---------  ---------  ---------
                                                         -----------  -----------  ---------  ---------  ---------


                See accompanying notes to financial statements.

                        CONSTELLATION SERVICE COMPANIES

                       CONSOLIDATED STATEMENTS OF EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                               CONTRIBUTED   ACCUMULATED
                                                                                 EQUITY       EARNINGS       TOTAL
                                                                               -----------  -------------  ---------
Balance, January 1, 1995.....................................................   $   1,590     $     421    $   2,011
Net Loss.....................................................................      --                (6)          (6)
                                                                               -----------       ------    ---------
Balance, December 31, 1995...................................................       1,590           415        2,005
Net Income...................................................................      --               357          357
                                                                               -----------       ------    ---------
Balance, December 31, 1996...................................................       1,590           772        2,362
Net Income...................................................................      --               368          368
                                                                               -----------       ------    ---------
Balance, December 31, 1997...................................................       1,590         1,140        2,730
Net Loss.....................................................................      --               (41)         (41)
                                                                               -----------       ------    ---------
Balance, March 31, 1998 (Unaudited)..........................................   $   1,590     $   1,099    $   2,689
                                                                               -----------       ------    ---------
                                                                               -----------       ------    ---------

                See accompanying notes to financial statements.

                        CONSTELLATION SERVICE COMPANIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)


                                                FOR THE THREE MONTHS     FOR THE YEARS ENDED DECEMBER
                                                  ENDED, MARCH 31,                    31,
                                              ------------------------  -------------------------------
                                                 1998         1997        1997       1996       1995
                                              -----------  -----------  ---------  ---------  ---------
                                              (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).........................   $     (41)   $     133   $     368  $     357  $      (6)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities:
    Depreciation and amortization...........          67           55         225        164         98
    Minority interest expense...............          26           47         117         96     --
    Provision for deferred income taxes.....          30           11         (97)       (62)        18
  Changes in operating assets and
    liabilities:
    Accounts receivable.....................         (28)        (518)      2,464     (1,982)    (1,056)
    Accounts payable and accrued expenses...         293       (1,915)     (2,164)     2,182         99
    Due to affiliates.......................       1,628        2,604        (502)     6,409        (36)
    Uncompleted contract asset..............         184          (84)       (234)       697       (849)
    Uncompleted contract liability..........          52          220         (98)    (1,426)     1,664
    Other current assets and liabilities....          30           97          45       (145)       (23)
                                              -----------  -----------  ---------  ---------  ---------
Net cash provided by (used in) operating
  activities................................       2,241          650         124      6,290        (91)
                                              -----------  -----------  ---------  ---------  ---------
Cash flows from investing activities:
  Increase in restricted cash...............      (1,000)      --          --         --         --
  Purchases of property and equipment.......         (57)        (107)       (453)      (317)       (59)
  Acquisition of business, net of cash
    acquired................................      --           --          --           (414)    --
  Other.....................................      --           --               8     --         --
                                              -----------  -----------  ---------  ---------  ---------
Net cash used in investing activities.......      (1,057)        (107)       (445)      (731)       (59)
                                              -----------  -----------  ---------  ---------  ---------
Cash flows from financing activities:
  Proceeds from note payable................      --           --          --            200     --
  Note repayments...........................      --           --             (40)       (40)    --
  Minority interest (distribution)
    contribution............................      --           --             (96)        19     --
  Other.....................................          28           (1)         (2)         7         19
                                              -----------  -----------  ---------  ---------  ---------
Net cash provided by (used in) financing
  activities................................          28           (1)       (138)       186         19
                                              -----------  -----------  ---------  ---------  ---------
Net increase (decrease) in cash and cash
  equivalents...............................       1,212          542        (459)     5,745       (131)
Cash and cash equivalents, beginning of
  period....................................       4,732        5,191       5,191       (554)      (423)
                                              -----------  -----------  ---------  ---------  ---------
Cash and cash equivalents, end of period....   $   5,944    $   5,733   $   4,732  $   5,191  $    (554)
                                              -----------  -----------  ---------  ---------  ---------
                                              -----------  -----------  ---------  ---------  ---------
Supplemental data:
Cash paid during the period for:
  Interest..................................   $       3    $       3   $      18  $      22  $       2
  Income Taxes..............................   $      16       --       $      88  $       1  $      25


                See accompanying notes to financial statements.

                        CONSTELLATION SERVICE COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

    Constellation Service Companies (not a legal entity) (the "Company") is a real estate company engaged in property and asset management and building construction and development services. The Company represents a carve-out of the aforementioned operations of the legal entity, Constellation Real Estate, Inc.
(CRE), and its 75% owned subsidiary, Constellation Realty Management, LLC.
(CRM).

    CRE is a real estate company engaged in property and asset management, building construction and development and land development. CRE is a wholly owned subsidiary of Constellation Real Estate Group, Inc. ("CREG"), which is a wholly owned subsidiary of Constellation Holdings, Inc. (CHI), which is wholly owned by Baltimore Gas and Electric Company (BGE). In April 1996, CRE purchased a 75% member interest in CRM, an entity engaged in real estate property management. In May 1998, Corporate Office Properties Trust (COPT) entered into a contract to acquire the assets and employees of CRE associated with property and asset management and building construction and development services, as well as CRE's 75% member interest in CRM.

    A significant amount of the Company's activity represents services provided to entities owned by CREG. The majority of these services are concentrated in the Baltimore/Washington metropolitan area.

    UNAUDITED FINANCIAL STATEMENTS

    The consolidated financial statements including the note disclosures included herein as of March 31, 1998 and 1997 and for the three months ended March 31, 1998 and 1997 are unaudited; however, in the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial statements for this interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for the full fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of CRM and the CRE lines of business being acquired by COPT. All material intercompany accounts and transactions have been eliminated.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Construction, development, marketing and financing fees predominantly represent fees charged to real estate projects owned by CREG. Most of these fees are recognized as revenue as labor time is incurred. Certain of these fees, however, are recognized upon the occurrence of an event at a real estate project, such as the signing of a tenant lease or the closing of a loan. Property management fees, property management recovery items and asset management fees are recognized as earned.

                        CONSTELLATION SERVICE COMPANIES

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    REVENUE RECOGNITION (CONTINUED)

    The Company recognizes construction, development, marketing and financing fees charged to real estate projects owned by CREG at cost.

    The Company recognizes construction contract revenues from third parties using the percentage-of-completion method based on contract costs incurred to date compared with total estimated contract costs. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that estimates used will change within the near term. Changes to total estimated contract costs and losses, if any, are recognized in the period they become known. Amounts billed in advance of satisfying revenue recognition criteria are recorded in current liabilities as billings in excess of costs and estimated profit on uncompleted contracts. Costs and estimated profit in excess of amounts billed are recorded in current assets as costs and estimated profit in excess of billings on uncompleted contracts.

    INCOME TAXES

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when it is probable that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short maturity of these investments. The Company maintains its cash in bank deposit accounts which may exceed federally insured limits at times. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

    PROPERTY

    Property is stated at original cost less accumulated depreciation. Furniture, fixtures and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, which is generally 3 to 5 years. Leasehold improvements are depreciated over the shorter of the lives of the respective leases or the useful lives of the assets. Depreciation expense totaled $53, $40, $168, $120 and $83 for the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

    GOODWILL

    Goodwill consists of $590 relating to the 1988 acquisition of certain assets and employees and $414 relating to the 1996 acquisition of CRM. The 1988 goodwill is being amortized over 40 years and the 1996 goodwill is being amortized over 10 years. Goodwill is reflected net of accumulated amortization, which totaled $227, $213 and $156 at March 31, 1998 and December 31, 1997 and 1996, respectively.

                        CONSTELLATION SERVICE COMPANIES

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    MINORITY INTEREST

    Minority interest represents the minority partner's proportionate share of the equity in CRM. Income is allocated to minority interest based on the minority partner's percentage ownership.

3. NOTE PAYABLE

    The Company obtained a $200 unsecured note payable to KLNB, Inc. on April 16, 1996. The note matures on December 31, 2000 and bears interest at 8%. The outstanding balance of the note totaled $120, $120 and $160 at March 31, 1998 and December 31, 1997 and 1996, respectively.

    Interest expense incurred on the note totaled $2, $3, $13 and $11 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively. Debt maturities of the note outstanding at December 31, 1997 are as follows:

1998.................................................................  $      40
1999.................................................................         40
2000.................................................................         40
                                                                       ---------
                                                                       $     120
                                                                       ---------
                                                                       ---------

4. LEASES

    The Company had several operating leases in place during the reporting periods, most of which are for office space. Rent expense totaled $79, $69, $451, $308 and $219 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

    Future minimum lease payments for non-cancelable operating leases at December 31, 1997 are as follows:

1998................................................................  $     429
1999................................................................        382
2000................................................................        372
2001................................................................        267
                                                                      ---------
Total...............................................................  $   1,450
                                                                      ---------
                                                                      ---------

5. RELATED PARTY TRANSACTIONS

    The Company provided construction, development, marketing, asset management and finance services to entities owned by CREG. Fees earned from these services totaled $714, $598, $2,686, $2,531 and $1,517 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. The Company also earned marketing fees from a CREG affiliate totaling $21 and $194 during the three months ended March 31, 1998 and the year ended December 31, 1997, respectively.

                        CONSTELLATION SERVICE COMPANIES

                             (DOLLARS IN THOUSANDS)

5. RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company provided property management services to entities owned by CREG. Fees earned from these services were computed predominantly based on a fixed percentage of property income collections ranging from 3.5% to 5% and totaled $315, $284, $1,272, $1,197 and $1,157 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. The Company also earned property management fees from BGE totaling $127, $287, $573, $592 and $571 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. Fees were computed on the BGE management contracts based on a rate per square foot, subject to increases and decreases for the Company's performance in managing operating cost levels for individual projects.

    The Company performed work under construction contracts with BGE, CHI and certain entities owned by CREG. Construction contract revenue recognized on contracts with BGE totaled $132, $200, $932 and $294 during the three months ended March 31, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. Construction contract revenue recognized on contracts with CHI totaled $1,842 and $178 during the three months ended March 31, 1998 and the year ended December 31, 1997, respectively. Construction contract revenue recognized on contracts with entities owned by CREG totaled $6, $7, $48 and $11 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively.

    CREG allocates certain overhead costs to all of its subsidiaries. Overhead costs allocated from CREG to the Company totaled $271, $225, $901, $870 and $615 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

    The Company provides administrative, financial and legal support services to certain entities owned by CREG. During the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997 and 1996, the Company received expense reimbursements for these services totaling $89, $55, $318 and $64, respectively.

    The Company leased office space from entities owned by CREG. Expenses incurred under these leases totaled $78, $62, $301, $240 and $219 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

    The Company also incurred other costs for various services provided by BGE and CHI, including electrical service, payroll processing, and computer training.

    The Company had amounts due to affiliates at March 31, 1998 and December 31, 1997 and 1996 of $6,051, $4,423 and $4,925, respectively. These payables represent primarily advances to the Company resulting from its participation in a centralized cash account used by entities owned by CREG. The Company's payables to affiliates are noninterest bearing and due on demand.

6. PENSION AND OTHER POST-EMPLOYMENT BENEFITS

    Certain employees of the Company participate in the BGE noncontributory defined benefit pension plan (the "plan"). BGE's policy is to fund annually the cost of the Plan as determined under the projected unit credit cost method. BGE charged the Company $20, $16, $64 and $80 during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively. Certain key executives also are participants in BGE's supplemental pension plans, which provide enhanced retirement,

                        CONSTELLATION SERVICE COMPANIES

                             (DOLLARS IN THOUSANDS)

6. PENSION AND OTHER POST-EMPLOYMENT BENEFITS (CONTINUED) disability and survivor benefits. Benefits under all of these plans are generally based on age, years of service and compensation levels. Prior service cost associated with retroactive plan amendments is amortized on a straight-line basis over the average remaining service period of active employees. Plan assets at December 31, 1997 consisted primarily of marketable equity and fixed income securities and group annuity contracts.

    Pension plan valuations are only available for CHI. The following table sets forth CHI's combined funded status of the plans and the composition of total pension cost:

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1997       1996
                                                                           ---------  ---------
Vested benefit obligation................................................  $   5,104  $   4,296
Nonvested benefit obligation.............................................        291        111
                                                                           ---------  ---------
Accumulated benefit obligation...........................................      5,395      4,407
Projected benefits related to increase in future compensation levels.....      2,096        769
                                                                           ---------  ---------
Projected benefit obligation.............................................      7,491      5,176
Plan assets at fair value                                                     (5,871)    (3,535)
                                                                           ---------  ---------
Projected benefit obligation less plan assets............................      1,620      1,641
Unrecognized prior service cost..........................................       (446)      (290)
Unrecognized net gain....................................................      1,091        934
Unamortized net liability from adoption of FASB Statement No. 87.........       (168)      (443)
                                                                           ---------  ---------
Accrued Pension Liability................................................  $   2,097  $   1,842
                                                                           ---------  ---------
                                                                           ---------  ---------


                                                                    1997       1996       1995
                                                                  ---------  ---------  ---------
Components of net pension cost
  Service cost-benefits earned during the period................  $     296  $     321  $     188
  Interest cost on projected benefit obligation.................      1,149      1,179        509
  Actual return on plan assets..................................       (468)      (207)      (542)
  Net amortization and deferral.................................       (315)      (481)       552
                                                                  ---------  ---------  ---------
    Total net pension cost......................................  $     662  $     812  $     707
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------


    OTHER POSTEMPLOYMENT BENEFITS

    In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees. The Company also provides certain pay continuation payments to employees who are determined to be disabled under the Company's Long-Term Disability Plan. The Company did not recognize any liability at March 31, 1998 and 1997 and December 31, 1997 and 1996 since there were no employees determined to be disabled.

                        CONSTELLATION SERVICE COMPANIES

                             (DOLLARS IN THOUSANDS)

7. INCOME TAXES

    Income tax expense (benefit) consists of the following:

                                                        THREE MONTHS ENDED
                                                            MARCH 31,            YEAR ENDED DECEMBER 31,
                                                       --------------------  -------------------------------
                                                         1998       1997       1997       1996       1995
                                                       ---------  ---------  ---------  ---------  ---------
Federal
  Current............................................  $     (44) $      67  $     290  $     258  $      (3)
  Deferred...........................................         25          8        (80)       (51)        15
                                                             ---  ---------  ---------  ---------        ---
                                                             (19)        75        210        207         12
                                                             ---  ---------  ---------  ---------        ---
State
  Current............................................         (9)        14         63         55         (1)
  Deferred...........................................          5          2        (17)       (11)         3
                                                             ---  ---------  ---------  ---------        ---
                                                              (4)        16         46         44          2
                                                             ---  ---------  ---------  ---------        ---
                                                       $     (23) $      91  $     256  $     251  $      14
                                                             ---  ---------  ---------  ---------        ---
                                                             ---  ---------  ---------  ---------        ---

    The following is a reconciliation, stated as a percentage of pre-tax income, of the U.S. statutory federal income tax rate to the Company's effective tax rate on income from operations:

                                                   THREE MONTHS ENDED
                                                       MARCH 31,            YEAR ENDED DECEMBER 31,
                                                  --------------------  -------------------------------
                                                    1998       1997       1997       1996       1995
                                                  ---------  ---------  ---------  ---------  ---------
Federal Statutory Rate..........................      (35.0%)      35.0%      35.0%      35.0%      35.0%
Permanent Differences, Including Goodwill and
  Meals and Entertainment.......................        3.6        1.1        1.6        1.7      135.5
State Taxes, Net of Federal Benefit.............       (4.5)       4.5        4.5        4.5        4.5
                                                  ---------        ---        ---        ---  ---------
Effective Tax Rate..............................      (35.9%)      40.6%      41.1%      41.2%     175.0%
                                                  ---------        ---        ---        ---  ---------
                                                  ---------        ---        ---        ---  ---------

    Deferred income taxes consist of the following:

                                                                 THREE MONTHS
                                                                     ENDED       YEAR ENDED DECEMBER
                                                                   MARCH 31,             31,
                                                                ---------------  --------------------
                                                                     1998          1997       1996
                                                                ---------------  ---------  ---------
Bonus and Deferred Compensation...............................     $     146     $     174  $      63
Depreciation..................................................           (24)          (22)        (8)
                                                                       -----     ---------        ---
Net Deferred Asset............................................     $     122     $     152  $      55
                                                                       -----     ---------        ---
                                                                       -----     ---------        ---

                        CONSTELLATION SERVICE COMPANIES

                             (DOLLARS IN THOUSANDS)

8. COMMITMENTS AND CONTINGENCIES

    CONTRACT TO ACQUIRE LOANS

    In March 1998, the Company entered into a contract to acquire loans collateralized by 12 commercial real estate properties from Aetna Life Insurance Company for $65,300. In connection with the contract, the Company had $1,000 in escrow as a deposit on the contract at March 31, 1998. In April 1998, the Company assigned its rights under the contract to COPT in exchange for a fee.

    LEGAL

    The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes that the final outcome of such matters will not have a material effect on the financial position, results of operations or liquidity of the Company.

                                                                        APPENDIX
PROXY                                                                      PROXY

                       CORPORATE OFFICE PROPERTIES TRUST
                        SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 21, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF TRUSTEES


    The undersigned hereby (i) acknowledges receipt of the Notice of Special Meeting of Shareholders (the "Special Meeting") of Corporate Office Properties Trust (the "Company") and the accompanying Proxy Statement dated July 22, 1998 (the "Proxy Statement"), and (ii) appoints Jay H. Shidler and Clay W. Hamlin, III, and each of them individually, lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the Common Shares of Beneficial Interest of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Special Meeting and at any adjournments or postponements thereof.

    The Company's Board of Trustees recommends a vote "for" item 1 set forth on this proxy card. The shares represented by this proxy will be voted as specified. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED THIS PROXY WILL BE VOTED "FOR" ITEM 1.


    The undersigned directs that this proxy be voted as follows:

        1. To consider and vote upon a proposal for the Company to enter into and perform the transaction with certain partnerships and other entities affiliated with Constellation Real Estate Group, Inc. (collectively, "Constellation"), pursuant to which the Company will acquire from Constellation interests in entities, an interest in a mortgage, title to certain real property (the foregoing collectively representing up to 18 properties) and certain other assets in exchange for a combination of cash, the assumption of debt by the Company, and Common Shares and non-voting Series A Convertible Preferred Shares Of Beneficial Interest to be issued by the Company, all as more particularly described in the Proxy Statement.

         FOR  / /             AGAINST  / /             ABSTAIN  / /

        2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.


    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

                                             PLEASE SIGN EXACTLY AS THE NAME
                                             APPEARS HEREON. WHEN SHARES ARE
                                             HELD BY JOINT TENANTS, BOTH SHOULD
                                             SIGN. WHEN SIGNING AS ATTORNEY,
                                             EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                             GUARDIAN, PLEASE GIVE FULL TITLE AS
                                             SUCH. IF A CORPORATION, PLEASE SIGN
                                             IN FULL CORPORATE NAME BY PRESIDENT
                                             OR OTHER AUTHORIZED OFFICER AND
                                             AFFIX CORPORATE SEAL. IF A
                                             PARTNERSHIP, PLEASE SIGN IN
                                             PARTNERSHIP NAME BY THE GENERAL
                                             PARTNER.
                                             Date:  ____________________________
                                             ___________________________________
                                             Signature
                                             ___________________________________
                                             Signature

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